QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CRIIMI MAE INC.
(Name of Registrant as Specified In Its Charter)
NA
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

CRIIMI MAE INC.
11200 ROCKVILLE PIKE
ROCKVILLE, MARYLAND 20852

December 2, 2005

Dear Stockholder:

        I am pleased to invite you to a special meeting of the holders of common stock of CRIIMI MAE Inc. to be held on January 18, 2006, at 10:00 a.m., local time, at the Benjamin Hotel, 125 East 50th Street, New York, New York.

        At the special meeting, the holders of our common stock will be asked to consider and vote upon a proposal to approve the merger of Cadim W.F. Co., a Maryland corporation and a controlled affiliate of CDP Capital-Financing Inc., with and into us, as contemplated by the Amended and Restated Agreement and Plan of Merger dated as of October 6, 2005, as amended and restated as of November 30, 2005, among us, CDP Capital-Financing Inc. and Cadim W.F. Co. If the merger is completed, your shares of common stock will be cancelled and you will be entitled to receive $20.00 in cash, without interest, for each share of our common stock you own immediately prior to the merger.

        Our board of directors has determined that the merger is advisable, fair to, and in the best interests of CRIIMI MAE and our common stockholders. Accordingly, our board has approved the merger and recommends that you vote FOR the approval of the merger at the special meeting and FOR the authorization of the proxies to vote on such other matters as may properly come before the special meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting, such as adjournment of the special meeting.

        We cannot complete the merger unless holders of at least two-thirds of the outstanding shares of our common stock entitled to vote on the merger vote to approve the merger. Whether or not you plan to be present at the special meeting, you may submit your proxy in the following three ways:

  •
  you may sign and return your proxy as soon as possible in the enclosed self-addressed envelope so that your shares will be voted;

  •
  you may submit your proxy through the Internet; and

  •
  you may submit your proxy by telephone.

Details for submitting your proxy through each of the above methods are outlined in the enclosed proxy card. Your vote is very important.

        We encourage you to read the accompanying proxy statement carefully because it explains the proposed merger, the merger agreement and other documents related to the merger and other related matters. You can also obtain other information about us from documents that we have filed with the Securities and Exchange Commission.

                          Sincerely,

                          Barry S. Blattman
                          Chairman of the Board and CEO

This proxy statement is dated December 2, 2005 and is first being mailed to stockholders on or about December 2, 2005.

CRIIMI MAE INC.
NOTICE OF SPECIAL MEETING
AND
PROXY STATEMENT

        A special meeting of the stockholders of CRIIMI MAE Inc. will be held at 10:00 a.m. on January 18, 2006, at the Benjamin Hotel, 125 East 50th Street, New York, New York. The purpose of the meeting will be:

  1.
  to consider and vote upon a proposal to approve the merger of Cadim W.F. Co. with and into us, as contemplated by the Amended and Restated Agreement and Plan of Merger dated as of October 6, 2005, as amended and restated as of November 30, 2005, among us, CDP Capital-Financing Inc. and Cadim W.F. Co., as it may be amended from time to time; and

  2.
  to transact any other business that may properly come before the meeting of stockholders or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting, such as adjournment of the special meeting.

        Only those persons who are holders of record of our common stock at the close of business on November 28, 2005, will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. Each stockholder is entitled to one vote for each share of our common stock held on the record date. If you own shares through a broker or other nominee and you want to have your vote counted, you must instruct your broker or nominee to vote.

        Our board of directors recommends that stockholders vote FOR the approval of the merger at the special meeting and FOR the authorization of the proxies to vote on such other matters as may properly come before the special meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting, such as adjournment of the special meeting.

By Order of the Board of Directors,

Susan B. Railey Secretary

December 2, 2005

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the special meeting, please promptly complete, sign, date and mail the enclosed form of proxy. A self-addressed envelope is enclosed for your convenience. You may also submit your proxy through the Internet or by phone. Details are outlined in the enclosed proxy card. If you hold your shares through a broker or other nominee, you may be also able to submit your proxy through the Internet or by telephone in accordance with the instructions your broker or nominee provides. Returning a signed proxy will not prevent you from attending the meeting and voting in person, if you wish to do so.

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.

i

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	iv
The Special Meeting	iv
The Merger	v
FORWARD-LOOKING STATEMENTS	viii
SUMMARY	1
The Companies	1
The Special Meeting	1
The Merger	3
THE SPECIAL MEETING	6
General	6
Matters to Be Considered	6
Record Date and Quorum	7
Required Vote	7
Voting by Proxy; Revocability of Proxy	7
Effect of Abstentions and Broker Non-Votes	9
Shares Owned by Our Directors and Executive Officers	9
Solicitation of Proxies	9
Adjournments and Postponements	9
APPROVAL OF THE MERGER	9
Introduction	9
The Companies	10
Background of the Merger	10
Our Reasons for the Merger; Recommendation of Our Board of Directors	17
Opinion of Citigroup Global Markets Inc.	20
Certain Material U.S. Federal Income Tax Consequences	25
Governmental and Regulatory Approvals	26
Interests of Certain Persons in the Merger	26
Amendment to Our Rights Agreement	29
No Dissenters' Rights	29
THE MERGER AGREEMENT	30
Structure and Effective Time	30
Merger Consideration	30
Payment Procedures	31
Treatment of Our Stock Option and Deferred Compensation Plans	31
Certificate of Incorporation and By-Laws	31
Directors and Officers	31
Representations and Warranties	32
Material Adverse Effect	33
Conduct of Our Business Prior to the Merger	34
Other Covenants	36
Permitted Solicitation of Takeover Proposals	36
Employee Benefits	38
Reasonable Efforts	38
Indemnification	39

Conditions to the Merger	39
Termination	41
Expenses and Termination Fee	42
Hedging Arrangement	43
Amendment	43
Voting Agreement; Termination and Waiver Agreement; Non-Solicitation Agreement	43
MARKET PRICE OF OUR COMMON STOCK AND DIVIDEND DATA	44
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	46
MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS	48
SUBMISSION OF STOCKHOLDER PROPOSALS	48
OTHER MATTERS	49
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION	49
APPENDICES

Appendix A—Amended and Restated Agreement and Plan of Merger dated as of October 6, 2005, as amended and restated as of November 30, 2005, among CRIIMI MAE Inc., CDP Capital-Financing Inc. and Cadim W.F. Co.	A-1
Appendix B—Opinion of Citigroup Global Markets Inc.	B-1

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a CRIIMI MAE stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to in this proxy statement.

        In this proxy statement, the terms "we" and "us" and similar terms refer to CRIIMI MAE Inc. and its subsidiaries, unless the context otherwise requires.

The Special Meeting

Q.
What is the date, time, place and purpose of the special meeting?

A.
The date, time and place of the special meeting is January 18, 2006, 10:00 a.m., local time, at the Benjamin Hotel, 125 East 50th Street, New York, New York. At the special meeting, you are being asked to vote on the following proposals:

•
to approve the merger of Cadim W.F. Co. with and into us pursuant to the Amended and Restated Agreement and Plan of Merger dated as of October 6, 2005, as amended and restated as of November 30, 2005, among us, CDP Capital-Financing Inc. and Cadim W.F. Co., as it may be amended from time to time; and

•
to transact any other business that may properly come before the meeting of stockholders or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting, such as adjournment of the special meeting.

Q.
Who sent me this proxy statement?

A.
Our board of directors sent you this proxy statement and proxy card. The mailing of this proxy statement and proxy card began on or about December 2, 2005.

Q.
Why did I receive this proxy statement and proxy card?

A.
You received this proxy statement and proxy card from us because we believe that you owned our common stock as of November 28, 2005. We refer to this date as the record date. This proxy statement contains important information about the special meeting and the business to be transacted at the special meeting.

Q.
What does it mean if I receive more than one proxy card?

A.
It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted. You may also be able to submit your proxy related to each proxy card through the Internet or by phone. Details are outlined in the enclosed proxy card.

Q.
What vote is required to approve the merger?

A.
In order for the merger to be approved, holders of at least two-thirds of the outstanding shares of our common stock entitled to vote on the merger must vote FOR the approval of the merger. Each share of our common stock is entitled to one vote. We have no other voting securities outstanding.

Q.
Who is entitled to vote at the special meeting?

A.
All stockholders who owned our common stock at the close of business on the record date, November 28, 2005, are entitled to receive notice of the special meeting and to vote the shares of our common stock that they held on that date at the special meeting, or any adjournments or postponements of the special meeting.

Q.
Are holders of the outstanding shares of our Series B Preferred Stock entitled to vote on the merger?

A.
No. Only holders of record of our common stock at the close of business on the record date are entitled to vote at the special meeting.

Q.
Who can attend the special meeting?

A.
All common stockholders as of the record date, or their legally authorized proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Q.
What do I need to do now?

A.
After carefully reading and considering the information contained in this proxy statement, please submit your proxy as soon as possible. You may submit your proxy by returning the enclosed proxy. You may also submit your proxy through the Internet or by phone. Details are outlined in the enclosed proxy card. In addition, if you hold your shares through a broker or other nominee, you may be able to submit your proxy through the Internet or by telephone in accordance with instructions your broker or nominee provides. Your proxy materials include detailed information on how to submit your proxy.

The Merger

Q.
What is the proposed transaction?

A.
CDP Capital-Financing will acquire us through a cash merger by merging Cadim W.F. Co., a controlled affiliate of CDP Capital-Financing, into us. CDP Capital-Financing is a Quebec charter corporation and a wholly owned subsidiary of Caisse de dépôt et placement du Québec.

Q.
If the merger is completed, what will I receive for my common stock?

A.
Each share of our common stock that you own on the date the merger is completed will be cancelled and automatically converted into the right to receive $20.00 in cash, without interest.

Q.
Will the shares of common stock be traded after the merger?

A.
No. The shares of our common stock will be delisted from the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, and it is anticipated that our Series B Preferred Stock will be delisted from the New York Stock Exchange and be deregistered under the Exchange Act. Accordingly, the surviving corporation will no longer be required to file periodic reports with the Securities and Exchange Commission under that Act. Thereafter the former holders of our common stock will be entitled only to exchange such shares for $20.00 per share in cash, without interest.

Q.
How was the merger consideration to be paid to holders of our common stock determined?

A.
The merger consideration was determined as a result of arm's length negotiations between representatives of CDP Capital-Financing, on the one hand, and our management, on the other hand.

Q.
Why should I vote my shares in favor of the approval of the merger?

A.
Unless the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote on the merger vote in favor of the approval of the merger, the merger will not occur. Our board of directors is recommending approval of the merger because our board believes that the

v

  merger is advisable, fair to, and in the best interests of CRIIMI MAE and our stockholders. To review our board's reasons for declaring the merger advisable and recommending the merger to our stockholders, see pages 17 through 20 of this proxy statement.

Q.
What is BREF One, LLC—Series A's position with respect to the merger?

A.
BREF One, LLC—Series A, which on the date of the merger agreement was the beneficial owner of 1,549,452 shares of our common stock representing 9.7% of our outstanding shares on that date, is in favor of the approval of the merger, and has entered into a Voting Agreement dated as of October 6, 2005, with CDP Capital-Financing, pursuant to which it has agreed to vote such shares for approval of the merger and has granted a proxy to CDP Capital-Financing in connection therewith. See the section entitled "THE MERGER AGREEMENT—Voting Agreement; Termination and Waiver Agreement; Non-Solicitation Agreement" on pages 43 through 44 of this proxy statement.

Q.
Will I have the right to have my shares appraised if I dissent from the merger?

A.
No, under Maryland law, you will not have dissenters' rights.

Q.
How is management going to be compensated in the merger?

A.
Outstanding equity-based awards under our equity incentive plans and deferred compensation plan will be fully vested on an accelerated basis, and then cashed-out in the merger. For a more detailed description of certain existing compensation arrangements, please see the section entitled "APPROVAL OF THE MERGER—Interests of Certain Persons in the Merger" on pages 26 through 29 of this proxy statement.

Q.
What will happen to the outstanding shares of Series B Preferred Stock in the merger?

A.
All outstanding shares of Series B Preferred Stock shall remain outstanding following the merger as shares of Series B Preferred Stock of the surviving corporation, without any change or modification of any right, preference, privilege or voting power of such shares or their holders, except that the Series B Preferred Stock will no longer be convertible into shares of our common stock. In addition, we expect that the Series B Preferred Stock will be delisted from the New York Stock Exchange and deregistered under the Exchange Act promptly following the merger.

Q.
When is the merger expected to be completed?

A.
We are working towards completing the merger as quickly as possible. The merger cannot be completed until a number of conditions are satisfied, including approval of the merger agreement by our stockholders at the special meeting. Assuming the holders of at least two-thirds of our outstanding shares of common stock entitled to vote on the merger vote in favor of the approval of the merger, we expect to complete the merger shortly after the completion of the special meeting.

Q.
What will the name of the surviving corporation be?

A.
The name of the surviving corporation will be CRIIMI MAE Inc.

Q.
Should I send in my stock certificates now?

A.
No. After the merger is completed, Registrar and Transfer Company, the paying agent, will send you written instructions informing you how to send in your stock certificates in order to receive your cash payment. You must return your stock certificates as described in the instructions. You will receive your cash payment as soon as practicable after the paying agent receives your stock certificates, together with the documents requested in the instructions.

Q.
Will I owe taxes as a result of the merger?

A.
For United States federal income tax purposes, the merger will be a taxable transaction to United States persons holding our common stock. As a result, the cash you receive in the merger for your shares of our common stock will be subject to United States federal income tax and also may be taxed under applicable state, local and foreign income and other tax laws. In general, you will recognize gain or loss equal to the difference between (1) the amount of cash you receive in the merger and (2) the aggregate adjusted tax basis of your shares of our common stock. Gain or loss will be calculated separately for each block of stock converted to cash in the merger. Refer to the section entitled "APPROVAL OF THE MERGER—Certain Material U.S. Federal Income Tax Consequences" on pages 25 through 26 of this proxy statement for a more detailed explanation of the United States federal income tax consequences of the merger. You are urged to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for our common stock pursuant to the merger.

Q.
Where can I find more information about CRIIMI MAE?

A.
We file reports, proxy statements and other information with the Securities and Exchange Commission. Our website, http://www.criimimaeinc.com, has copies of these filings on the home page under the heading "SEC Filings". Our common stock is listed on the New York Stock Exchange under the symbol "CMM" and you may inspect our SEC filings at the SEC's public reference facilities and at the offices of the New York Stock Exchange or at the SEC's website at http://www.sec.gov. For a more detailed description of the information available, please see the section entitled "WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION" on page 49 of this proxy statement.

FORWARD-LOOKING STATEMENTS

        This proxy statement may contain statements that are not historical facts and that are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by their use of the terms: "expect(s)," "intend(s)," "may impact," "plan(s)," "should," "believe(s)," "anticipate(s)," "on track," or similar terms. We or our representatives may also make similar forward-looking statements from time to time orally or in writing. The reader is cautioned that these forward-looking statements are subject to a number of risks, uncertainties, or other factors that may cause (and in some cases have caused) actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

  •
  we may be unable to obtain the stockholder approval required for the merger;

  •
  conditions to the closing of the merger may not be satisfied or the merger agreement may be terminated prior to closing;

  •
  the merger may involve unexpected costs or unexpected liabilities, including risks and uncertainties that are set forth from time to time in our SEC reports, including our Annual Report on Form 10-K for the most recent year;

  •
  our businesses may suffer as a result of uncertainty surrounding the merger;

  •
  our industry may be subject to future regulatory or legislative actions that could adversely affect us; and

  •
  we may be adversely affected by other economic, business and/or competitive factors.

        These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. Our company operates in a continually changing business environment and new factors emerge from time to time. We cannot predict such factors nor can we assess the impact, if any, of such factors on our financial position or our results of operations. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

        Additional factors that may affect our future results are set forth in our SEC filings, which are available at http://www.criimimaeinc.com. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        All information contained in this proxy statement specifically relating to the identity and nature of the business of CDP Capital-Financing and Cadim W.F. Co. has been supplied by CDP Capital-Financing.

SUMMARY

        This summary highlights selected information from this proxy statement and may not contain all the information that is important to you as a CRIIMI MAE stockholder. Accordingly, we encourage you to carefully read this entire document and the documents to which we have referred you.

The Companies (page 10)

CRIIMI MAE Inc.

        We are a commercial mortgage company structured as a self-administered real estate investment trust (or REIT). We currently own and manage a significant portfolio of commercial mortgage-related assets. Historically, we have focused primarily on acquiring high-yielding, non-investment grade (rated below BBB- or unrated) commercial mortgage-backed securities (subordinated CMBS). We commenced operations in 1989, are incorporated in Maryland, and are not a government sponsored entity or in any way affiliated with the United States government or any United States government agency.

        The mailing address of our principal executive offices is CRIIMI MAE Inc., 11200 Rockville Pike, Rockville, Maryland 20852, telephone: (301) 255-4700.

Cadim W. F. Co.

        Cadim W. F. Co., a Maryland corporation, was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Cadim W.F. Co. is a wholly-owned subsidiary of Cadim White Flint Co., a Maryland corporation, which is a wholly-owned subsidiary of Cadim WL Limited Partnership, a Delaware limited partnership, the general partner of which is 9127-4183 Québec Inc., a Québec charter corporation and a wholly-owned subsidiary of CDP Capital-Financing. Cadim W. F. Co. has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

        The mailing address of Cadim W. F. Co.'s principal executive offices is c/o Cadim, 1000 Place Jean Paul Riopelle, Suite A-300, Montreal (Quebec), H2Z 2B6, Canada, telephone: (514) 875-3360.

CDP Capital-Financing Inc.

        CDP Capital-Financing is a Quebec charter corporation and is a wholly owned subsidiary of the Caisse de dépôt et placement du Québec. The Caisse is a financial institution that manages funds primarily for Canadian public and private pension and insurance plans. As of August 31, 2005, CDP Capital- Financing held approximately 2.1 billion Canadian dollars of net assets at fair market value.

        The mailing address of CDP Capital-Financing's principal executive offices is c/o Cadim, 1000 Place Jean Paul Riopelle, Suite A-300, Montreal (Quebec), H2Z 2B6, Canada, telephone: (514) 875-3360.

The Special Meeting

Date, Time and Place (page 6)

        The special meeting will be held on January 18, 2006, at 10:00 a.m., local time, at the Benjamin Hotel, 125 East 50th Street, New York, New York.

Matters to be Considered (page 6)

        You will be asked to consider and vote upon a proposal to approve the merger and to consider any other matters that properly come before the special meeting or any adjournment or postponement thereof, including any procedural matters in connection with the special meeting, such as adjournment of the special meeting.

Record Date and Voting (page 7)

        If you owned shares of our common stock at the close of business on November 28, 2005, the record date for the special meeting, you will be entitled to vote at the special meeting. You have one vote for each share of our common stock owned on the record date. As of November 28, 2005, there were 16,045,036 shares of our common stock outstanding.

Required Vote (page 7)

        Approval of the merger requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote on the merger. BREF One, LLC—Series A, which on the date of the merger agreement was the beneficial owner of 1,549,452 shares of our common stock representing 9.7% of our outstanding shares on that date, has agreed to vote all its shares in favor of the merger. (See the section entitled "THE MERGER AGREEMENT—Voting Agreement; Termination and Waiver Agreement; Non-Solicitation Agreement" below.)

Voting by Proxy (page 7)

        If you are a registered stockholder (that is, if you hold your shares of our common stock in certificate form) or if you own shares of our common stock through your participation in our Dividend Reinvestment and Stock Purchase Plan, you may submit your proxy by returning the enclosed proxy, or by telephone or through the Internet by following the instructions included with the enclosed proxy.

        If you hold your shares through a broker or other nominee, you should follow the separate voting instructions, if any, provided by the broker or other nominee with the proxy statement. Your broker or nominee may provide for proxy submission through the Internet or by telephone.

        Please contact your broker or nominee to determine how to vote.

Revocability of Proxy (page 7)

        You may revoke your proxy at any time before it is voted, except as otherwise described below. If you have not voted through your broker or other nominee, you may revoke your proxy before it is voted by:

  •
  filing with our Secretary a written notice of revocation which is dated a later date than your proxy;

  •
  submitting a duly executed proxy bearing a later date;

  •
  submitting a new proxy by telephone or through the Internet at a later time, but not later than 3:00 a.m. (Eastern Time) on January 18, 2006 or the meeting date, if the special meeting is adjourned or postponed; or

  •
  voting in person at the special meeting.

        Simply attending the special meeting will not constitute revocation of a proxy. If your shares are held in street name, you should follow the instructions of your broker or nominee regarding revocation of proxies. If your broker or nominee allows you to submit a proxy by telephone or the Internet, you may be able to change your vote by submitting a proxy again by telephone or the Internet.

Shares Owned by Our Directors and Executive Officers (page 9)

        As of November 18, 2005, our directors and executive officers beneficially owned approximately 10.6% of the outstanding shares of our common stock, including shares held indirectly under our

401(k) plan's company stock fund, but excluding options and restricted stock units. The aggregate number of shares beneficially owned by our directors and executive officers includes 1,549,452 shares beneficially owned by BREF One, LLC-Series A. Each of our directors and executive officers has indicated that he or she intends to vote all the shares of common stock that he or she beneficially owns FOR the approval of the merger.

Our Board's Recommendation to Stockholders Regarding the Merger (page 17)

        Our board of directors has approved the merger, and determined that the merger is advisable, fair to, and in the best interests of CRIIMI MAE and our common stockholders. Our board recommends that stockholders vote FOR approval of the merger at the special meeting and FOR the authorization of the proxies to vote on such other matters as may properly come before the special meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting, such as adjournment of the special meeting.

The Merger

Structure of the Merger (page 30)

        Upon the terms and subject to the conditions of the merger agreement, Cadim W.F. Co., a controlled affiliate of CDP Capital-Financing, will be merged with and into us. As a result of the merger, we will become a controlled affiliate of CDP Capital-Financing.

Merger Consideration (page 30)

        In the merger, you will be entitled to receive $20.00 in cash for each share of our common stock you hold immediately prior to the merger, without interest. Outstanding stock options to acquire shares of our common stock will become vested on an accelerated basis and then cancelled in exchange for a cash payment equal to the "spread" (the excess, if any, of $20.00 over the per-share exercise price, multiplied by the number of shares of our common stock underlying the option), without interest. Outstanding restricted stock units will become vested on an accelerated basis and then cancelled in exchange for $20.00 in cash for each such unit held immediately prior to the merger, without interest. (See "THE MERGER AGREEMENT—Treatment of Our Stock Option and Deferred Compensation Plans" below.)

Conditions to the Merger (page 39)

        Before the merger can be completed, a number of conditions must be satisfied or waived. These include:

  •
  approval of the merger by the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote on the merger;

  •
  the absence of any legal prohibitions against the merger;

  •
  material compliance with our representations and warranties and agreements under the merger agreement; and

  •
  other customary conditions specified in the merger agreement.

        We expect to complete the merger shortly after the special meeting, but we cannot be certain when or if the conditions will be satisfied or waived.

Opinion of Citigroup Global Markets Inc. (page 20 and Appendix B)

        We retained Citigroup Global Markets Inc. ("Citigroup") to act as our exclusive financial advisor in connection with our review of our strategic alternatives. Pursuant to our engagement letter with

Citigroup, dated December 17, 2004, Citigroup rendered an opinion to our board of directors dated as of October 6, 2005 to the effect that, as of the date of the opinion, and based upon and subject to the considerations and limitations set forth in the opinion, Citigroup's work described below under "APPROVAL OF THE MERGER—Opinion of Citigroup Global Markets Inc." and other factors Citigroup deemed relevant, the merger consideration was fair, from a financial point of view, to the holders of our common stock.

        The full text of Citigroup's opinion, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included as Appendix B to this document. The summary of Citigroup's opinion set forth below is qualified in its entirety by reference to the full text of the opinion. You are urged to read Citigroup's opinion carefully and in its entirety on page B-1.

        Citigroup's opinion was limited solely to the fairness of the merger consideration from a financial point of view to the holders of our common stock as of the date of the opinion. Neither Citigroup's opinion nor the related analyses constituted a recommendation of the proposed merger to our board of directors. Citigroup makes no recommendation to any stockholder regarding how such stockholder should vote with respect to the merger.

Termination of the Merger Agreement (page 41)

        We, CDP Capital-Financing and Cadim W.F. Co. may agree in writing to terminate the merger agreement at any time without completing the merger, even after our stockholders have approved it. The merger agreement may also be terminated at any time prior to the effective time of the merger under specified circumstances, including:

  •
  if the other party to the merger agreement has materially breached any of its representations, warranties or covenants (other than such breach that would not be reasonably expected to have a material adverse effect on us or the ability of CDP Capital-Financing or Cadim W.F. Co. to timely consummate the merger, as applicable), subject to a cure period of ten business days from the breaching party's receipt of notice of such breach from the non-breaching party;

  •
  if any law permanently preventing the merger is in effect or any governmental entity issues a final order preventing the merger;

  •
  if the merger is not consummated by March 31, 2006, unless the failure to consummate the merger is caused by or the result of a material breach of the merger agreement by the party seeking to terminate the merger agreement;

  •
  if our stockholders do not approve the merger at the special meeting;

  •
  by CDP Capital-Financing if our board of directors shall or shall resolve to (i) not recommend, or withdraw its approval or recommendation of, the merger, the merger agreement or any of the transactions contemplated by the merger agreement, (ii) modify such approval or recommendation in a manner adverse to CDP Capital-Financing or Cadim W.F. Co. or (iii) approve or recommend a superior proposal (as defined in the section entitled "THE MERGER AGREEMENT—Permitted Solicitation of Takeover Proposals" below) pursuant to the last paragraph of the section entitled "THE MERGER AGREEMENT—Permitted Solicitation of Takeover Proposals" below; or

  •
  by us if (i) (x) to the extent permitted by the last paragraph of the section entitled "THE MERGER AGREEMENT—Permitted Solicitation of Takeover Proposals", our board of directors approves or recommends a superior proposal or withdraws its approval or recommendation of the merger agreement or the merger and (y) we concurrently enter into a definitive agreement with respect to such superior proposal with the person making such superior proposal and (ii) we have paid to CDP Capital-Financing certain amounts described in the section entitled "Expenses and Termination Fee" below.

Expenses and Termination Fee (page 42)

        We must reimburse CDP Capital-Financing for its transaction expenses of up to $2 million if:

  •
  the merger agreement is terminated by us for any of the reasons described in the fourth or sixth bullet of the section entitled "Termination of the Merger Agreement" above;

  •
  the merger agreement is terminated by CDP Capital-Financing for any of the reasons described in the fourth or fifth bullet of the section entitled "Termination of the Merger Agreement" above; or

  •
  (i) after the date of the merger agreement, (x) any person or "group" shall have publicly made or otherwise communicated to our board of directors a bona fide takeover proposal (as defined in the section entitled "THE MERGER AGREEMENT—Permitted Solicitation of Takeover Proposals"), (y) it shall have been publicly disclosed that any person or "group" has beneficial ownership of more than 15% of the outstanding shares of our common stock or (z) CDP Capital-Financing has the right to terminate the merger agreement as described in the fifth bullet of the section entitled "Termination of the Merger Agreement" above because our board of directors shall or shall resolve to take any action referred to therein, (ii) our stockholders do not approve the merger at the special meeting or the merger agreement is terminated for the reason described in the third bullet of the section entitled "Termination of the Merger Agreement" above prior to the special meeting and (iii) a takeover proposal is consummated within 12 months after the special meeting or such termination, as the case may be.

        The merger agreement obligates us to pay an additional $8 million to CDP Capital-Financing if we are obligated to reimburse CDP Capital-Financing its transaction expenses as described in:

  •
  sub-clause (i) of the sixth bullet of the section entitled "Termination of the Merger Agreement" above, but only as a result of a termination of the merger agreement on or after January 1, 2006;

  •
  sub-clause (ii) of the sixth bullet of the section entitled "Termination of the Merger Agreement" above, but only as a result of a termination of the merger agreement on or after January 1, 2006, for any reasons described in the fifth bullet of the section entitled "Termination of the Merger Agreement" above; or

  •
  sub-clause (iii) of the sixth bullet of the section entitled "Termination of the Merger Agreement" above, but only as a result of a termination of the merger agreement on or after January 1, 2006.

Interests of Certain Persons in the Merger (page 26)

        Our directors and executive officers have interests in the merger that are different from, or in addition to, those of our stockholders generally. These interests include:

  •
  vesting and cash-out of all unvested equity awards, including those held by our directors and current executive officers, which based on holdings as of November 18, 2005 would result in an aggregate cash payment to our directors and current executive officers of $1,234,980;

  •
  certain of our executive officers are entitled to specified success bonus amounts contingent upon certain conditions, including that of a successful sale of the company prior to December 31, 2006. Any such success bonus amount will be paid to an eligible executive officer 30 days after the closing of a sale transaction; however, the success bonus amount will not be paid to an otherwise eligible executive officer if such officer receives "change in control benefits" as set forth in the next paragraph on or before the 30th day after the closing of the sale transaction. The estimated aggregate success bonus payments under these agreements assuming the merger is completed in 2006 would be $2.1 million;

  •
  agreements with our current executive officers that provide for change in control severance benefits in the event of certain qualifying terminations of employment within two years of the merger. The estimated aggregate cash severance benefit under these agreements, assuming all current executive officers incurred a qualifying termination of employment following the merger, would be approximately $6.9 million, assuming the merger is completed on January 18, 2006;

  •
  change in control, severance and consulting arrangements with a former executive officer that provide for change in control benefits in the merger. The estimated aggregate cash payments under these agreements would be approximately $1.165 million, assuming that the merger is completed on January 18, 2006;

  •
  our directors and current and former officers are entitled to continued indemnification and insurance coverage under the merger agreement; and

  •
  Barry S. Blattman, our Chairman of the Board and Chief Executive Officer is a Managing Partner of Brascan Real Estate Financial Partners LLC, which is the owner of the Managing Partner of BREF One, LLC—Series A, which on the date of the merger agreement was the beneficial owner of 1,549,452 shares of our common stock representing 9.7% of our outstanding shares on that date. BREF One has contractual rights to approve certain of our board nominees and has a mutual non-competition agreement with us.

    At certain times during the process leading up to our negotiation of the merger agreement with CDP Capital-Financing Inc., Brascan was a potential bidder for us.

Certain Material U.S. Federal Income Tax Consequences (page 25)

        The merger will be a taxable transaction to United States persons holding our common stock. For United States federal income tax purposes, you will generally recognize gain or loss from the merger in an amount determined by the difference between the cash you receive in the merger and the aggregate adjusted tax basis of your shares of our common stock.

Market Price of Our Common Stock (page 44)

        Our common stock is listed on the New York Stock Exchange under the trading symbol "CMM". On October 5, 2005, which was the last trading day before we announced the signing of the merger agreement, our common stock closed at $15.53 per share. On November 30, 2005, which was the trading day two days prior to the date of this proxy statement, our common stock closed at $19.77 per share.

THE SPECIAL MEETING

General

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held at 10:00 a.m., local time, on January 18, 2006, at the Benjamin Hotel, 125 East 50th Street, New York, New York.

Matters to Be Considered

        The purpose of the special meeting will be:

    1.
    to consider and vote upon a proposal to approve the merger of Cadim W.F. Co. with and into us, as contemplated by the Amended and Restated Agreement and Plan of Merger

      dated as of October 6, 2005, as amended and restated as of November 30, 2005, among us, CDP Capital-Financing Inc. and Cadim W.F. Co., as it may be amended from time to time; and

    2.
    to transact any other business that may properly come before the meeting of stockholders or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting, such as adjournment of the special meeting.

Record Date and Quorum

        The holders of record of our common stock as of the close of business on November 28, 2005 will be entitled to receive notice of, and to vote at, the special meeting. As of November 28, 2005, there were 16,045,036 shares of our common stock outstanding.

        The holders of a majority of our outstanding shares of common stock on November 28, 2005, eligible to vote at the special meeting and represented in person or by proxy will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Abstentions and "broker non-votes" will be treated as present for purposes of determining the presence of a quorum. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting, unless the holder is present solely to object at the beginning of the special meeting to the transaction of any business because the meeting is not lawfully called or convened. However, if a new record date is set for the adjourned or postponed special meeting, then a new quorum will have to be established.

Required Vote

        Each outstanding share of our common stock on November 28, 2005 entitles the holder to one vote at the special meeting. Completion of the merger requires, among other conditions, the approval of the merger by the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote on the merger. In order for your shares of common stock to be included in the vote, you must submit your proxy for your shares by returning the enclosed proxy, or by telephone or through the Internet by following the instructions included with your proxy card, or you must vote in person at the special meeting. If you hold your shares through a broker or other nominee, you may receive separate voting instructions with the proxy statement. Your broker or nominee may provide proxy submission through the Internet or by telephone. Please contact your broker or nominee to determine how to vote.

Voting by Proxy; Revocability of Proxy

        Each copy of this document mailed to our common stockholders is accompanied by a form of proxy and a self-addressed envelope.

        If you are a registered stockholder (that is, if you hold your common stock in certificate form) or if you own our common stock through your participation in our Dividend Reinvestment and Stock Purchase Plan, you should either complete and return the proxy card accompanying this document, or submit a proxy by telephone or through the Internet by following the instructions included with your proxy card, in each case, to ensure that your vote is counted at the special meeting, or at any adjournment or postponement thereof, regardless of whether you plan to attend the special meeting. Shares of our common stock held in our 401(k) plan's company stock fund may only be voted by the trustee of such plan.

        If you hold your shares through a broker or other nominee, you should follow the separate voting instructions, if any, provided by the broker or other nominee with the proxy statement. Your broker or nominee may provide proxy submission through the Internet or by telephone.

        Please contact your broker or nominee to determine how to vote.

        You can revoke your proxy at any time before the vote is taken at the special meeting, except as otherwise described below. If you have not voted through your broker or other nominee, you may revoke your proxy before the proxy is voted by:

  •
  filing written notice of revocation with our Secretary, which is dated a later date than the proxy;

  •
  submitting a duly executed proxy bearing a later date;

  •
  submitting a new proxy by telephone or through the Internet at a later time, but not later than 3:00 a.m. (Eastern Time) on January 18, 2006 or the meeting date, if the special meeting is adjourned or postponed; or

  •
  voting in person at the special meeting; however, simply attending the special meeting without voting will not revoke an earlier proxy.

        To submit a written notice of revocation or other communications about revoking your proxy, or to request a new proxy card, you should write to:

CRIIMI MAE Inc.
11200 Rockville Pike, Suite 400
Rockville, MD 20852
Attention: Susan B. Railey, Secretary

        If your shares of our common stock are held in street name, you should follow the instructions of your broker or nominee regarding the revocation of proxies. If your broker or nominee allows you to submit a proxy by telephone or the Internet, you may be able to change your vote by submitting a proxy again by the telephone or the Internet.

        All shares represented by valid proxies we receive through this solicitation, and not revoked, will be voted in accordance with your instructions on the proxy card. If you vote your shares of our common stock through the telephone or the Internet, your shares will be voted at the special meeting as instructed.

        If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted FOR approval of the merger. Our board of directors is presently unaware of any other matters that may be presented for action at the special meeting. If other matters do properly come before the special meeting, or at any adjournment or postponement thereof, we intend that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card. In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the special meeting, such as a motion to adjourn in the absence of a quorum or a motion to adjourn for other reasons, including to solicit additional votes in favor of approval of the merger. However, proxies that indicate a vote against approval of the merger will not be voted in favor of any adjournment of the special meeting for the purpose of soliciting additional votes in favor of the approval of the merger.

        You should NOT send stock certificates with your proxy cards.    If the merger is completed, you will be mailed a transmittal form promptly following the completion of the merger with instructions on how to exchange your common stock certificates for the merger consideration.

Effect of Abstentions and Broker Non-Votes

        Absent specific instructions from the beneficial owner of shares, brokers may not vote the shares with respect to the approval of the merger. Because the affirmative vote of the holders of at least two-thirds of our outstanding shares of common stock entitled to vote on the merger is needed to approve the merger, the failure to submit your proxy or vote in person will have the same effect as a vote against the approval of the merger. Abstentions and broker non-votes also will have the same effect as a vote against the approval of the merger. Accordingly, our board of directors urges you to complete, date, sign and return the accompanying proxy card, or to submit a proxy by telephone or through the Internet by following the instructions included with your proxy card, or, in the event you hold your shares through a broker or other nominee, by following the separate voting instructions received from your broker or nominee.

Shares Owned by Our Directors and Executive Officers

        As of November 18, 2005, our directors and executive officers beneficially owned, in the aggregate, 1,692,903 shares of our common stock, including shares held indirectly under our 401(k) plan's company stock fund, but excluding options and restricted stock units, or approximately 10.6% of the outstanding shares of our common stock. The aggregate number of shares beneficially owned by our directors and executive officers includes 1,549,452 shares beneficially owned by BREF One, LLC—Series A.

Solicitation of Proxies

        We will pay for the costs associated with this solicitation. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, Internet, or fax, in person or otherwise. These people will not receive any additional compensation for assisting in the solicitation. We may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our shares. We will reimburse those organizations and our transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We have also retained MacKenzie Partners, Inc. to aid in the solicitation of proxies for a fee of $12,500, plus out-of-pocket expenses.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the special meeting. The officer presiding at the special meeting or a majority of the shares of our common stock present in person or represented by proxy at the special meeting may adjourn the special meeting, whether or not a quorum is present. Any signed proxies received by us will be voted in favor of an adjournment in these circumstances, although a proxy voted "AGAINST" approval of the merger will not be voted in favor of an adjournment for the purpose of soliciting additional proxies. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed, provided that, such revocation is in compliance with the instructions (including as to timing) set forth in the section entitled "Voting by Proxy; Revocability of Proxy" above and the enclosed proxy.

APPROVAL OF THE MERGER

Introduction

        We are seeking approval by you, our stockholders, of the merger pursuant to the merger agreement among us, CDP Capital-Financing Inc. and Cadim W. F. Co. If the merger is completed, you would receive $20.00 in cash, without interest, per share of our common stock held by you immediately prior to the merger.

The Companies

CRIIMI MAE Inc.

        We are a commercial mortgage company structured as a self-administered real estate investment trust (or REIT). We currently own and manage a significant portfolio of commercial mortgage-related assets. Historically, we have focused primarily on acquiring high-yielding, non-investment grade (rated below BBB- or unrated) commercial mortgage-backed securities (subordinated CMBS). We commenced operations in 1989, are incorporated in Maryland, and are not a government sponsored entity or in any way affiliated with the United States government or any United States government agency.

        The mailing address of our principal executive offices is CRIIMI MAE Inc., 11200 Rockville Pike, Rockville, Maryland 20852, telephone: (301) 255-4700.

Cadim W. F. Co.

        Cadim W. F. Co., a Maryland corporation, was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Cadim W. F. Co. is a controlled affiliate of CDP Capital-Financing. Cadim W. F. Co. has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

        The mailing address of Cadim W. F. Co.'s principal executive offices is c/o Cadim, 1000 Place Jean Paul Riopelle, Suite A-300, Montreal (Quebec), H2Z 2B6, Canada, telephone: (514) 875-3360.

CDP Capital-Financing Inc.

        CDP Capital-Financing is a Quebec charter corporation and a wholly-owned subsidiary of the Caisse de dépôt et placement du Québec. The Caisse is a financial institution that manages funds primarily for Canadian public and private pension and insurance plans. As of August 31, 2005, CDP Capital- Financing held approximately 2.1 billion Canadian dollars of net assets at fair market value.

        The mailing address of CDP Capital-Financing's principal executive offices is c/o Cadim, 1000 Place Jean Paul Riopelle, Suite A-300, Montreal (Quebec), H2Z 2B6, Canada, telephone: (514) 875-3360.

Background of the Merger

        In January 2004, management presented to our board of directors an outline of a preliminary business plan to expand the scope of our operations to include a commercial mortgage loan originations operation, which would be financed via the issuance of investment-grade commercial mortgage-backed securities (CMBS) backed by originated loans. At its meeting in January 2004, the board noted that the plan would require the investment of significant upfront and ongoing capital and other expenditures to attract and retain key employees and invest in necessary systems, which would likely depress corporate earnings for some time and involve a higher degree of risk than our operating as a portfolio investor. The board requested that management develop more precise estimates of plan expenditures that could be expected as well as more precise forecasts of anticipated timing.

        From January through June 2004, we were principally occupied in negotiating the terms of, and preparing for closing on, a refinancing of our then-outstanding recourse debt. The refinancing transaction closed in late June 2004. Following the closing, management began to examine in greater detail the actions that would have to be taken to implement the business plan, as well as the costs involved and the likely timeframe. We consulted technology and other service providers with respect to the current market for such products and services and, most importantly, management interviewed numerous potential candidates for various possible positions in a loan originations business, as well as candidates experienced in credit underwriting, loan closing and securitization.

        In August through November of 2004, management, as a result of its investigation, shared with the board several trends and developments that had occurred in the CMBS marketplace, as well as a revised business plan that reflected these developments. These trends and developments included:

  •
  significantly increased compensation levels for CMBS professionals of all disciplines, but particularly for experienced loan origination officers;

  •
  decreased projected net interest margin from the plan as a result of increased price competition among established CMBS origination platforms; and

  •
  deteriorating credit underwriting standards for loans made in securitization lending programs, again as a result of increased competition among established industry participants.

        At the November board meeting, management also advised the board of several inquiries, including one by an affiliate of CDP Capital-Financing, that had been made concerning our interest in a merger, selling our assets or combining with another industry subordinated CMBS investment platform—with at least some of these inquiries driven by a favorable market environment and aggressive pricing for seasoned subordinate CMBS of the type that we own.

        On the basis of the significant challenges presented to the implementation of the proposed plan in the then-current market, combined with the increased interest and favorable market conditions for our assets, the board decided that it would be prudent to examine strategic alternatives available to us before making any decision on investing the considerable amount of cash and time that it would take to implement the plan in an uncertain environment.

        Accordingly, in December 2004, after interviewing a number of financial advisors we retained Citigroup Global Markets Inc. as our exclusive financial advisor, and Sidley Austin Brown & Wood LLP as our legal counsel, to assist us in our review of a range of possible strategic alternatives, including our sale, our continued operation as an independent entity or our liquidation.

        Commencing in January 2005, at the request of our board of directors and on the basis of the preliminary views of management and Citigroup that a sale of the company could potentially maximize stockholder value, Citigroup contacted 28 potential purchasers. During January and February 2005, copies of a confidential information memorandum describing our business, securities portfolio, operations and financial condition were provided to 19 potential buyers that had expressed interest and entered into a confidentiality agreement with us. Copies of the information memorandum were also subsequently provided to other potential buyers during the course of the auction process, each of whom entered into a confidentiality agreement. All potential buyers were invited to submit written, non-binding indications of interest by February 22, 2005 for the potential acquisition, via a merger, of all our outstanding common stock.

        By February 22, 2005, Citigroup received seven preliminary indications of interest, including:

  •
  five bids for 100% of our outstanding common stock with prices ranging from $20.00 to $23.45 per share;

  •
  a preliminary indication of interest from an affiliate of Brascan Corporation as discussed below; and

  •
  one bid to acquire a 45% interest in us in a complex transaction at a value estimated by Citigroup to be between $18.86 and $20.43.

        On February 23, 2005, we issued a press release announcing that we had engaged Citigroup as our exclusive financial advisor to assist us in undertaking a review of our various strategic alternatives, including a possible sale of the company. On the same date, Brascan Corporation (which as used in this proxy statement includes affiliates of Brascan Corporation, including BREF One, LLC—Series A (the beneficial owner of 1,549,452 shares of our common stock) and its predecessors) publicly disclosed that one of its affiliates had submitted a preliminary indication of interest for the purchase of all our outstanding common stock not owned by Brascan "at a significant premium to our adjusted book value as of December 31, 2004." Mr. Blattman, who is a managing partner of Brascan Real Estate Financial Partners, LLC, which owns the managing partner of BREF One, recused himself from our board's discussions with respect to this indication of interest and Citigroup's receipt of the preliminary indications. Concurrently, our board directed Mr. Mark Jarrell, our President and Chief Operating Officer, to assume the lead management role in our strategic review process and our day-to-day interaction with Citigroup.

        On February 28, Citigroup presented these results to the independent directors of our board identified in the following paragraph. The independent directors discussed the bids and directed Citigroup to invite all six bidders who expressed interest in acquiring the entire company to participate in the next phase of the potential sale process.

        Our board of directors met on March 3, 2005 for its regular quarterly meeting. At that meeting, our board created a special committee consisting of all our independent directors: Messrs. Joshua Gillon, Arthur Haut, Robert Merrick, John Moody, Glenn Rufrano and Robert Woods. None of our independent directors has any affiliation with Brascan, an affiliate of which had participated in the first round of bidding and submitted a preliminary indication of interest relating to a possible acquisition of the entire company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." The special committee was authorized by the board of directors to review our strategic alternatives and to make recommendations to the full board of directors. Concurrently with the creation of the special committee, and until after Brascan withdrew as a potential bidder at the end of July, Mr. Blattman recused himself from all participation in our review of strategic alternatives, including any communications on our behalf with any of the bidders. Mr. Blattman instead assisted Brascan with its consideration of submitting a bid for us.

        The special committee met on March 3, immediately following the meeting of our board of directors. That was the first of a total of 12 meetings that the special committee held over the course of the following seven months until the merger agreement with CDP Capital-Financing was executed. The special committee later elected Mr. Woods as its chairman.

        At its March 3 meeting, the special committee reviewed all the preliminary bids that Citigroup had received and, based on the recommendations of management and Citigroup, directed Citigroup to continue the auction process with the six bidders for the entire company. Later that day, Citigroup sent a letter to those bidders, inviting them to continue their due diligence review, including discussions with members of our management. All six bidders accepted the opportunity, and through March and early April their representatives attended management presentations and were provided with access to information regarding our business, securities portfolio, operations, financial condition and other related matters.

        In late March, the special committee met with management, Citigroup and Sidley to discuss whether, in light of the auction process, it would be appropriate to purchase a hedge instrument to limit the effect on our equity value from a possible rise in interest rates. We subsequently purchased successive limited hedges, expiring in May and July 2005, at the direction of the special committee.

        On April 1, 2005, the special committee, a subset of which also comprised the board's compensation committee, met with management, Citigroup and Sidley to discuss the status of the strategic review process and to determine appropriate target bonuses for certain members of management that would be payable upon the satisfaction of certain conditions, including the successful consummation of a sale of the company. On April 6, 2005, our board of directors met and adopted these target bonuses, which were subsequently updated on September 30, 2005, by the board to take into account the probability that any transaction would close in 2006 rather than 2005.

        On April 15, 2005, Citigroup received two second-round written bids, including mark-ups of a form of merger agreement previously drafted by Sidley, for the acquisition of 100% of our common stock via a merger, consisting of:

  •
  a proposal from CW Capital Investments LLC, on behalf of an affiliate of CDP Capital-Financing, for $23.60 per common share; and

  •
  a joint proposal (which we refer to as the Alternative Proposal) from two other bidders (which we refer to as the Other Bidders) for $21.25 per common share.

        CDP Capital-Financing's proposal was subject to the approval of the board of directors of its ultimate parent company, Caisse de dépôt et placement du Québec. CDP Capital-Financing's mark-up of the merger agreement also indicated that the closing of the merger would be subject to numerous conditions, including the consent of various third parties and the satisfactory completion by CDP Capital-Financing of further due diligence. In a later telephone conference between representatives of CDP Capital-Financing and Citigroup, CDP Capital-Financing advised Citigroup that it would be willing to negotiate with respect to the conditions previously contained in the mark-up of the merger agreement. The CDP Capital-Financing proposal also included a $10 million fee (plus reimbursement of up to $2 million of CDP Capital-Financing's expenses) to be paid by us to CDP Capital-Financing if our board terminated the merger agreement to accept a superior proposal from another unsolicited bidder, and in certain other circumstances.

        The Alternative Proposal contemplated that we would provide the Other Bidders with a four-week exclusivity period in which they would have an opportunity to negotiate the merger agreement as well as new employment agreements with members of our management, which they required as a condition to the closing of the merger. In addition to the Alternative Proposal's lower price, the mark-up of the merger agreement accompanying the Alternative Proposal was significantly less favorable to us than the CDP Capital-Financing mark-up, particularly in terms of the certainty of closing.

        Also on April 15, Brascan informed Citigroup that it would not be submitting a written proposal at that time. Brascan indicated, however, that it might be willing to further consider a purchase of us for a price as high as approximately $20.25 per common share if the special committee were interested in Brascan considering such a transaction and no other bidder were to offer a higher per share price.

        On April 20, Citigroup gave a presentation to the special committee regarding the two written proposals and Brascan's oral indication. At the meeting, the special committee directed Citigroup to continue discussions with the two bidders that had submitted written proposals. Discussions between management and Citigroup and these bidders continued for the next few weeks. In addition, during that period the chairman of the special committee had a call with representatives of CDP Capital-Financing with respect to their interest in pursuing a merger transaction.

        In late April, the special committee met with senior management, Citigroup and Sidley to discuss the two proposals. The special committee considered CDP Capital-Financing's higher per share price and the various contingencies in the two proposals, and determined that CDP Capital-Financing's proposal was superior to the Alternative Proposal. The special committee then instructed management, Citigroup and Sidley to pursue a transaction with CDP Capital-Financing.

        Citigroup then telephoned CDP Capital-Financing to inform it of the special committee's decision, and advised CDP Capital-Financing that Sidley would prepare and distribute a revised draft of the merger agreement. Citigroup also telephoned the Other Bidders and told them we would be pursuing a transaction with another bidder, but that they should stand by in case we were unable to sign a transaction with the first bidder. Sidley later distributed to CDP Capital-Financing a revised draft of the merger agreement, which included a customary "no-shop" provision requiring us to cease soliciting other potential acquirors after the execution of the merger agreement.

        On or around May 8, 2005, representatives of CDP Capital-Financing informed Citigroup that CDP Capital-Financing was withdrawing its proposal. Representatives of CDP Capital-Financing explained that CDP Capital-Financing and its affiliates needed to devote their attention to other matters, particularly a recently announced acquisition and, accordingly, would not be able to consider a transaction with us at that time or for the next few months.

        On May 9, the special committee met to discuss CDP Capital-Financing's withdrawal from the process. The special committee directed Citigroup to seek to negotiate the Alternative Proposal with the Other Bidders, including by granting them an exclusivity period, if necessary. The special committee also instructed Citigroup to encourage Brascan to make a written proposal at a competitive per share price.

        On or around May 10, 2005, Citigroup had a telephonic meeting with the Other Bidders to discuss the Alternative Proposal. The Other Bidders indicated that they were concerned about certain tax issues, that had been previously disclosed in our public SEC filings and that had arisen during their due diligence investigation of us. On May 16, 2005, the Other Bidders and their counsel met with our management, Citigroup and Sidley to discuss those issues. The Other Bidders then indicated that they would consider the matter further and that they might propose a reduced purchase price as a result of their perception of these tax issues. The special committee met on May 9, May 19 and June 14 with management, Citigroup and Sidley to discuss the status of the process.

        On July 7, 2005, the Other Bidders advised us that they were unwilling to proceed with a merger as a result of their perception of certain tax issues associated with us, but that they might be willing to acquire substantially all our assets for a price equivalent to $20.00 per common share.

        Also on July 7, 2005, Brascan indicated to us that it had been exploring the feasibility of a transaction with consideration consisting of cash and preferred stock, representing "a significant premium to our adjusted book value as of December 31, 2004," for our outstanding common stock.

        On July 12, 2005, the special committee met with management, Citigroup and Sidley to evaluate our remaining strategic alternatives. Citigroup advised the special committee that, although it was possible that Brascan might wish to pursue a transaction, it did not appear that we would be able to execute a transaction involving a merger at an attractive price. Management, Citigroup and Sidley advised the special committee about the implications of two other strategic alternatives potentially available to us:

  •
  a sale of substantially all our assets followed by our near-term liquidation; and

  •
  a longer-term liquidation of the company involving the run-off of portions of our CMBS portfolio combined with opportunistic asset refinancing transactions.

        Management, Citigroup and Sidley advised the special committee that either alternative would take substantially longer than a merger to complete and would involve more execution risk to us because of the need with either alternative to establish appropriate reserves for our liabilities, including our contingent liabilities, prior to making even an initial cash distribution to our stockholders. Based on the advice of management, Citigroup and Sidley, however, the special committee believed that the principal reason to consider an asset transaction was that it did not require an acquiror to accept any of our possible tax or other issues, particularly in light of concerns raised by certain of the bidders and therefore might be a structure for the transaction that was more attractive to potential bidders. The special committee advised management, Citigroup and Sidley to continue their analysis of our various alternatives.

        On July 27, 2005, Brascan advised us in writing that it was no longer willing to acquire us or our assets because "the market had evolved significantly since February" and it believed that a strategic transaction between us and an entity with a core focus on the subordinated CMBS market would result in the best economic result for Brascan and our other stockholders. Thus, by July 27, 2005, we no longer had any active bids to acquire us via merger.

        At a meeting of the board of directors on August 2, 2005, the directors other than the members of the special committee were excused. The special committee then determined that because Brascan had withdrawn from the bidding process, it was now appropriate for the entire board, including Mr. Blattman (our CEO) and the other two Brascan representatives, to participate in our strategic review process. Following Citigroup's and management's presentations to the board concerning various alternatives for us, the board determined that we had received no satisfactory bids for a merger and therefore instructed Citigroup to continue the strategic review process by soliciting bids for our principal assets under the continuing direction of the special committee.

        At that meeting, our board considered the appropriateness of declaring a special cash dividend on our common stock, but determined to postpone a decision on a such a dividend until the conclusion of the asset sale process. Our board made this determination because it believed, among other things, that we should continue to conserve cash in preparation for the repayment of our senior subordinated secured debt, maturing in January 2006, and the intended redemption of our Series B Preferred Stock in August 2006. In addition, our board determined that payment of such a special dividend would be unusual during the asset sale process.

        Later in August, a representative of CDP Capital-Financing approached us to request that we permit CDP Capital-Financing to renew its due diligence investigation of us, stating that CDP Capital-Financing was considering making another proposal to acquire us via a merger. We agreed to that request and CDP Capital-Financing began its due diligence investigation.

        In late August, Citigroup commenced contacting 46 potential purchasers of our assets, 16 of which had been previously contacted in connection with a possible merger, and invited them to provide, by October 13, 2005, preliminary indications of interest in acquiring our principal assets. We entered into confidentiality agreements with 31 of the potential purchasers.

        On September 9, 2005, representatives of CDP Capital-Financing contacted representatives of Citigroup and discussed a possible acquisition via a merger for approximately $21 cash per common share and the other principal economic terms set forth in the draft merger agreement previously negotiated, and that would be subject to consideration of the impact of Hurricane Katrina and confirmatory corporate and real estate due diligence. In a telephone communication shortly thereafter, Mr. Blattman indicated to CDP Capital-Financing that, because we were then engaged in conducting a process soliciting interest in a purchase of our principal assets, CDP Capital-Financing would need to increase its proposed purchase price in a merger in order for Mr. Blattman to recommend to the Board that the asset sale process be terminated to enter into a transaction with CDP Capital-Financing. On September 12, 2005, CDP Capital-Financing indicated that it would raise its price to $22 cash per share of common stock, and also indicated that it wanted BREF One, LLC—Series A to enter into a voting agreement pursuant to which it would agree to vote its shares of our common stock in favor of the proposed merger and would grant to CDP Capital-Financing an irrevocable proxy to vote those shares at the special meeting.

        Negotiations of a merger agreement resumed between CDP Capital-Financing and us and our respective counsel. In addition, CDP Capital-Financing negotiated the terms of the voting agreement with BREF. Concurrently, CDP Capital-Financing continued its due diligence investigation of our business and portfolio, with particular focus on the extent of the estimated potential decrease in the value of our subordinated CMBS portfolio that could result from Hurricane Katrina, which had caused extensive damage in the Gulf Coast region in late August. On September 26, our board met to receive an update on the status of the negotiations from management, Citigroup and Sidley.

        During the week of September 26, our board scheduled a meeting for September 30 to consider authorizing a merger agreement with CDP Capital-Financing at $22 cash per common share. During the evening of September 29, a representative of CDP Capital-Financing informed Mr. Blattman that CDP Capital-Financing was prepared to recommend to the board of directors of Caisse, the parent of CDP Capital-Financing, to pay $22 per share less an adjustment to account for recent developments affecting our CMBS portfolio, including CDP Capital-Financing's estimate of our potential exposure to Hurricanes Katrina and Rita. In that conversation, CDP Capital-Financing had initially proposed a $1.25 per share reduction in the merger consideration, but in a later discussion that evening a representative of CDP Capital-Financing indicated that a $0.50 reduction might be acceptable, depending upon the results of continuing due diligence and the approval of the Caisse board. At that time, Mr. Blattman did not agree to recommend any price less than $22 per common share.

        At its meeting on Friday, September 30, our board and the special committee, meeting jointly, received a presentation from management and Citigroup concerning CDP Capital-Financing's proposal, including Citigroup's oral opinion that, as of such date, a $21.50 per common share merger consideration was fair from a financial point of view to holders of our common stock. Sidley described to our board the material provisions of the proposed merger agreement, including that the agreement would require us to direct Citigroup to terminate the asset sale process and would require us to pay a $10 million termination fee to CDP Capital-Financing, plus reimburse it for up to $2 million of its transaction expenses, if our board terminated the merger agreement in order to accept an unsolicited "superior proposal" (as defined in the proposed merger agreement). The proposed merger agreement also specified that the effects of Hurricanes Katrina and Rita, among other matters, were specifically excluded from the definition of "material adverse effect" such that the merger agreement would require CDP Capital-Financing to close the merger regardless of the amount of actual damage suffered by our portfolio from the hurricanes, which damage could not then be reliably estimated due to the unavailability of accurate information.

        In light of its expectations that Citigroup would likely receive preliminary indications of interest in the asset auction on October 13, the Board, upon the recommendation of the special committee, authorized Mr. Blattman to enter into a merger agreement on our behalf at a price of not less than $21.50 per share, provided that his authority to do so would terminate at the close of business on Monday, October 3, 2005.

        Also on September 30, 2005, our Board and Compensation Committee approved minimum cash and stock bonuses for our executive officers and other members of our senior management. See "Interests of Certain Persons in the Merger" below.

        On September 30, 2005, representatives of CDP Capital-Financing indicated to us and Citigroup that Caisse's board of directors had lowered the price at which it was prepared to authorize a transaction to $20 per share of common stock, principally, we were told, as a result of the uncertainty surrounding damage from Hurricane Katrina, its concern over the costs of hedging our portfolio in connection with signing a merger agreement and its desire to adopt a "more conservative" approach to the value of our CMBS portfolio. Mr. Blattman, after conferring with members of the special committee, responded that $20 per share of common stock was too low a price for us to be willing to terminate our asset sale process and that in order to enter into any merger agreement with CDP Capital-Financing at that price, an agreement would need to permit us to continue that process and not include the $10 million termination fee described above, so as not to inhibit the prospective asset bidders.

        Over the next few days negotiations on those points and others continued between CDP Capital-Financing and us and our respective representatives. We requested that the merger consideration be increased above $20 per common share; CDP Capital-Financing refused. On October 5, CDP Capital-Financing agreed, with the merger consideration remaining at $20 per common share, to permit us to continue soliciting bids in the asset auction until December 1, 2005, so long as it would receive, if our board terminated the merger agreement to accept a superior proposal, reimbursement of its transaction expenses of up to $2 million, but no termination fee, and, if such termination occurred after January 1, 2006, it would receive the same expense reimbursement plus a termination fee in the amount of $8 million. In addition, CDP Capital-Financing requested that the merger agreement include a provision requiring us to enter into hedging arrangements to insulate our CMBS portfolio from the negative effects of interest rates rising in the future. Mr. Blattman indicated that he would recommend a merger agreement including those provisions to the special committee and the board at their next meeting.

        On October 6, the special committee and our board held telephonic joint meetings. Our senior management and Sidley updated the special committee and the board on the status of the negotiations over the preceding week and the revised terms of the merger agreement, and related documents and issues were reviewed and discussed with the special committee and the board. At that meeting, Citigroup reviewed its financial analysis of the merger, answered questions from the board and provided the board its oral opinion that, as of such date, the $20 per common share merger consideration was fair from a financial point of view to holders of our common stock. Citigroup also advised the board that it believed that the hedging arrangements requested by CDP Capital-Financing were prudent and would not interfere with the continuation of the asset sale process. After additional discussions and deliberations, the special committee unanimously recommended to the board that the merger agreement be approved, and the board approved the merger agreement and certain related transactions and authorized and directed management to execute the merger agreement on behalf of the company, with no director dissenting. Jeffrey M. Blidner, who had not attended the meeting due to overseas travel, later confirmed his concurrence with that board action. Later that day, Citigroup confirmed its oral opinion by delivering a written opinion dated as of such date. A copy of that opinion is attached to this proxy statement as Appendix B.

        Representatives of us and CDP Capital-Financing finalized the merger agreement and related documents and CDP Capital-Financing and we executed the merger agreement on October 6, 2005. We issued a press release announcing the execution of the merger agreement on the same day.

        We continued our asset sale process, but did not receive any indication of interest on October 13, the scheduled bid return date. Since then, we have not received any bids in connection with our asset sale process, which we have terminated.

        On November 30, 2005, the merger agreement was amended and restated to describe more accurately the ownership of Cadim W.F. Co.

Our Reasons for the Merger; Recommendation of Our Board of Directors

        At a joint meeting on October 6, 2005, (i) the special committee of our board unanimously recommended to our board that the merger be approved and (ii) our board approved (with no director dissenting or abstaining) the merger and certain related transactions and authorized and directed management to execute the merger agreement on our behalf. Our board declared the merger and the other transactions contemplated by the merger agreement advisable and in the best interests of our stockholders and directed that it be submitted for consideration at a special meeting of our stockholders entitled to vote thereon. Accordingly, our board recommends that you vote FOR approval of the merger at the special meeting and FOR the authorization of the proxies to vote on such other matters as may properly come before the special meeting or any adjournment or postponement thereof, including any procedural matters incident to the conduct of the special meeting, such as adjournment of the special meeting.

        In reaching its decision to approve the merger and to recommend that our stockholders vote to approve the merger, our board considered a number of factors, including the following material factors:

  •
  the special committee's and board's familiarity with, and presentations by our management and financial advisors regarding, our business, operations, portfolio and assets, financial condition, business strategy, and prospects (as well as the risks involved in achieving those prospects), the nature of the high-yielding, non-investment grade commercial mortgage-backed securities market, industry trends and economic and market conditions, both on a historical and on a prospective basis;

  •
  the current favorable, but likely temporary, conditions in the commercial mortgage-backed securities market caused in part by decreases in U.S. Treasury rates and the tightening of subordinated CMBS spreads, that have increased the value of our portfolio;

  •
  the uncertainty of the prospects for successfully implementing an originations-based business plan by the company, based upon unfavorable competitive trends and deteriorating credit underwriting standards in the market and the significant upfront and ongoing cash expenditures likely to be required;

  •
  the ranges of stockholder value that our management and financial advisor expected to be generated from the various strategic alternatives potentially available to us, including the alternatives of remaining independent, continuing the auction of our assets prior to entering into the merger agreement, our liquidation or other restructuring alternatives (our board in particular noted Citigroup's discounted cash flow analysis as summarized below under "Opinion of Citigroup Global Markets Inc.—Discounted Cash Flow Analysis");

  •
  the risks and uncertainties associated with those alternatives including the risks associated with delaying the sale process, which included the risk that CDP Capital-Financing would withdraw its proposal or reduce its per share offer price, and potential further decreases in our common stock price;

  •
  the risks and uncertainties associated with any long-term liquidation of our assets and distribution of the proceeds to our stockholders, including the risks associated with the three-year period which may be required to complete a liquidation under Maryland law;

  •
  the number of prospective merger partners contacted by us or our financial advisor since January 2005, and the failure of those persons so contacted to express any meaningful interest in pursuing an acquisition opportunity of our company at a price superior to that offered by CDP Capital-Financing;

  •
  the fact that the merger agreement allowed us to continue our auction process until November 30, 2005, and further allows us from and after December 1, 2005, through the date of the special meeting, to respond to unsolicited proposals under certain circumstances and to terminate the merger agreement to accept a superior proposal at any time prior to January 1, 2006, without payment of any termination fee to CDP Capital-Financing, other than the reimbursement of up to $2 million of its expenses, and after such date so to terminate the merger agreement with the payment of an $8 million termination fee, in addition to such reimbursement of CDP Capital-Financing's expenses (see "THE MERGER AGREEMENT—Permitted Solicitation of Takeover Proposals");

  •
  the belief of our board (after discussions with management, Citigroup and Sidley) that (i) the up to $2 million expense fee (representing approximately 0.61% of the aggregate consideration to be paid to our stockholders in the merger), and (ii) the up to $2 million expense fee and $8 million termination fee (representing together approximately 3.05% of the aggregate consideration to be paid to our stockholders in the merger) should not have a significant adverse effect on the likelihood of another party making a superior proposal;

  •
  the financial presentations of Citigroup and its opinion that, as of October 6, 2005, the consideration to be paid to the holders of our common stock in the merger was fair to such holders from a financial point of view (see "Opinion of Citigroup Global Markets Inc." below);

  •
  the current and historical market prices of our common stock relative to those of other industry participants and general market indices, and the fact that the $20.00 merger consideration represents a 31.49% premium over the closing price of our common stock on October 6, 2005, shortly before our public announcement of the merger agreement and a 22.7% premium over the closing price of our common stock on February 22, 2005, the last trading day prior to our public announcement that our board had engaged Citigroup as its exclusive financial advisor to assist us in undertaking a review of our various strategic alternatives, including our possible sale;

  •
  the fact that BREF One, LLC—Series A, which beneficially owns approximately 9.7% of our common stock and which will receive the same per share merger consideration as all other stockholders, was willing to enter into a voting agreement committing to vote in favor of the merger;

  •
  the fact that the merger consideration is all cash at a fixed price, which provides certainty of value to our common stockholders; and

  •
  the fact that CDP Capital-Financing has indicated to us an interest in retaining a substantial number of our employees.

        Our board also considered the following factors relating to the specific terms of the merger agreement:

  •
  the merger agreement is subject to a limited number of conditions and our board believes, after review with its legal advisors, that the conditions to the merger will be satisfied (see "THE MERGER AGREEMENT—Conditions to the Merger")

  •
  the merger agreement provides that in determining whether a material adverse effect has occurred with respect to us, which would permit CDP Capital-Financing not to close the merger, any effects resulting from, among others, (i) defaults on or in connection with certain portfolio assets, (ii) Hurricanes Katrina and/or Rita or (iii) changes in (A) prevailing interest rates or credit spreads, (B) prevailing economic or market conditions or (C) national or international political or social conditions (including the engagement of the United States in hostilities or the occurrence of any terrorist attack), shall be disregarded, except to the extent (in the case of clause (iii) above) that such events have a materially disproportionate effect on us (relative to other industry participants);

  •
  CDP Capital-Financing's obligation to consummate the merger is not subject to a financing condition and CDP Capital-Financing represented to us in the merger agreement that it has available to it sufficient funds to consummate the merger;

  •
  the merger agreement provides that under certain circumstances, and subject to certain conditions more fully described in the sections entitled "THE MERGER AGREEMENT—Permitted Solicitation of Takeover Proposals", "THE MERGER AGREEMENT—Termination" and "THE MERGER AGREEMENT—Termination Fees", we can continue our asset sale process, furnish information to and conduct negotiations with a third party, terminate the merger agreement, and enter into an agreement relating to a superior proposal;

  •
  the belief of our board, based on advice from Citigroup, that the hedging arrangement provided for in the merger agreement and more fully described in the section entitled "THE MERGER

    AGREEMENT—Hedging Arrangement" would not have a meaningfully adverse effect on the likelihood of another party making a superior proposal;

  •
  the fact that the merger must be approved by a vote of the holders of two-thirds of our shares of common stock outstanding on the record date for the special meeting and that, accordingly, the merger will not be consummated unless the transaction is supported by a substantial majority of our stockholders; and

  •
  the other terms of the merger agreement, as reviewed by our board with its legal advisors (see "THE MERGER AGREEMENT").

        Our board also considered potential drawbacks or risks relating to the merger, including the following material risks and factors:

  •
  the all-cash price would not allow our stockholders to participate after the closing in future dividends, future growth or the benefits of synergies resulting from the merger;

  •
  the merger would constitute a taxable transaction to our common stockholders;

  •
  certain of our directors and executive officers may have conflicts of interest in connection with the merger, as they may receive benefits that are different from, and in addition to, those of our other stockholders, as described below under the caption "Interests of Certain Persons in the Merger";

  •
  the restrictions on the conduct of our business prior to the consummation of the merger, requiring us to conduct our business in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger;

  •
  the risks and costs to us if the merger does not close, including the diversion of management and employee attention, employee attrition and the effect on our business relationships; and

  •
  the possibility that the $8 million termination fee and up to $2 million in expenses payable under specified circumstances may discourage a competing proposal to acquire us.

        The foregoing discussion addresses the material information and factors considered by our board of directors in its consideration of the merger. In view of the variety of factors and the amount of information considered, our board did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. Our board's recommendation was made after consideration of all the factors as a whole. In addition, individual members of our board may have given different weights to different factors.

Opinion of Citigroup Global Markets Inc.

        We retained Citigroup to act as our exclusive financial advisor in connection with our review of our strategic alternatives. Pursuant to our engagement letter with Citigroup, dated December 17, 2004, Citigroup rendered an opinion to our board of directors dated as of October 6, 2005 to the effect that, as of the date of the opinion, and based upon and subject to the considerations and limitations set forth in the opinion, Citigroup's work described below and other factors Citigroup deemed relevant, the merger consideration was fair, from a financial point of view, to the holders of our common stock.

        The full text of Citigroup's opinion, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included as Appendix B to this document. The summary of Citigroup's opinion set forth below is qualified in its entirety by reference to the full text of the opinion. You are urged to read Citigroup's opinion carefully and in its entirety on page B-1.

        Citigroup's opinion was limited solely to the fairness of the merger consideration from a financial point of view to the holders of our common stock as of the date of the opinion. Neither Citigroup's opinion nor the related analyses constituted a recommendation of the proposed merger to our board of directors. Citigroup makes no recommendation to any stockholder regarding how such stockholder should vote with respect to the merger.

        In arriving at its opinion, Citigroup reviewed a draft dated October 5, 2005 of the merger agreement and held discussions with certain of our senior executive officers, directors and other representatives and advisors concerning our business, operations and prospects. Citigroup examined certain publicly available business and financial information relating to us as well as certain financial forecasts and other information and data relating to us which were provided to, or otherwise reviewed by or discussed with, Citigroup by our management. Citigroup reviewed the financial terms of the merger as set forth in the merger agreement in relation to, among other things:

  •
  current and historical market prices and trading volumes of our common stock;

  •
  our historical and projected cash flows and other operating data; and

  •
  our capitalization and financial condition.

        In connection with its engagement and at our direction, Citigroup approached, and held discussions with, third parties to solicit indications of interest in the possible acquisition of us or our assets. In addition to the foregoing, Citigroup conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citigroup deemed appropriate in arriving at its opinion.

        In rendering its opinion, Citigroup assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and upon the assurances of our management that they were not aware of any relevant information that had been omitted or remained undisclosed to Citigroup. With respect to financial forecasts and other information and data relating to us, including our calculation of the fair market value of our underlying assets, provided to or otherwise reviewed by or discussed with Citigroup, Citigroup was advised by our management that such forecasts, other information, data and calculation of fair market value were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to our future financial performance. Citigroup was not asked to, and did not, express a view with respect to such forecasts, other information, data and calculation of fair market value or the assumptions on which they were based. Citigroup assumed, with the consent of our board of directors, that the merger will be consummated in accordance with the terms of the merger agreement, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on us or the merger. Our representatives advised Citigroup, and Citigroup assumed, that the final terms of the merger agreement would not vary materially from those set forth in the draft reviewed by it.

        Citigroup's opinion did not address the relative merits of the merger as compared to any alternative business strategies that might exist for us or the effect of any other transaction in which we might engage. Citigroup's opinion was necessarily based upon information available to it, and financial, stock market and other conditions and circumstances existing, as of the date of its opinion.

        In connection with rendering its opinion, Citigroup made a presentation to our board of directors on October 6, 2005 with respect to the material analyses performed by Citigroup in evaluating the fairness to us of the merger consideration. The following is a summary of that presentation. The summary includes information presented in tabular format. In order to understand fully the financial analyses used by Citigroup, these tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to October 5, 2005, and is not necessarily indicative of current or future market conditions.

*            *            *

Historical Stock Price Analysis

        Citigroup calculated the premium (or discount) of the merger consideration ($20.00 per share of common stock) to:

  •
  the average closing price of our common stock on

  •
  October 5, 2005 (the day prior to the merger announcement date),

  •
  September 9, 2005 (the day CDP Capital-Financing submitted an oral, non-binding bid for $21.00 per share),

  •
  February 22, 2005 (the day before our announcement regarding our engagement of Citigroup to explore strategic alternatives), and

  •
  July 5, 2005 (its 52-week high); and

  •
  the three and six-month weighted average share prices of our common stock.

        Citigroup noted that the $20 merger consideration reflected a premium of 28.8% to our stock price on October 5, 2005, 3.8% to our stock price on September 9, 2005, and 22.7% to our stock price on February 22, 2005, represented a discount of 12.7% to our stock price on July 5, 2005, represented a premium of 23% to our 3-month weighted average stock price, and represented a discount of 2.1% to our 6-month weighted average stock price.

Asset Value Analysis

        Citigroup also calculated the ratios of merger consideration ($20.00) in reference to:

  •
  our GAAP book value per diluted common share, based on our filings as of June 30, 2005, and an estimate of our potential tax liability; and

  •
  our adjusted book value, based on our filings as of June 30, 2005, and an estimate of our potential tax liability. Adjusted book value is defined as book value less net assets pledged to secure non-recourse debt.'

        Citigroup noted that the merger consideration reflected a price to GAAP book value multiple of 0.78x and a price to adjusted book value multiple of 1.21x.

Discounted Cash Flow Analysis

        Citigroup performed a discounted cash flow analysis for three different scenarios to determine ranges for the implied per share value of our common stock. Each of these scenarios assumed that we would repay the senior subordinated debt held by Brascan in January 2006 and redeem our Series B Preferred Stock in the third quarter of 2006.

        1.    Run-off Sale Case

        This case was designed to analyze the value resulting from maintaining our operations on an "as-is" basis, assuming minimal new leverage and simplified operations. Citigroup calculated the discounted cash flow values for this case as the sum of the net present values of free cash flows from our existing portfolio through the second quarter of 2014 plus the terminal value of our assets resulting from an assumed asset sale in the second quarter of that year. The analysis further assumed the sale of our non-core assets in the first quarter of 2006, a modest restructuring/refinancing of our senior debt in 2009 and that we would pay a $1.00 per share dividend in the fourth quarter of 2005. Ongoing distributions of portfolio cash flow were assumed to increase in the third quarter of 2009 upon the restructuring of our senior debt. This case assumed that we would distribute $336 million from the asset sale in the second quarter of 2014 and that a final liquidating distribution would be made to stockholders in the second quarter of 2016. Reductions in general and administrative expenses were assumed to occur with the simplification of operations over time.

        Citigroup applied a range of discount rates of 9 to 13% for the period ending on the completion of the asset sale in the second quarter of 2014, used a BBB-rated collateralized mortgage backed securities discount rate of 5.5% thereafter, and assumed the same discounts/premiums to the fair market value of the CMBS portfolio assets as it used in the current asset sale case described below to arrive at a range of implied current values of our common stock of $11 to $15.

        2.    Managed Run-off Case

        This case was designed to analyze a more sophisticated potential approach to continuing our operations, involving more optimal leverage and an earlier wind-up of operations. Citigroup calculated the discounted cash flow values for this case as the sum of the net present values of free cash flows from our existing portfolio through the second quarter of 2009, plus a terminal value of our assets resulting from an assumed asset sale of the portfolio assets in the second quarter of 2009. The analysis further assumed the sale of our non-core assets in the first quarter of 2006, a re-leveraging of a portion of the CMBS portfolio in the same quarter, and a subsequent sale of our portfolio in the second quarter of 2009. The analysis assumed that we would pay a $1.00 dividend per common share in the fourth quarter of 2005, special common dividends in the amount of $49 million, $49 million and $15 million in the first, second and third quarters of 2006, respectively, and a distribution of $204 million from the asset sale in the second quarter of 2009. A final liquidating dividend would be made to stockholders in the second quarter of 2011. Reductions in general and administrative expenses were assumed to occur after the 2006 re-leveraging and again after the 2009 asset sale.

        Citigroup applied a range of discount rates of 9 to 13% for the period ending on the completion of the asset sale in the second quarter of 2009, used a BBB-rated collateralized mortgage backed securities discount rate of 5.5% thereafter, and assumed the same discounts/premiums to the fair market value of the portfolio assets as it used in the current asset sale case described below to arrive at a range of implied current values of our common stock of $14 to $17.

        3.    Continue Current Asset Sale Case

        This case analyzed value to common stockholders of completing our then current asset sale process and thereafter winding-up our affairs as rapidly as practicable, consistent with Maryland law. Citigroup calculated the discounted cash flow values for this case as the sum of the net present values of free cash flows from our existing portfolio through the first quarter of 2006, plus a terminal value of our assets resulting from an assumed sale of the portfolio in the first quarter of 2006.

        The estimated future free cash flows were based on the assumption that we would sell our assets within six months, distribute the bulk of the proceeds to common stockholders later in 2006 after redemption of our Series B Preferred Stock, and thereafter create a liquidating trust to wind-up our operations and make a final, liquidating distribution. It was further assumed that, in connection with the asset sale and liquidation process, we would pay a $1.00 dividend per share in the fourth quarter of 2005 prior to the completion of the asset sale, a special dividend of $3.00 per share in the second quarter of 2006 and a special dividend of $276 million comprising the balance of the asset sale proceeds in the third quarter of 2006. The final distribution would be made to stockholders in the fourth quarter of 2008. Reductions in general and administrative expenses were assumed to occur after the 2006 asset sale.

        Citigroup applied a range of discount rates of 9 to 13% for the period ending on the completion of the asset sale in the first quarter of 2006, and used a BBB-rated collateralized mortgage backed securities discount rate of 5.5% thereafter, as well as an implied discount/premium to fair market value of the portfolio assets of -5% to +5% in arriving at a reference value range. Based on this analysis, Citigroup observed that the implied current value of our common stock ranged from $16 to $19.

*            *            *

        Citigroup's advisory services and opinion were provided for the information of our board of directors in its evaluation of the merger and did not constitute a recommendation of the merger to us or a recommendation to any person as to how such person should vote on any matters relating to the merger.

        The preceding discussion is a summary of the material financial analyses furnished by Citigroup to our board of directors, but it does not purport to be a complete description of the analyses performed by Citigroup or of its presentation to our board of directors. The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Citigroup made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give its fairness opinion as described above. Accordingly, Citigroup believes that its analyses, and the summary set forth above, must be considered as a whole, and that selecting portions of the analyses and of the factors considered by Citigroup, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Citigroup and its opinion.

        In its analyses, Citigroup made numerous assumptions with respect to us, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control. Any estimates contained in Citigroup's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, none of CRIIMI MAE, our board of directors, Citigroup or any other person assumes responsibility if future results or actual values differ materially from the estimates.

        Citigroup's analyses were prepared solely as part of Citigroup's analysis of the fairness of the merger consideration and were provided to our board of directors in that connection. The opinion of Citigroup was only one of the factors taken into consideration by our board of directors in making its determination to approve the merger agreement and the merger. See "Our Reasons for the Merger; Recommendation of Our Board of Directors" above.

        Citigroup is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We selected Citigroup to act as our financial advisor to our board of directors in connection with the proposed merger on the basis of Citigroup's international reputation.

        Pursuant to our engagement letter with Citigroup, we have agreed to pay Citigroup (a) an amount equal to 1.25% of the merger consideration upon the closing of the merger, and (b) in the event that we become entitled to any termination fee within twenty-four months of the date of the engagement letter, an amount equal to 20% of all such termination fees, but in no event to exceed 1.25% of the merger consideration, subject to adjustments based on costs incurred by us in connection with the merger. We have also agreed to indemnify Citigroup against specific liabilities and expenses relating to or arising out of its engagement, including liabilities under the federal securities laws. Citigroup and its affiliates in the past have provided, and currently provide, services to Brascan Corporation, a significant stockholder of the company, unrelated to the proposed merger, including advisory and financing services, for which services Citigroup and its affiliates have received and expect to receive compensation. Barry S. Blattman, a managing partner of Brascan Corporation's affiliate, Brascan Real Estate Financial Partners LLC, currently serves as our Chairman of the Board of Directors and CEO. In the ordinary course of its business, Citigroup and its affiliates may actively trade or hold our securities and the securities of Brascan Corporation and CDP Capital-Financing or their affiliates for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citigroup and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with us, Brascan Corporation and CDP Capital-Financing and its affiliates.

Certain Material U.S. Federal Income Tax Consequences

        The following is a general discussion of certain material United States federal income tax consequences to our stockholders of the receipt of cash in exchange for our common stock pursuant to the merger. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable current and proposed United States Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. This discussion assumes that the shares of our common stock are held as capital assets by a United States person (e.g., a citizen or resident of the United States or a domestic corporation). Except where noted, this discussion does not address all aspects of United States federal income taxation that may be relevant to a particular stockholder in light of the stockholder's personal investment circumstances, or those stockholders subject to special treatment under the United States federal income tax laws (for example, life insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, United States expatriates, foreign corporations and nonresident alien individuals), stockholders who hold shares of our common stock as part of a hedging, "straddle," conversion or other integrated transaction, or stockholders who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements. In addition, the discussion does not address any aspect of foreign, state or local or estate and gift taxation that may be applicable to a stockholder. Our stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for our common stock pursuant to the merger.

        The receipt of cash in the merger will be a taxable transaction for United States federal income tax purposes (and also may be a taxable transaction under applicable state, local and foreign income and other tax laws). In general, for United States federal income tax purposes, a holder of our common stock will recognize gain or loss equal to the difference between his or her aggregate adjusted tax basis in our common stock converted to cash in the merger and the amount of cash received. Gain or loss will be calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) converted to cash in the merger. If the shares were held for more than one year, the gain or loss would be long-term capital gain or loss, subject (in the case of stockholders who are individuals) to tax at a maximum United States federal income tax rate of 15% and will be short-term capital gain or loss if, at the effective time of the merger, the shares of our common stock so converted to cash were held for one year or less. The deductibility of a capital loss recognized on the exchange is subject to limitations.

        Under the United States federal income tax backup withholding rules, unless an exemption applies, Cadim White Flint Co. generally is required to and will withhold 28% of all payments to which a stockholder or other payee is entitled in the merger, unless the stockholder or other payee (1) is a corporation or comes within other exempt categories and demonstrates this fact or (2) provides such stockholder's correct tax identification number (social security number, in the case of an individual, or employer identification number in the case of other stockholders) and certifies under penalties of perjury that the number is correct (or properly certifies that it is awaiting a taxpayer identification number) and certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Each stockholder and, if applicable, each other payee should complete and sign the substitute Internal Revenue Service Form W-9 that will be part of the letter of transmittal to be returned to the exchange agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a manner satisfactory to the exchange agent. Stockholders who are not U.S. citizens or U.S. resident aliens should complete, sign and submit an Internal Revenue Service Form W-8BEN, "Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding." Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above can be refunded or credited against a holder's United States federal income tax liability, if any, provided that the required information is furnished to the United States Internal Revenue Service in a timely manner.

        The discussion above of certain material United States federal income tax consequences is included for general information purposes only. Our stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for our common stock pursuant to the merger.

Governmental and Regulatory Approvals

        We are not aware of any federal or state regulatory approvals that are required to complete the merger, other than the filing of the articles of merger with, and the acceptance of the articles for record by, the State Department of Assessments and Taxation of Maryland.

Interests of Certain Persons in the Merger

        In considering the recommendation of our board of directors with respect to the merger, you should be aware that some of our directors and current and former executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of our stockholders generally. These interests and arrangements may create potential conflicts of interest. Our board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decisions to approve the merger and to recommend that our stockholders vote in favor of approval of the merger. References in this section to our current executive officers refer to the following individuals who we currently classify as executive officers: Barry S. Blattman, Mark R. Jarrell, Cynthia O. Azzara and Daniel P. Warcholak. References to our named executive officers refer to those of our current and former executive officers for whom information was disclosed in the compensation table of our proxy statement for our 2005 annual meeting (Barry S. Blattman, Mark R. Jarrell, Cynthia O. Azzara and Daniel P. Warcholak and our former Executive Vice President, Stephen M. Abelman).

Change in Control Agreements

        On January 5, 2005, after consultation with an independent compensation consulting firm, and upon the recommendation of the compensation and stock option committee, the board of directors approved a form of change in control agreement, which were entered into between us and our named executive officers (Barry S. Blattman, Mark R. Jarrell, Cynthia O. Azzara, Stephen M. Abelman and Daniel P. Warcholak) in February of 2005. The agreements provide for the accelerated vesting of restricted stock awards and certain other awards previously granted to the named executive officers, upon a "change in control" of us (as defined in the agreement) and for certain payments to a named executive officer upon the termination of such officer's employment by us without "cause" or by such officer for "good reason" within two years of a "change in control," all such terms as defined in the agreement. The change in control agreements also provide for the payment of accrued but unpaid salary and vacation benefits through the date of termination and a pro rata portion of any accrued but unpaid minimum annual bonus for the year of such termination. In the event that the employment of each current executive officer were terminated by us without cause or by the executive officer for good reason within two years of the merger with an estimated closing of January 18, 2006, the estimated amount of such severance payments (not including pro rata salaries and bonuses) would be $2,500,000, $2,500,000, $1,000,000 and $800,000 for Mr. Blattman, Mr. Jarrell, Ms. Azzara and Mr. Warcholak, respectively.

        Mr. Abelman's employment with us ended on September 9, 2005. In connection with that termination, we entered into a separation agreement which provides that Mr. Abelman will receive change in control benefits under his change in control agreement in the merger. Also in connection with that termination, we entered into a consulting agreement for a term ending on June 30, 2006. At the time of the merger, all payments for services rendered or to be rendered by Mr. Abelman under the consulting agreement become immediately due and payable on an accelerated basis. We are obligated to pay Mr. Abelman a total of $1,000,000 under the change in control agreement, and $165,000 in accelerated consulting fees, benefits and other cash amounts under the consulting agreement, assuming that the merger is completed on January 18, 2006.

        On September 30, 2005, our board established 2006 success bonus amounts for each of Mr. Jarrell, Ms. Azzara and Mr. Warcholak in the amount of $1,400,000, $500,000 and $200,000, respectively. Each of the above executive officers will be entitled to receive his or her respective success bonus amount, provided that (i) a successful sale of us or all or substantially all of our assets is completed during 2006 on terms and conditions approved by our board of directors, (ii) the executive officer uses his or her best efforts to assist us during the process leading up to the sale, (iii) the executive officer seeks to ensure a smooth closing and integration following the sale, and (iv) our employment of the executive officer is not terminated by either us or the executive officer for any reason prior to the completion of the sale. Any such success bonus amount will be paid to an eligible executive officer 30 days after the closing of a sale transaction; however, the success bonus amount will not be paid to an otherwise eligible executive officer if such officer receives "change in control benefits" as set forth above on or before the 30th day after the closing of the sale transaction. For Mr. Jarrell and Ms. Azzara, any such success bonus amounts shall be in addition to, and not in lieu of, the minimum cash and stock bonuses payable to the executive officer pursuant to his or her respective employment agreement.

        The 2006 success bonus arrangement is in lieu of the 2005 target bonus arrangement previously established and disclosed by us. The 2005 target bonus arrangement is contingent on the completion of a sale transaction during 2005. Accordingly, assuming the merger occurs in 2006, the 2005 target bonus amounts will not be payable.

        Also on September 30, 2005, our board approved the following minimum bonus amounts for each of Mr. Blattman, Mr. Jarrell, Ms. Azzara and Mr. Warcholak, payable to the executives in respect of 2005: Barry S. Blattman, $350,000 in cash, Mark R. Jarrell, $325,000 in cash and $500,000 in stock, Cynthia O. Azzara, $300,000 in cash and $50,000 in restricted stock, vesting over three years, and Daniel P. Warcholak, $150,000 in cash.

        In connection with the execution of the merger agreement, Mr. Jarrell's and Ms. Azzara's employment agreements were amended to provide that, in the event our common stock is no longer traded on a public securities market, certain awards of stock payable at the end of 2006 (in the case of Mr. Jarrell, stock having a value of $500,000, and in the case of Ms. Azzara, restricted stock having a value of $50,000 and becoming vested over three years) will instead be paid in cash. Following the merger, our common stock will no longer trade on a public securities market.

        On March 3, 2005, our board of directors adopted an amendment to our stock option plan, among other things, to provide the same treatment for restricted stock units upon a change in control as provided for options and restricted stock awards.

        Subsequent to the execution of the merger agreement, CDP Capital-Financing and certain of our officers (including our executive officers) entered into discussions regarding the terms of the officers' employment during a short transition period following completion of the merger and payments under their change in control agreements. No definitive agreements have been entered into as of the date of this proxy statement. These discussions are ongoing.

Restricted Stock and Other Equity-Based Awards

        As of the effective time of the merger, all unvested restricted stock and restricted stock units held by our employees and directors will vest in full and will be converted at the effective time of the merger into the right to receive $20.00 in cash, without interest, per share or restricted stock unit. None of our executive officers own restricted stock units. The amounts that will be payable to each of our named executive officers with respect to such unvested restricted stock is anticipated to be as follows: Barry S. Blattman, $0, Mark R. Jarrell, $310,560, Cynthia O. Azzara, $360,400 (not including restricted stock approved by our board in the amount of $50,000 to be awarded on December 30, 2005) and Daniel P. Warcholak, $93,160. The aggregate amount that will be payable to all directors and current executive officers with respect to such unvested restricted stock and restricted stock units is anticipated to be $1,234,980.

        As described below—see "THE MERGER AGREEMENT—Treatment of Our Stock Option and Deferred Compensation Plans"—the merger agreement provides that, as of the effective time of the merger, each outstanding stock option held by our employees and directors, whether or not exercisable and whether or not vested, will be cancelled in exchange for the right to receive a lump sum cash payment, less applicable withholding taxes, equal to the excess, if any, of (x) the product of $20.00 multiplied by the number of shares of our common stock subject to such option over (y) the aggregate exercise price for such option. One of our current executive officers, and 5 of our directors hold stock options. The amounts that will be payable to the named executive officer in exchange for the cancellation of such option is anticipated to be as follows: Daniel P. Warcholak, $382,547. The aggregate amount that will be payable to all directors and current executive officers in exchange for the cancellation of such options is anticipated to be $667,469.50.

        The aggregate amounts described above are in addition to payments to directors and current and former executive officers in respect of shares owned by them (unrestricted) immediately prior to the completion of the merger.

Indemnification of Directors and Officers; Directors' and Officers' Insurance

        Our directors and officers are entitled under the merger agreement to continued indemnification and insurance coverage (see "THE MERGER AGREEMENT—Indemnification").

Relationships with BREF One

        Pursuant to an Assignment and Assumption Agreement, dated as of November 17, 2004, BREF One, LLC—Series A, a Delaware limited liability company controlled by Brascan Real Estate Financial Partners LLC acquired from an affiliate in a private transaction (i) 1,212,617 shares of our common stock, (ii) a warrant to purchase up to 336,835 additional shares of our common stock for a purchase price of $11.50 per share (which has been exercised on November 18, 2005) and (iii) $30,000,000 aggregate principal amount of our 15% Senior Subordinated Notes Due 2006. An affiliate of BREF

One had acquired the shares of common stock, warrant and the Subordinated Notes from us as part of our recapitalization in January 2003 pursuant to the terms of an Investment Agreement, dated as of November 14, 2002, as subsequently amended on December 2, 2002 and January 13, 2003, between us and the affiliate. Pursuant to the terms of the assignment, BREF One assumed the rights and obligations of the affiliate under the investment agreement, including the right to receive a quarterly fee of $434,000 through January 26, 2006 and the right to cause up to two nominees of BREF One to serve on our board of directors.

        Pursuant to the assignment, BREF One also assumed certain rights and obligations under a registration rights agreement and non-competition agreement, each entered into between us and the affiliate. Under the registration rights agreement, as assigned, we agreed to indemnify BREF One and its affiliates against certain liabilities in connection with the registration of any of the shares of common stock or shares acquired upon exercise of the warrant. Under the non-competition agreement, BREF One (and its controlled affiliates) will not directly or indirectly compete with us prior to January 23, 2006 in certain specified areas of business. These specified areas of business are consistent with those that we are permitted to conduct under the Senior Subordinated Secured Note Agreement relating to the Subordinated Notes assigned to BREF One and are generally described as (a) the acquisition, ownership and management of non-investment grade securities secured by pools of commercial and/or multifamily mortgage loans originated in anticipation of rated "conduit" securitizations, (b) the origination or purchase of commercial and/or multifamily mortgage loans in anticipation of pooling such loans for rated "conduit" securitization transactions, and the origination or purchase of certain mezzanine loans in connection with such mortgage loans, (c) the servicing of commercial and/or multifamily loans, and (d) the provision of commercial and/or multifamily mortgage loan due diligence services to third parties.

        In connection with the entry into the merger agreement, we and BREF One entered into a Termination and Waiver Agreement providing that effective upon the consummation of the merger, the non-competition agreement shall be terminated, BREF One and CDP Capital-Financing entered into a Voting Agreement to induce CDP Capital-Financing and Cadim W.F. Co. to enter into the merger agreement and Brascan Real Estate Financial Partners and CDP Capital-Financing entered into a Non-Solicitation Agreement to induce CDP Capital-Financing and Cadim W.F. Co. to enter into the merger agreement.

        Mr. Blattman serves as our Chairman and Chief Executive Officer pursuant to the terms of the investment agreement between BREF One and us. Mr. Blattman is a managing partner of Brascan Real Estate Financial Partners, LLC, which is the owner of the Managing Partner of BREF One.

Amendment to Our Rights Agreement

        In connection with the signing of the merger agreement, we also amended our rights agreement with Registrar and Transfer Company to provide that the preferred stock purchase rights will not become exercisable because of:

  •
  the execution and delivery of the merger agreement or the voting agreement;

  •
  the consummation of the merger; or

  •
  the consummation of any of the other transactions contemplated by the merger agreement or the voting agreement.

No Dissenters' Rights

        Holders of our common stock are not entitled to dissenting stockholders' appraisal rights or other similar rights in connection with the merger or any of the transactions contemplated by the merger agreement. The Maryland General Corporation Law does not provide for appraisal rights or other similar rights to stockholders of a corporation in connection with a merger if the shares of the corporation are listed on the NYSE on the record date for determining stockholders entitled to vote on the merger.

THE MERGER AGREEMENT

        The following summary of the terms of the merger agreement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Appendix A. The description of the merger agreement in this proxy statement has been included to provide you with information regarding its terms. The merger agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of the merger agreement between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to disclosure to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Structure and Effective Time

        The merger agreement provides for the merger of Cadim W.F. Co. with and into us. We will survive the merger and continue to exist after the merger as a controlled affiliate of CDP Capital-Financing.

        The merger will become effective upon the acceptance of the articles of merger for record by the State Department of Assessment and Taxation of the State of Maryland (or at a later time if specified in the articles of merger). The parties will file the articles of merger as soon as practicable on or after, but not later than the second business day after, the satisfaction (or waiver) of all conditions in the merger agreement (unless otherwise agreed in writing by the parties). Assuming our stockholders vote to approve the merger at the special meeting, we expect to complete the merger shortly after the special meeting; however we cannot assure you when, or if, all the conditions to completion of the merger will be satisfied or waived (see the section entitled "Conditions to the Merger" below).

Merger Consideration

        The merger agreement provides that each share of our common stock issued and outstanding immediately prior to the effective time of the merger (other than any shares of our common stock held by any of our subsidiaries), together with the associated right to purchase shares of our Series H Junior Preferred Stock, will be cancelled and automatically converted at the effective time of the merger into the right to receive $20.00 in cash, without interest, upon the surrender of the certificates representing our common stock in accordance with the merger agreement and the articles of merger. All shares of our common stock owned by our subsidiaries will be cancelled and will cease to exist at the effective time of the merger and no consideration will be delivered or deliverable in exchange for those shares. All shares of our Series B Preferred Stock outstanding immediately prior to the effective time of the merger will remain outstanding immediately following the effective time of the merger as shares of capital stock of the surviving corporation without any change or modification to any right, preference, privilege or voting power of such shares or the holders thereof, although such preferred stock after the merger will by its terms no longer be convertible into our common stock, but instead will be convertible into an amount of cash equal to the product of $20.00 and the number of common shares such preferred stock was convertible into immediately prior to the merger.

        After the completion of the merger, the shares of our common stock will be delisted from The New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, and thereafter the former holders of our common stock will be entitled only to exchange such shares for $20.00 per share in cash, without interest. We also expect that the shares of Series B Preferred Stock will also be delisted from the NYSE upon the delisting of our common stock and if so, we expect that the NYSE will also deregister the Series B Preferred Stock under the Exchange Act.

Payment Procedures

        Prior to the effective time of the merger, we will appoint Registrar and Transfer Company, our stock transfer agent, or another bank or trust company reasonably acceptable to Cadim W.F. Co. to act as paying agent that will make payment of the merger consideration in accordance with the merger agreement to our common stockholders who have properly surrendered the certificates representing shares of our common stock. At the closing of the merger, CDP Capital-Financing will, or will cause the surviving corporation to, provide to the paying agent with funds in an amount equal to the merger consideration. Promptly after the effective time of the merger, the paying agent will mail to each holder of record of our common stock a form letter of transmittal and instructions explaining how to surrender their stock certificates to the paying agent in exchange for the merger consideration. Upon surrender of a certificate for cancellation to the paying agent, together with a properly completed and duly executed letter of transmittal and any other required documents, the holder of such certificate will be paid as promptly as practicable the appropriate merger consideration in cash, minus any withholding taxes required by law.

Treatment of Our Stock Option and Deferred Compensation Plans

        The merger agreement provides that, at the effective time of the merger, we will use all reasonable efforts to take all necessary action to obtain the consent of individual option holders, if necessary, to (a) terminate the 2001 Stock Incentive Plan, as amended, the Second Amended and Restated Stock Option Plan for Key Employees and the 1996 Non-Employee Director Stock Plan and (b) to cancel, at the effective time of the merger, each option to acquire our common stock outstanding and unexercised as of such date under such stock option plans. Notwithstanding the foregoing, each stock option outstanding immediately prior to the effective time of the merger will be cancelled in exchange for the right to receive a lump sum cash payment, less applicable withholding taxes, equal to the excess, if any, of (x) the product of $20.00 multiplied by the number of shares of our common stock subject to such option over (y) the aggregate exercise price for such option eligible for payment as described in the section entitled "Payment Procedures" above.

        At the effective time of the merger, we will take all necessary action (a) to terminate our Deferred Compensation Plan, as amended, and (b) to cause the surviving corporation to pay each participant in such Deferred Compensation Plan a lump sum cash payment, less applicable withholding taxes, equal to the amount of such participant's account balance under such Deferred Compensation Plan.

Certificate of Incorporation and By-Laws

        The merger agreement provides that, at the effective time of the merger, the charter of the surviving corporation will be amended and restated in its entirety to be substantially identical to the charter of Cadim W.F. Co. as in effect on the date of the merger agreement, except that appropriate changes will be made to such charter to change (a) the surviving corporation's name and (b) the capitalization of the surviving corporation set forth therein shall include the par value, dividend rights, preferences, redemption rights, conversion rights, voting powers and other rights of the Series B Preferred Stock. The merger agreement also provides that, immediately after the effective time of the merger, the surviving corporation will take such steps as are necessary to amend and restate in their entirety the by-laws of the surviving corporation in order that they will be substantially identical to the by-laws of Cadim W.F. Co. as in effect of the date of the merger agreement.

Directors and Officers

        The merger agreement provides that the directors and officers of Cadim W.F. Co. at the effective time of the merger will become the directors and officers of the surviving corporation.

Representations and Warranties

        The merger agreement contains representations and warranties made by us to CDP Capital-Financing and Cadim W.F. Co., including representations and warranties relating to:

  •
  due organization, valid existence and good standing in the jurisdiction of organization, and other corporate matters of us and our subsidiaries;

  •
  the charter and by-laws or other organizational documents of us and our subsidiaries;

  •
  ownership of our subsidiaries' capital stock and other equity interest;

  •
  our capitalization and that of our subsidiaries;

  •
  requisite power and authority to execute, deliver and enforce the merger agreement and the articles of merger;

  •
  our business entities and our equity ownership in such entities;

  •
  approval and recommendation of the merger agreement and the merger by our board of directors;

  •
  any conflicts with, or violations of, our and our subsidiaries' organizational documents, contracts, instruments or law, any legal requirement, consent, approval or any lien;

  •
  reports, proxy statements and financial statements filed with the Securities and Exchange Commission and the accuracy of the information in those documents;

  •
  absence of certain changes and events, including any material adverse effect since December 31, 2004;

  •
  any undisclosed liabilities;

  •
  our and our subsidiaries' material contracts, including with respect to special servicing functions under such material contracts;

  •
  compliance with applicable legal requirements and possession of, and compliance with, all authorizations required for our and our subsidiaries' business;

  •
  conduct of business in the ordinary course and absence of certain changes or events, including the absence of a material adverse effect on us (see the section entitled "Material Adverse Effect" below);

  •
  transactions with affiliates;

  •
  inapplicability of any state takeover statutes to the merger, the voting agreement or the grant of a proxy by BREF One under the voting agreement;

  •
  the taking by our board of directors of all actions necessary to waive or remove the application of certain ownership limitations set forth in our charter and amend the rights agreement to ensure that the merger, the merger agreement, the transactions contemplated by the merger agreement and the grant of a proxy by BREF One shall not cause the rights set forth in the rights agreement to be applicable;

  •
  Investment Company Act of 1940;

  •
  our investments;

  •
  tax matters, including with respect to REIT qualification;

  •
  ERISA compliance and other employee benefit matters;

  •
  litigation;

  •
  employees;

  •
  compliance with applicable law;

  •
  labor matters;

  •
  environmental matters;

  •
  tangible assets;

  •
  absence of any owned real property;

  •
  intellectual property;

  •
  validity and enforceability of real property leases;

  •
  insurance;

  •
  brokers' fees with respect to the merger;

  •
  receipt of a fairness opinion; and

  •
  the vote of our common stockholders required to approve the merger.

        The merger agreement also contains representations and warranties made by CDP Capital-Financing and Cadim W.F. Co. to us, including representations and warranties relating to:

  •
  due organization, valid existence and good standing in the jurisdiction of organization, and other corporate matters;

  •
  requisite power and authority to execute, deliver and enforce the merger agreement and the articles of merger;

  •
  any conflicts with, or violations of, the organizational documents of CDP Capital-Financing and Cadim W.F. Co., contracts, instruments or law, any legal requirement, consent, approval or any lien;

  •
  accuracy of information supplied for this proxy statement and other filings with the Securities and Exchange Commission in connection with the merger;

  •
  their investigation of us;

  •
  brokers' fees with respect to the merger; and

  •
  availability of funds to pay the merger consideration.

        The representations and warranties of each of the parties to the merger agreement will terminate at the earlier of (a) the effective time of the merger and (b) the termination of the merger agreement (with certain limited exceptions).

Material Adverse Effect

        The merger agreement provides that a material adverse effect on us is a material adverse effect on:

  (a)
  the businesses, assets (including licenses, franchises and other intangible assets), financial condition or net interest margin (other than effects on net interest margin resulting from amortization charges or non-cash adjustments) of us and our subsidiaries, taken as a whole (after taking into account any insurance recoveries reasonably expected in respect thereof), or

  (b)
  our ability timely to consummate the transactions contemplated by the merger agreement or by the articles of merger, except where such effect results from:

  (v)
  defaults on or in connection with, or the failure of any master servicer or similar administrator to advance funds or make payments in connection with, certain of our CMBS,

  (w)
  the impact or aftermath of Hurricanes Katrina and/or Rita,

  (x)
  changes in (A) prevailing interest rates or credit spreads, (B) prevailing economic or market conditions, (C) laws or interpretations thereof or (D) in generally accepted accounting principles, in any such case which do not have a materially disproportionate effect (relative to other industry participants) on us,

  (y)
  changes in national or international political or social conditions, including the engagement by the United States of America in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States of America or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States of America, which do not have a materially disproportionate effect (relative to other industry participants) on us, or

  (z)
  the announcement of the identity of CDP Capital-Financing or the announcement or pendency of the transactions contemplated by the merger agreement, including any expenses incurred in connection therewith.

Conduct of Our Business Prior to the Merger

        From the date of the merger agreement through the closing, except as expressly permitted by the merger agreement (including certain hedging transactions), we have agreed to maintain our existence and conduct our business in the ordinary course and, to the extent consistent therewith, to use all reasonable efforts to preserve intact, and shall not take or omit to take any action that may jeopardize, our REIT status, to keep available the services of our current officers and employees and to preserve our business relationships continuing at the time of the closing without material change.

        We must promptly advise CDP Capital-Financing in writing of any material adverse effect. In addition, from the date of the merger agreement through the effective time of the merger or, if earlier, the termination of the merger agreement, we have agreed that, except as otherwise contemplated by the merger agreement, and without the prior written consent of CDP Capital-Financing, we will not, and will not permit our subsidiaries to, among other things:

  •
  declare, set aside or pay any dividend or make any other distribution in respect of any of our capital stock, or otherwise make any payments to our stockholders, other than (a) dividends and other distributions by our subsidiaries to us or our wholly-owned subsidiaries, (b) up to $100,000 of annual dividends paid to the preferred shareholders of CBO REIT II, Inc. and (c) the regular accumulation or payment of dividends on our Series B Preferred Stock;

  •
  other than in the case of any of our wholly-owned subsidiaries, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock;

  •
  purchase, redeem or acquire any shares of our capital stock or other securities or those of any of our non-wholly-owned subsidiaries or any other debt or equity securities of any of them or any rights, warrants or options to acquire such shares or other securities;

  •
  issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of our capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities, other than:

  (a)
  the issuance of shares of our common stock upon the exercise of stock options or vesting of restricted stock outstanding on the date of the merger agreement pursuant to our stock option and deferred compensation plans in accordance with their terms,

  (b)
  the conversion of any convertible securities outstanding as of the date of the merger agreement, and

  (c)
  the issuance of shares of our common stock upon any exercise of the Warrant dated January 23, 2003 issued to BREF One to purchase up to 336,835 shares of our common stock;

  •
  acquire or agree to acquire (a) by merging or consolidating with or otherwise, any business or any business entity or (b) any assets or properties that are material to us and our subsidiaries taken as a whole, other than securities purchased by CRIIMI MAE Securities Trading Co. in accordance with certain parameters;

  •
  amend any charter, by-laws or other comparable organizational documents;

  •
  except as may be required by law or the terms of certain plans or agreements, adopt any new employee benefit plan, incentive plan, severance plan, bonus plan, stock option plan or similar plan, make any new grants under any existing stock option plan or incentive plan, bonus plan or similar plan, amend, or otherwise modify any employee benefit plan, incentive plan, severance plan, bonus plan, stock option plan or similar plan, or enter into or amend any employment agreement or similar agreement or arrangement or grant or become obligated to grant any bonus or any increase in the compensation of directors, officers or employees, except such changes as may be required by law; or terminate the employment of any key employee, take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercise or funding under any employee benefit plan;

  •
  other than changes required by changes in generally accepted accounting principles, make any change in accounting methods, principles or practices after October 6, 2005;

  •
  other than in the ordinary course, sell, lease (other than the subleasing of excess office space), license, mortgage or otherwise encumber, dispose of or subject to any lien any of our material assets;

  •
  other than in the ordinary course, incur or assume any indebtedness for borrowed money or guarantee any such indebtedness, issue or sell any debt securities or warrants or other rights to acquire any of our debt securities, guarantee or otherwise support any debt securities or make any loans or advances to any other person, or enter into any arrangement having the economic effect of any of the foregoing, other than indebtedness not exceeding a maximum of $5 million in the aggregate;

  •
  make or rescind any material tax election or settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy in relation to taxes;

  •
  alter (through merger, liquidation, reorganization, restructuring or in any other fashion) our corporate structure or ownership or any of our wholly-owned subsidiaries, except that we are required to liquidate, dissolve or otherwise dispose of all interests in certain of our subsidiaries and certain business entities prior to the closing date;

  •
  violate or fail to perform any obligation or duty imposed upon us by any law, where such violation or failure, individually or in the aggregate, would reasonably be expected to have a material adverse effect;

  •
  take any action that would reasonably be expected to result in any of the conditions to each party's obligations to effect the merger or the conditions to obligations of CDP Capital-Financing or Cadim W.F. Co. not being satisfied in a timely manner as contemplated by the merger agreement;

  •
  settle or compromise any material litigation or waive, release or assign any material rights or claims;

  •
  enter into or amend or otherwise modify any agreement with any person that is our affiliate (other than agreements with our wholly-owned subsidiaries) or, as of the date of the merger agreement, is our or any of our subsidiaries' employee, officer or director;

  •
  authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of us or any of our subsidiaries;

  •
  (a) materially amend or terminate, or waive compliance with the material terms of or material breaches under certain contracts or (b) other than in the ordinary course, enter into a new contract, agreement or arrangement that, if entered into prior to the date of the merger agreement, would have been a certain type of contract;

  •
  fail to use all reasonable efforts to comply or remain in compliance with all material terms and provisions of certain contracts;

  •
  authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

  •
  except as specified in the merger agreement, enter into new hedging arrangements or terminate or modify existing hedging arrangements.

Other Covenants

        Under the merger agreement, our board of directors will, subject to its fiduciary duties, recommend that our stockholders vote to approve the merger. If our board modifies or withdraws its recommendation or if any takeover proposal is commenced, publicly proposed, disclosed or communicated to us, we are still obligated to call and hold the special meeting to vote on the approval of the merger, unless the merger agreement is terminated.

Permitted Solicitation of Takeover Proposals

        The merger agreement provided that we would continue, together with our financial advisor, our auction process for our assets until November 30, 2005. The merger agreement also provides that, from and after December 1, 2005, we will not, nor will we permit any of our subsidiaries to, nor will we authorize or permit any of our officers, directors or employees, or any of our or any of our subsidiaries' investment bankers, attorneys, or other advisors or representatives to:

  •
  directly or indirectly solicit, initiate, encourage or otherwise facilitate (including furnishing or disclosing information) the submission of any takeover proposal;

  •
  except to the extent permitted under the merger agreement, enter into any agreement, arrangement or understanding with respect to any takeover proposal or requiring us to abandon, terminate or fail to consummate, or which would reasonably expected to result in the abandonment or termination of, or failure to consummate, the merger;

  •
  initiate or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, a takeover proposal; or

  •
  grant any waiver or lease under any standstill or similar agreement with respect to a class of our equity securities.

        However, prior to the special meeting, we may (a) participate in discussions or negotiations with the person making a takeover proposal regarding such takeover proposal or (b) furnish information pursuant to an appropriate confidentiality agreement on terms no less restrictive than the confidentiality agreement with CDP Capital-Financing if:

  •
  we receive a bona fide unsolicited takeover proposal (or a bona fide takeover proposal received pursuant to our asset auction) after the date of the merger agreement that does not result from a breach of the no solicitation provisions of the merger agreement;

  •
  to the extent required by the fiduciary obligations of our board of directors, our board of directors determines in good faith, after consultation with outside counsel and financial advisors, that such takeover proposal constitutes or may reasonably be expected to result in a superior proposal; and

  •
  We (i) have promptly advised CDP Capital-Financing of the identity of the bidder and the material terms of such takeover proposal, (ii) have promptly provided to CDP Capital-Financing copies of any written materials we received in connection with any of the foregoing and (iii) keep CDP Capital-Financing reasonably informed of the status and material terms and conditions of such takeover proposal.

        In addition, other than in connection with the asset auction, we have agreed to immediately cease and cause to be terminated all existing discussions or negotiations with any persons with respect to, or that could reasonably be expected to lead to, any takeover proposal.

        A "takeover proposal" means (a) any inquiry, proposal or offer for a merger, consolidation, share exchange, business combination or other similar transaction involving us or any of our subsidiaries or (b) any inquiry, proposal or offer to acquire in any matter, directly or indirectly, a significant equity interest in, a significant amount of any voting securities of, or a substantial portion of the assets of, us or any of our subsidiaries, in each case other than the merger contemplated by the merger agreement. A "superior proposal" means a bona fide written takeover proposal that is not solicited by, or the result of any solicitation by, us, any of our subsidiaries or by any of our or our subsidiaries' respective officers, directors, employees, investment bankers, attorneys, accountants, agents or other advisors or representatives after the date of the merger agreement (other than in connection with the asset auction as described in the first paragraph of this section), made by a third party to acquire us pursuant to a tender or exchange offer, a merger, a consolidation or business combination, a share exchange, a sale of all or substantially all our assets or otherwise, (i) on terms which a majority of the disinterested members of our board of directors determines in good faith judgment, based on the opinion of independent financial advisors that the value of the consideration provided for in such takeover proposal (after giving effect to the reimbursement of transaction expenses to CDP Capital-Financing as described in the section entitled "Expenses and Termination Fee" below), to be more favorable to us and the holders of our common stock than the merger contemplated by the merger agreement, (ii) which is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal including any conditions, and the identity of the offeror) and (iii) for which financing, to the extent required, is then fully committed or which, in the good faith judgment of a majority of such disinterested members (based on the advice of independent financial advisors), is reasonably capable of being financed by a third party; provided that, if prior to the special meeting, we receive a takeover proposal that constitutes, or which a majority of the disinterested members of our board of directors in good faith concludes proposes consideration that is more favorable to our stockholders than the transactions contemplated by the merger agreement and which could reasonably be expected to result in, a superior proposal, we will promptly (but in any event in less than two business days) provide to CDP Capital-Financing a written notice that expressly states that we received a takeover proposal that constitutes a superior proposal, the identity of the party making such takeover proposal and the material terms and conditions of such takeover proposal, and, if requested by CDP Capital-Financing (other than with respect to any superior proposal resulting from the asset auction), we and CDP Capital-Financing will, for a period of not less than five business days after CDP Capital-Financing's receipt of such notice, negotiate in good faith to permit CDP Capital-Financing to improve the terms and conditions of the merger agreement so that our board of directors would be able to proceed with its recommendation to our stockholders without making a change of such recommendation.

        Our board of directors or any committee thereof may not withdraw or modify, or propose to withdraw or modify in any manner adverse to CDP Capital-Financing or Cadim W.F. Co., its recommendation of the merger agreement or the merger, except under certain circumstances set forth in the merger agreement. Notwithstanding the foregoing, our board of directors may withhold or withdraw its recommendation of the merger and the merger agreement only if (a) the special meeting has not occurred and (b) a majority of the disinterested members of our board of directors has concluded in good faith, after consultation with outside legal counsel, that, in light of a superior proposal, failure to so withhold or withdraw its recommendation of the merger and the merger agreement would result in a breach of the board of directors' fiduciary obligations to our stockholders under applicable law.

Employee Benefits

        CDP Capital-Financing has agreed that, to the extent that service is relevant for purposes of eligibility, vesting or the calculation or accrual of benefits (other than the accrual of benefits under any defined benefit pension plan) under any employee benefit plan, program or arrangement sponsored, maintained or contributed to by us, any of our subsidiaries, CDP Capital-Financing or any of its affiliates for the benefit of any persons who are employees of ours or any of our subsidiaries immediately before and after the effective time of the merger, such plan, program or arrangement will credit such employees for service earned on and prior to the effective time of the merger with us or any of our subsidiaries, or any of our or our subsidiaries' respective predecessors to the same extent credited under certain applicable "pension plans," "welfare plans" and other plans, agreements, policies or arrangements, except to the extent such credit would result in the duplication of benefits.

        With respect to any "welfare plan" sponsored, maintained or contributed to for the benefit of our employees after the effective time of the merger, CDP Capital-Financing has agreed to use its, or cause the surviving corporation to use its, commercially reasonable efforts to waive all limitations as to pre-existing conditions or evidence of insurability to the same extent waived under our existing benefit plans and to use its commercially reasonable efforts to provide credit to our employees for any co-payments, deductibles or out-of-pocket expenses paid by such employees under our existing benefit plans during the portion of the relevant plan year preceding the effective time of the merger, in each case to the extent permitted under the terms of the applicable plans.

        CDP Capital-Financing and we have agreed that, upon the merger, the surviving corporation will assume and agree to perform our obligations under certain employment, change in control, consulting, success bonus and stay-put agreements and other benefits, and, effective as of the effective time of the merger, CDP Capital-Financing has agreed to guarantee payment of all such obligations.

Reasonable Efforts

        Unless our board of directors approves or recommends a superior proposal (as defined in the section entitled "Permitted Solicitation of Takeover Proposals" above) in accordance with the merger agreement and subject to approval by the holders of our common stock, CDP Capital-Financing, Cadim W.F. Co. and we have each agreed to use our reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated by the merger agreement, including:

  (a)
  the obtaining of all necessary actions or non-actions, waivers, consents and approvals from governmental entities and the taking of all necessary steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity (including those in connection with anti-takeover or similar statutes),

  (b)
  the giving of all notices and obtaining of all necessary consents, approvals, waivers and exemptions from third parties,

  (c)
  the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the transactions contemplated by the merger agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity with respect to the merger or the merger agreement vacated or reversed, and

  (d)
  the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by the merger agreement.

Indemnification

        The merger agreement provides that CDP Capital-Financing and the surviving corporation will assume and guarantee, as of the effective time of the merger, all of our and our subsidiaries' obligations to indemnify our current and former directors or officers and those of our subsidiaries for actual or alleged acts, errors or omissions by such directors and officers occurring prior to the effective time of the merger to the extent that such obligations exist on October 6, 2005. Such obligations will survive the merger and will continue in full force and effect in accordance with the terms of our articles or certificate of incorporation or our by-laws and those of our subsidiaries for a period of not less than six years from the effective time of the merger.

        The merger agreement requires that, for a period of six years after the effective time of the merger, CDP Capital-Financing will, or cause the surviving corporation to, maintain in effect a policy of directors' and officers' liability insurance substantially identical to the policies maintained by us on October 6, 2005, provided that the surviving corporation is not required to pay (i) in the case of annual premiums, such premiums at a rate in excess of 250% of the rate of our annual premiums for coverage for the fiscal year 2005 and (ii) in the case of a one-time premium payment for "tail" policies, more than $2,250,000.

Conditions to the Merger

        The obligations of CDP Capital-Financing, Cadim W.F. Co. and us to effect the merger are subject to the satisfaction of the following conditions:

  •
  approval of the merger by the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote on the merger;

  •
  receipt of all material consents and approvals of any governmental entity required for the consummation of the merger, if any; and

  •
  absence of any court or other governmental entity having jurisdiction over us, CDP Capital-Financing or Cadim W.F. Co., or any of our or their respective subsidiaries, having enacted, issued, promulgated, enforced or entered any law or order which is then in effect and has the effect of making the merger illegal or otherwise restricting the closing or any provision of the articles of merger.

        In addition, the obligations of CDP Capital-Financing and Cadim W.F. Co. to complete the merger are subject to the satisfaction or waiver by each of them of the following conditions:

  •
  our representations and warranties are true and correct at and as of the closing date as if made at and as of such date (except that representations and warranties that speak as of another date will be determined as of that date), except as would not reasonably be expected to result in a material adverse effect (see the section entitled "Material Adverse Effect" above);

  •
  we have performed in all material respects all obligations under the merger agreement required to be performed at or prior to the closing date of the merger;

  •
  since the date of the merger agreement, there have occurred no changes, events or developments which, individually or in the aggregate, have had, or would reasonably be expected to have, a material adverse effect;

  •
  CDP Capital-Financing has received (a) a certificate executed by one of our senior executive officers, as to the satisfaction of the preceding three conditions and (b) an updated schedule setting forth certain litigation-related information as of a date not more than three days prior to the closing date;

  •
  CDP Capital-Financing has received evidence reasonably satisfactory to it that we and our subsidiaries have obtained all material consents, authorizations, orders, approvals, waivers and exemptions of governmental entities required, if any, in connection with the merger and the merger agreement;

  •
  no suit, action or proceeding by any governmental entity shall be pending or threatened (a) challenging the acquisition by CDP Capital-Financing and Cadim W.F. Co. of our common stock, seeking to restrain or prohibit the merger, or seeking to place limitations on the ownership of shares of our common stock by CDP Capital-Financing or seeking to obtain from us, CDP Capital-Financing or Cadim W.F. Co. any damages that are material in relation to us, (b) seeking to prohibit or materially limit the ownership or operation by us, CDP Capital-Financing or any of their respective subsidiaries or affiliates of any portion of any business or of any of our assets or the assets of CDP Capital-Financing or any of their respective subsidiaries or affiliates, or compelling us, CDP Capital-Financing or any of our or their respective subsidiaries to divest or hold separate any portion of any business or of our assets or the assets of CDP Capital-Financing or any of our or their respective subsidiaries, as a result of the merger, (c) seeking to prohibit CDP Capital-Financing or any of its subsidiaries from effectively controlling in any material respect our business or operations or those of any of our subsidiaries or (d) otherwise constituting a material adverse effect, in each case except as would not reasonably be expected to result in a material adverse effect;

  •
  CDP Capital-Financing has received certain tax opinions from our legal counsel; and

  •
  CDP Capital-Financing has received a certificate dated the closing date from us stating that we are not a "United States real property holding corporation."

        In addition, our obligations to complete the merger are subject to the satisfaction or waiver by us of the following conditions:

  •
  the representations and warranties of CDP Capital-Financing and Cadim W.F. Co. are true and correct at and as of the closing date as if made at and as of such date (except that representations and warranties that speak as of another date will be determined as of that date), other than as would not result in a material adverse effect on the ability of CDP Capital-Financing and Cadim W.F. Co. timely to consummate the merger;

  •
  CDP Capital-Financing and Cadim W.F. Co. have performed in all material respects each of their obligations under the merger agreement required to be performed at or prior to the closing date of the merger; and

  •
  we have received a certificate of CDP Capital-Financing, executed by a senior executive officer, as to the satisfaction of the preceding two conditions.

        The merger agreement provides that none of CDP Capital-Financing, Cadim W.F. Co. or us may rely on the failure of any condition described above, as the case may be, to be satisfied if such failure was caused by such party's failure to act in good faith or its breach of the covenants contained in the merger agreement.

Termination

        The merger agreement may be terminated at any time prior to the effective time of the merger (notwithstanding any approval of the merger by our stockholders):

  (a)
  by the mutual written consent of CDP Capital-Financing and us;

  (b)
  (i) (x) by CDP Capital-Financing if there has been a material breach by us of our covenants and agreements set forth in the merger agreement and (y) by us if there has been a material breach by CDP Capital-Financing or Cadim W.F. Co. of their covenants and agreements set forth in the merger agreement; (ii) by CDP Capital-Financing if there has been a breach by us of any representation or warranty set forth in the merger agreement, other than as would not be reasonably expected to have a material adverse effect on us; and (iii) by us if there has been a breach of any representation or warranty of CDP Capital-Financing or Cadim W.F. Co. set forth in the merger agreement, other than as would not be reasonably expected to have a material adverse effect on the ability of CDP Capital-Financing or Cadim W.F. Co. to timely consummate the transactions contemplated by the merger agreement, in each case subject to a cure period of ten business days from the receipt by the breaching party of notice of such breach from the non-breaching party;

  (c)
  by either CDP Capital-Financing or (if we have not violated certain provisions in the merger agreement relating to preparation of this proxy statement, stockholder approvals and non-solicitation) us if (i) any law permanently preventing the consummation of the merger shall be in effect or (ii) any permanent order, decree, ruling or other action of a court or other competent authority restraining, enjoining or otherwise preventing the consummation of the merger shall have become final and non-appealable;

  (d)
  by CDP Capital-Financing or us, if the merger shall not have been consummated before March 31, 2006, unless the failure to consummate the merger is caused by or the result of a material breach of the merger agreement by the party seeking to terminate the merger agreement (or by Cadim W.F. Co., in the case of a termination by CDP Capital-Financing); provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a non-final order, decree, ruling or action restraining, enjoining or otherwise preventing the consummation of the merger;

  (e)
  by either CDP Capital-Financing or (if we have not violated certain provisions in the merger agreement relating to preparation of this proxy statement, stockholder approvals and non-solicitation and have paid to CDP Capital-Financing the amount payable pursuant to the section entitled "Expenses and Termination Fee" below) us if any required approval of the merger by our stockholders shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of our stockholders or at any adjournment thereof;

  (f)
  by CDP Capital-Financing if our board of directors shall or shall resolve to (i) not recommend, or withdraw its approval or recommendation of, the merger, the merger agreement or any of the transactions contemplated by the merger agreement, (ii) modify such approval or recommendation in a manner adverse to CDP Capital-Financing or Cadim W.F. Co. or (iii) approve or recommend a superior proposal (as defined in the section entitled "Permitted Solicitation of Takeover Proposals" above) pursuant to the last paragraph of the section entitled "Permitted Solicitation of Takeover Proposals" above; and

  (g)
  by us if (i) (x) to the extent permitted by the last paragraph of the section entitled "Permitted Solicitation of Takeover Proposals" above, our board of directors approves or recommends a superior proposal or withdraws its approval or recommendation of the merger agreement or the merger and (y) we concurrently enter into a definitive agreement with respect to such superior proposal with the person making such superior proposal and (ii) we have paid to CDP Capital-Financing the amounts payable pursuant to the section entitled "Expenses and Termination Fee" below.

Expenses and Termination Fee

        Provided that neither CDP Capital-Financing or Cadim W.F. Co. is in material breach of its representations, warranties or agreements under the merger agreement, the merger agreement obligates us to reimburse CDP Capital-Financing up to $2 million for its transaction-related expenses (excluding any costs of any hedging transactions entered into by CDP Capital-Financing, Cadim W.F. Co. or any of their affiliates) if:

(a)	the merger agreement is terminated by us as described in paragraph (e) or (g) of the section entitled "Termination" above;
(b)	the merger agreement is terminated by CDP Capital-Financing as described in paragraph (e) or (f) of the section entitled "Termination" above; or
(c)	(i)
after the date of the merger agreement, (x) any person or "group" shall have publicly made or otherwise communicated to our board of directors a bona fide "takeover proposal," (y) it shall have been publicly disclosed that any person or "group" has beneficial ownership of more than 15% of the outstanding shares of our common stock or (z) CDP Capital-Financing has the right to terminate the merger agreement as described in paragraph (f) of the section entitled "Termination" above because our board of directors shall or shall resolve to take any action referred to therein,
(ii)
our stockholders do not approve the merger at the special meeting or the merger agreement is terminated for the reason described in paragraph (d) of the section entitled "Termination" above prior to the special meeting, and
	(iii)	a takeover proposal is consummated within 12 months after the special meeting or such termination, as the case may be.

        We must pay such expense reimbursement on the date of such termination, if the events described in paragraph (a) or (b) above have occurred, or on the date of the consummation of such takeover proposal, if the events described in paragraph (c) above have occurred.

        The merger agreement obligates us to pay an additional $8 million to CDP Capital-Financing if we are obligated to reimburse CDP Capital-Financing its transaction expenses as described in:

  (a)
  paragraph(c)(i) above, but only as a result of a termination of the merger agreement on or after January 1, 2006;

  (b)
  paragraph (c)(ii) above, but only as a result of a termination of the merger agreement on or after January 1, 2006, as described in paragraph (f) of the section entitled "Termination" above; or

  (c)
  paragraph (c)(iii) above, but only as a result of a termination of the merger agreement on or after January 1, 2006.

        We must pay such additional $8 million on the date of such termination, if the events described in paragraph (a) or (b) above, or on the date of the consummation of the takeover proposal consummated within 12 months after the special meeting or such termination, in the case of paragraph (c) above.

        Except as described above, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby shall be paid by the party incurring such fees or expenses, whether or not the merger is consummated.

Hedging Arrangement

        We must use commercially reasonably efforts to cause our subsidiary CBO REIT II, Inc. to enter into certain hedging arrangements with a counterparty or counterparties reasonably satisfactory to CDP Capital-Financing. It is understood that (i) the counterparty or counterparties in certain of such arrangements must be an affiliate or affiliates of CDP Capital-Financing, unless such affiliate or affiliates fail to agree to enter into such hedging arrangements on terms no less favorable to us then those concurrently offered to us by independent third parties and (ii) the counterparties should be rated A or higher by Moody's or Standard & Poors. We are required to consult with CDP Capital-Financing in connection with entering into such hedging arrangements and to use commercially reasonable efforts to obtain the best execution and pricing on such hedge arrangements. We have entered into the required hedging arrangements with third parties, as CDP Capital-Financing declined to provide such arrangements.

Amendment

        The merger agreement may be amended only by agreement in writing by the parties.

Voting Agreement; Termination and Waiver Agreement; Non-Solicitation Agreement

        In connection with the merger agreement, BREF One, LLC—Series A, which on the date of the merger agreement was the beneficial owner of 1,549,452 shares of our common stock representing 9.7% of our outstanding shares on that date, has entered into a Voting Agreement dated as of October 6, 2005, with CDP Capital-Financing. The Voting Agreement requires BREF One to vote (or cause to be voted) all shares of our common stock that it beneficially owns, or has the right to vote, in favor of the merger agreement, the merger and the other transactions contemplated by the merger agreement, and against (i) any takeover proposal (as such term is defined in the voting agreement), (ii) any liquidation or winding up of us, (iii) any extraordinary dividend by us, (iv) any change in our capital structure (other than pursuant to the merger agreement) and (v) any action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the consummation of the merger or any of the other transactions contemplated by the merger agreement or result in a breach of any of the covenants therein. BREF One exercised its warrant to acquire 336,835 shares of our common stock on November 18, 2005.

        In furtherance of its obligations under the Voting Agreement, BREF One has granted an irrevocable proxy, coupled with an interest, to certain representatives of CDP Capital-Financing for the sole purpose to vote all of its shares of our common stock in favor of the merger agreement, the merger, the other transactions contemplated thereby and such of the other documents, agreements and transactions referred to therein in accordance with the provisions of the Voting Agreement.

        BREF One's obligations under the Voting Agreement will apply until the termination of the Voting Agreement in accordance with its terms and thereafter will be of no further force or effect. The Voting Agreement will terminate upon the earliest to occur of (i) the closing of the transactions contemplated by the merger agreement, (ii) the termination of the merger agreement in accordance with its terms, (iii) the amendment of the merger agreement, without the prior written consent of BREF One, in any manner that affects the economic terms of the merger and (iv) March 31, 2006, if the merger has not been consummated before such date.

        Also in connection with the merger agreement, (i) BREF One has entered into a Termination and Waiver Agreement, dated as of October 6, 2005, with us and (ii) Brascan Real Estate Financial Partners and CDP Capital-Financing have entered into a Non-Solicitation Agreement, dated as of October 6, 2005. The Termination and Waiver Agreement provides that, effective upon the date of the consummation of the merger, (i) the Non-Competition Agreement, dated as of January 14, 2003, between BREF One (by virtue of an assignment from Brascan Real Estate Finance Fund I, L.P.) and us, will be terminated in its entirety and be of no further force or effect, and (ii) certain provisions of the Senior Subordinated Secured Note Agreement, dated as of January 14, 2003, between BREF One and us, shall be deleted therefrom and be of no further force or effect. The Non-Solicitation Agreement provides that, on and after October 6, 2005 until the second anniversary of the closing of the merger or the earlier termination of the non-solicitation agreement, Brascan Real Estate Financial Partners will not, and will cause its controlled affiliates not to, directly or indirectly, offer or aid others to offer employment to, or to offer to retain as a consultant, any of our or our affiliates' employees, subject to certain exceptions.

MARKET PRICE OF OUR COMMON STOCK AND DIVIDEND DATA

        Our common stock is traded on the New York Stock Exchange under the symbol "CMM". The following table sets forth the high and low sales prices per share of our common stock on the New York Stock Exchange for the periods indicated.

Market Information

	Common Stock
	High	Low
Year Ended December 31, 2003
1st Quarter	$10.86	$8.20
2nd Quarter	11.32	8.87
3rd Quarter	11.96	10.36
4th Quarter	11.40	10.00
Year Ended December 31, 2004
1st Quarter	$11.74	$10.30
2nd Quarter	11.97	10.46
3rd Quarter	14.68	12.04
4th Quarter	16.52	14.79
Year Ending December 31, 2005
1st Quarter	$21.94	$15.90
2nd Quarter	22.15	20.00
3rd Quarter	22.81	17.16
4th Quarter (through November 30, 2005)	19.81	15.21

        The closing sale price of our common stock on the New York Stock Exchange on October 5, 2005, which was the last trading day before we announced the merger, was $15.53. On November 30, 2005, the trading day two days prior to the date of this proxy statement, the closing price for our common stock on the New York Stock Exchange was $19.77. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares.

        Under the merger agreement, we have agreed that, until the merger is completed or the merger agreement is otherwise terminated, we will not declare, set aside or pay any dividend or other distribution on our common stock, other than (a) dividends and other distributions by our subsidiaries to us or our wholly-owned subsidiaries, (b) up to $100,000 of annual dividends paid to the preferred shareholders of CBO REIT II, Inc. and (c) the regular accumulation or payment of dividends on our preferred stock. Since the date of the merger agreement, we have not declared, set aside or paid any dividend on our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 18, 2005 (except as otherwise indicated in the footnotes to this table) by (i) each person known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each named executive officer and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

Name and Address	Shares of Common Stock Owned		Shares of Common Stock Which May Be Acquired Within 60 Days		Percent of Common Stock Outstanding
Barry S. Blattman	1,549,452		0	(1)	9.6%
Jeffrey M. Blidner	1,549,452	(2)(12)	2,500	(2)	9.6%
Joshua B. Gillon	0	(12)	4,000		*
Arthur N. Haut	13,682		2,500		*
Robert J. Merrick	9,520		4,336		*
John S. Moody	26,893		0		*
Bruce K. Robertson	1,549,452	(3)(12)	0	(3)	9.6%
Glenn J. Rufrano	0	(12)	0		*
Robert E. Woods	8,682	(12)	8,249		*
Mark R. Jarrell	60,377	(4)	0		*
Cynthia O. Azzara	18,782	(5)	6,985		*
Stephen M. Abelman	15,239	(6)	0		*
Daniel P. Warcholak	5,515	(7)	26,126		*
Wells Fargo & Company, Parent Holding Company for Wells Capital Management Inc. 420 Montgomery Street San Francisco, CA 94104	1,839,120	(8)			11.8%
BREF One, LLC—Series A One Liberty Plaza New York, NY 10006	1,549,452				9.6%
Private Management Group, Inc. 20 Corporate Park, Suite 400 Irvine, CA 92606	1,274,810	(9)			8.2%
Third Avenue Management LLC 20 Corporate Park, Suite 400 Irvine, CA 92606	944,969	(10)			6.1%
Pilot Advisors LP 220 East 42nd Street, 29th Floor New York, NY 10017	818,946	(11)			5.3%
All Directors and Executive Officers as a Group (13 persons)	1,692,903		54,696		10.9%

*
Less than 1%.

(1)
Mr. Blattman owns no shares of record. Includes 1,549,452 shares held of record by BREF One, LLC—Series A, (BREF One). As the managing member of the limited liability company that wholly owns the manager of BREF One, Mr. Blattman may be deemed to have sole voting and dispositive power with respect to the shares and thus may be deemed the beneficial owner of the shares. Mr. Blattman disclaims beneficial ownership of these shares except with respect to the portion of these shares that is proportionate to Mr. Blattman's limited partnership interest in BREF One. As of November 18, 2005, Mr. Blattman held a 0.1667% limited partnership interest in BREF One.

(2)
Mr. Blidner owns no shares of record. Includes 1,549,452 shares held of record by BREF One. Shares which may be acquired within 60 days include 2,500 shares available upon exercise of presently exercisable options. As a managing partner of Brascan Corporation, indirect owners of an approximately 35.7% limited partnership interest in BREF One, Mr. Blidner may be deemed to be the beneficial owner of the shares. Mr. Blidner disclaims beneficial ownership of the BREF One shares.

(3)
Mr. Robertson owns no shares of record. Includes 1,549,452 shares held of record by BREF One. As a managing partner of Brascan Corporation, indirect owners of an approximately 35.7% limited partnership interest in BREF One, Mr. Robertson may be deemed to be the beneficial owner of the shares. Mr. Robertson disclaims beneficial ownership of the BREF One shares.

(4)
Includes 15,528 shares of restricted stock awarded on January 2, 2005 for which restrictions lapse on one-third of the shares on each of January 2, 2006, January 2, 2007 and January 2, 2008 provided that Mr. Jarrell is still employed by us on such dates. All restrictions for such shares of restricted stock will lapse upon consummation of the merger.

(5)
Includes 762 shares held indirectly in the CRIIMI MAE Management, Inc. Retirement Plan. Also includes 8,703 shares awarded on October 3, 2003 for which restrictions will lapse on 4,351 shares on December 31, 2005 and on 4,352 shares on December 31, 2006 provided that Ms. Azzara is still employed by CRIIMI MAE on such dates; and 9,317 shares of restricted stock awarded on January 2, 2005 for which restrictions lapse on one-third of the shares on each of January 2, 2006, January 2, 2007 and January 2, 2008 provided that Ms. Azzara is still employed by CRIIMI MAE on such dates. All restrictions for such shares of restricted stock will lapse upon consummation of the merger.

(6)
Based on a Form 4 filed on September 14, 2005. Includes 828 shares held indirectly in the CRIIMI MAE Management, Inc. Retirement Plan. Mr. Abelman's employment with us terminated as of September 9, 2005, accordingly, his shares are not included in the calculation of shares owned by all directors and executive officers.

(7)
Includes 857 shares held indirectly in the CRIIMI MAE Management, Inc. Retirement Plan; and 4,658 shares of restricted stock awarded on January 2, 2005 for which restrictions lapse on one-third of the shares on each of January 2, 2006, January 2, 2007 and January 2, 2008 provided that Mr. Warcholak is still employed by us on such dates. All restrictions for such shares of restricted stock will lapse upon consummation of the merger.

(8)
Based on a Schedule 13G filed for the period ended December 31, 2004 by Wells Fargo & Company as the parent holding company for Wells Capital Management, Inc., an investment advisor, reporting beneficial ownership of 1,839,120 shares for which they hold sole voting and investment power for 1,776,820 shares.

(9)
Based on a Schedule 13G/A filed for the period ended December 31, 2004 by Private Management Group, Inc., an investment advisor, reporting beneficial ownership of 1,274,810 shares for which it holds sole voting and investment power.

(10)
Based on a Schedule 13G/A filed on February 16, 2005 by Third Avenue Management LLC, an investment advisor, reporting beneficial ownership of 944,969 shares for which it holds sole voting and investment power.

(11)
Based on a Schedule 13F filed for the period ended March 31, 2005 by Pilot Advisors LP, an investment advisor, reporting beneficial ownership of 818,946 shares for which it holds sole voting and investment power.

(12)
In addition to the share ownership indicated above, certain directors have elected to defer under our Deferred Compensation Plan all or a portion of their annual cash retainer, meeting fees, compensation and restricted stock, as applicable, in the form of restricted stock units. The following directors elected to receive restricted stock units under the Deferred Compensation Plan. The number of restricted stock units listed below reflects total holdings as of October 1, 2005:

Name	Number of Restricted Stock Units
Jeffrey M. Blidner	5,110
Joshua B. Gillon	3,682
Bruce K. Robertson	5,684
Glenn J. Rufrano	6,622
Robert E. Woods	3,532

In addition to these holdings, the directors listed above will receive an award of an additional $25,000 in value of restricted stock on January 2, 2006, if they are on our board at such date. Some directors may elect to receive the January 2, 2006 award in restricted stock units. All restrictions on such restricted stock and restricted stock units will lapse upon consummation of the merger.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        In accordance with Rule 14a-3(e)(1) under the Securities Exchange Act of 1934, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate copies of the proxy statements be sent to stockholders who share an address, should be directed to CRIIMI MAE Inc., 11200 Rockville Pike, Rockville, Maryland 20852, Attention: Investor Services, telephone: 301-255-4740 or 1-800-CMM-053. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address and phone numbers set forth in the prior sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS

        In the event the merger is not completed, we expect to hold our 2006 annual meeting of stockholders in May 2006. Our stockholders may submit proposals that they believe should be voted upon at the 2006 annual meeting consistent with regulations of the Securities and Exchange Commission and our by-laws.

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in our 2006 proxy statement. Any such stockholder proposals must be submitted in writing to and received by the Secretary of CRIIMI MAE at 11200 Rockville Pike, Rockville, Maryland 20852 no later than December 9, 2005, which we believe is a reasonable time before we would print and mail materials for a May 2006 annual meeting. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

        Our by-laws set forth additional requirements and procedures regarding the submission by stockholders of proposals for consideration at the annual meeting outside of Rule 14a-8. Our by-laws also set forth the requirements and procedures for stockholders to nominate directors at the annual meeting. One requirement for a stockholder to submit a proposal or nominate a director at the annual meeting is to submit such nomination or proposal in writing to the Secretary (i) no earlier than the close of business on the 100th day and no later than the close of business on the 90th day prior to the first anniversary of the date of the notice of this year's annual stockholder meeting if such annual stockholder meeting is held within 30 days from the first anniversary date of the prior year's annual meeting, or (ii) not later than the later of the close of business on the 90th day prior to such current year's annual meeting or the 10th day following the day on which public announcement of the annual meeting is first made if the annual meeting is scheduled more than 30 days from the first anniversary date of the prior year's annual meeting. The submission of a proposal or director nomination does not guarantee that it will be presented at the annual meeting.

        Stockholders interested in submitting a proposal or director nomination are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and our by-laws, as applicable.

OTHER MATTERS

        Our board of directors knows of no other matters that are likely to be brought before the meeting, but if other matters do properly come before the meeting which we did not have notice of prior to December 2, 2005, or that applicable laws otherwise permit proxies to vote on a discretionary basis, it is intended that the person authorized under solicited proxies will vote or act thereon in accordance with their own judgment.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934. We file reports, proxy statements and other information with the Securities and Exchange Commission. The filings are available to the public at the Commission's website http:www.sec.gov. Our website, http://www.criimimaeinc.com, has copies of these filings as well under the heading "SEC Filings". Our common stock is listed on the New York Stock Exchange under the symbol "CMM" and you may read and copy these reports, proxy statements and other information at the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        You may also read reports, proxy statements and other information relating to us at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        If you have questions about the special meeting or the merger after reading this proxy, or if you would like additional copies of this proxy statement or the proxy card, you should contact our proxy solicitor, MacKenzie Partners, Inc. Stockholders can call toll-free at 1-800-322-2885. Banks and Brokers can call collect at 212-929-5500.

        We have authorized no one to give you any information or to make any representation about the proposed merger or our company that differs from or adds to the information contained in this document or in the documents we have publicly filed with the Securities and Exchange Commission. Therefore, if anyone should give you any different or additional information, you should not rely on it.

        The information contained in this document speaks only as of the date indicated on the cover of this document unless the information specifically indicates that another date applies.

Appendix A

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

Dated as of October 6, 2005

and

Amended and Restated as of November 30, 2005

among

CRIIMI MAE INC.,

CDP CAPITAL-FINANCING INC.

and

CADIM W.F. CO.

        This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of October 6, 2005, and amended and restated as of November 30, 2005, among CDP CAPITAL-FINANCING INC., a Quebec charter corporation ("Parent"), CADIM W.F. CO., a newly-formed Maryland corporation ("Sub") and an indirect Subsidiary (as defined in Section 1.7(a)) of Parent, and CRIIMI MAE Inc., a Maryland corporation (the "Company").

        WHEREAS the respective Boards of Directors of Parent, Sub and the Company deem it advisable to consummate, and have approved, the transaction provided for herein pursuant to which Sub will merge with and into the Company and the Company will become an indirect Subsidiary of Parent and a direct wholly-owned subsidiary of Cadim White Flint Co., a Maryland corporation;

        WHEREAS to effect such transaction, the respective Boards of Directors of Parent, Sub and the Company have approved the merger of the Company and Sub (the "Merger"), upon the terms and subject to the conditions of this Agreement, whereby the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), and the associated Rights (as defined in Section 2.2(a)), not owned directly or through a Subsidiary by the Company will be converted into the right to receive $20.00 per share in cash, without interest thereon;

        WHEREAS BREF ONE, LLC—Series A, a Delaware limited liability company ("BREF ONE"), a record and beneficial holder of Shares (as defined in Section 1.7(a)) as of the date hereof, has entered into a Voting Agreement dated as of the date hereof (the "Voting Agreement"), with Parent, pursuant to which it has agreed to vote in favor of the Merger and has granted a proxy to Parent in connection therewith;

        WHEREAS BREF ONE, a holder of the Company's outstanding 15% Senior Subordinated Notes due 2006, has delivered, concurrently with the execution of this Agreement, an agreement (the "Termination Agreement") terminating certain of such holder's rights under the Senior Subordinated Secured Note Agreement and the Non-Competition Agreement, each dated as of January 13, 2003, by and between the Company and BREF ONE (as an assignee of Brascan Real Estate Finance Fund I, L.P., a Delaware limited partnership), which termination is effective only upon the Effective Time (as defined in Section 1.2);

        WHEREAS Parent, Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

        WHEREAS the parties hereto wish to amend and restate the Agreement and Plan of Merger dated as of October 6, 2005, to more accurately reflect the ownership of Sub.

        NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I.

THE MERGER

        Section 1.1    The Merger.    Upon the terms and subject to the conditions of this Agreement and the articles of merger in the form attached hereto as Exhibit A (the "Articles of Merger"), and in accordance with the Maryland General Corporation Law (the "MGCL"), Sub shall be merged with and into the Company (Sub and the Company are sometimes referred to herein as the "Constituent Corporations") at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue under its present name as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the MGCL.

        Section 1.2    Effective Time of the Merger.    Subject to the provisions of this Agreement, the Constituent Corporations shall cause the Articles of Merger to be duly prepared and executed and filed with the State Department of Assessment and Taxation of the State of Maryland (the "Department"), as provided in Section 3-107 of the MGCL and consistent with this Agreement, as soon as practicable on or after the Closing Date (as defined in Section 1.3). The Merger shall become effective upon the acceptance of the Articles of Merger for record by the Department, unless a later time is specified in the Articles of Merger (the "Effective Time").

        Section 1.3    Closing.    The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York City time, on a date to be specified by the parties, which shall be no later than the second business day following the satisfaction or waiver of all the conditions set forth in Article V (the "Closing Date"), at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, unless another date or place is agreed to in writing by the parties hereto.

        Section 1.4    Effects of the Merger.    The Merger shall have the effects set forth in Section 3-114 of the MGCL.

        Section 1.5    Articles of Incorporation and By-Laws.

          (a)   At the Effective Time and by virtue of the Merger, the charter of the Surviving Corporation will be amended and restated in its entirety to be substantially identical to the charter of Sub, as in effect on the date hereof, except that (i) the applicable article of such charter will read as follows: "The name of the Corporation shall be "CRIIMI MAE Inc." and (ii) the capitalization of the Surviving Corporation set forth therein shall include the par value, dividend rights, preferences, redemption rights, conversion rights (including pursuant to Section 10(f)(ix) of Exhibit A to the Articles of Amendment and Restatement of the Company), voting powers and other rights of the Series B Preferred Stock (as defined in Section 2.2(a)), each of which shall be as set forth in Exhibit A to the Articles of Amendment and Restatement of the Company.

          (b)   Immediately after the Effective Time, the Surviving Corporation shall take such steps as are necessary to amend and restate in their entirety the bylaws of the Surviving Corporation in order that they will be substantially identical to the bylaws of Sub as in effect on the date hereof (it being understood that such bylaws shall include provisions with respect to the indemnification of directors and officers as contemplated by the first sentence of Section 4.5).

        Section 1.6    Directors and Officers.    The directors and officers of Sub at the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified or appointed, as the case may be.

        Section 1.7    Conversion of Shares.

          (a)   Each share of the Company Common Stock (a "Share") issued and outstanding immediately prior to the Effective Time (other than any Shares held by any Subsidiary of the Company), together with the associated Right, shall, at the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Sub or the holder thereof, be cancelled and extinguished and automatically converted into the right to receive $20.00 in cash (the "Cash Amount"), payable to the holder of the certificate formerly representing such Share, without interest thereon, upon the surrender thereof in accordance herewith and with the Articles of Merger at any time after the Effective Time. As used in this Agreement, a "Subsidiary" of a Person (as defined in Section 2.11(a)) means any corporation, partnership, limited liability company, joint venture, association, trust or other entity of which such Person (either alone or through or together with any other Subsidiary of such Person) (x) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture, association or other entity or (y) is a general partner, trustee or other Person performing similar function.

          (b)   Each Share held by any Subsidiary of the Company, if any (together, in each case, with the associated Right), shall, at the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Sub or the holder thereof, be cancelled and extinguished and cease to exist and no payment shall be made with respect thereto.

          (c)   No share of Series B Preferred Stock shall be converted into cash, securities or other property as a result of the Merger; all shares of Series B Preferred Stock outstanding immediately preceding the Effective Time shall remain outstanding immediately following the Effective Time as shares of capital stock of the Surviving Corporation without any change or modification to any right, preference, privilege or voting power of any such shares or the holders thereof.

        Section 1.8    Conversion of Sub's Capital Stock.    Each share of common stock, par value $0.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent or Sub, be converted into and become one share of common stock, par value $0.01 per share, of the Surviving Corporation.

        Section 1.9    Stock Options and Restricted Stock.

          (a)   At the Effective Time, the Company shall use all reasonable efforts to take all necessary action, including all reasonable efforts to obtain the consent of the individual option holders, if necessary, to (i) terminate the Company's 2001 Stock Incentive Plan, as amended, the Second Amended and Restated Stock Option Plan for Key Employees of the Company and the Company's 1996 Non-Employee Director Stock Plan (the "Company Stock Option Plans") and (ii) to cancel, at the Effective Time, each option to acquire the Company Common Stock (the "Company Stock Options") outstanding and unexercised as of such date, whether or not exercisable and whether or not vested, under the Company's Stock Option Plans. Each holder of a Company Stock Option outstanding and unexercised immediately prior to the Effective Time, whether or not exercisable and whether or not vested, shall be entitled to receive from the Surviving Corporation immediately after the Effective Time, in exchange for the cancellation of Company Stock Option, a lump sum cash payment, less applicable withholding taxes, equal to the excess, if any, of (x) the product of the Cash Amount multiplied by the number of shares of the Company Common Stock subject to the Company Stock Option over (y) the aggregate exercise price for such Company Stock Option. The Company shall take all action necessary (i) to approve the disposition of the Company Stock Options in connection with the transactions contemplated by this Agreement to the extent necessary to exempt such dispositions and acquisitions under Rule 16b-3 of the Exchange Act (as defined in Section 2.3) and (ii) to give effect to the transactions contemplated by this Section 1.9(a).

          (b)   At the Effective Time, the Company shall take all necessary action (i) to terminate the Company's Deferred Compensation Plan, as amended (the "Deferred Compensation Plan"), and (ii) to cause the Surviving Corporation to pay each participant in the Deferred Compensation Plan a lump sum cash payment, less applicable withholding taxes, equal to the amount of such participant's account balance under the Deferred Compensation Plan or, if later, as soon as such cash payment can be made under the terms of the Deferred Compensation Plan without triggering the additional tax and interest under Section 409A(a)(1)(B) of the Code (as defined in Section 4.14(a)).

          (c)   At the Effective Time, each restricted or otherwise unvested Share or Company Stock Option outstanding immediately prior to the Effective Time shall, as provided in the Company Employee Benefit Plans (as defined in Section 2.18(a)), automatically become fully vested and eligible for payment as set forth in Section 1.10 to the extent not otherwise cancelled and paid for pursuant to Section 1.9(a) (in the case of Company Stock Options).

        Section 1.10    Payment for Shares.

          (a)   Prior to the Effective Time, the Company shall designate Registrar and Transfer Company or another bank or trust company reasonably acceptable to Sub to act as paying agent (the "Paying Agent") in connection with the Merger (which bank or trust company shall agree in writing to comply with the provisions of this Section 1.10 applicable to it). At the Closing, the Surviving Corporation (with funds obtained from Parent) or Parent shall deposit in trust (which trust shall be for the benefit of the stockholders of the Company) with the Paying Agent an amount (the "Payment Fund") in immediately available funds equal to the sum of (x) the product of (i) the sum of (A) the aggregate number of Shares outstanding immediately prior to the Effective Time (other than Shares held by any Subsidiary of the Company) plus (B) the aggregate number of the Company's restricted stock units outstanding and (ii) the Cash Amount and (y) the excess, if any, of (i) the product of the Cash Amount multiplied by the aggregate number of Shares underlying Company Stock Options that entitle the holders thereof to purchase such Shares at a price per share less than the Cash Amount (to the extent that such Company Stock Options have not been cancelled and paid for pursuant to Section 1.9(a)) over (ii) the aggregate exercise price for such Company Stock Options. The Payment Fund shall be invested by the Paying Agent as directed by the Surviving Corporation (so long as such directions do not impair the rights of the holders of Shares or the ability of the Paying Agent to make timely payments as required hereby), in direct obligations of the United States of America or any state thereof, obligations for which the full faith and credit of the United States of America or any such state is pledged to provide for the payment of principal and interest, commercial paper either rated of the highest quality by Moody's Investors Service, Inc. or Standard & Poor's Corporation or certificates of deposit issued by, or other deposit accounts of, a commercial bank having at least $1,000,000,000 in capital and surplus, in each case with a maturity of three months or less. Any earnings with respect thereto shall be paid to the Surviving Corporation as and when requested by the Surviving Corporation. If at any time the amount of the Payment Fund shall be less than the amount required to make the payments contemplated by Section 1.7, the Surviving Corporation shall promptly deposit in trust with the Paying Agent funds sufficient to make such payments. The Paying Agent shall, pursuant to irrevocable instructions, make the cash payments referred to in Section 1.7 out of the Payment Fund.

          (b)   Promptly after the Effective Time, the Paying Agent shall mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time evidenced ownership of a Share or Shares and the associated Right or Rights (the "Certificates") a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall receive as promptly as practicable in exchange therefor cash in an amount equal to the product of the number of Shares represented by such Certificate and the Cash Amount, and such Certificate shall forthwith be cancelled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a Person other than the Person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered and exchanged in accordance with the provisions of this Section 1.10, each Certificate (other than any Certificates representing Shares and the associated Rights held by any Subsidiary of the Company) shall represent for all purposes only the right to receive the consideration set forth in Section 1.7 without any interest thereon, and until such surrender and exchange no cash shall be delivered to the holder of such outstanding Certificate in respect thereof.

          (c)   At any time following the date that is six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including the remaining portion of the Payment Fund and any interest received with respect thereto) that are held by the Paying Agent that have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) for distribution of the consideration provided in Section 1.7, upon due surrender of their Certificates. Notwithstanding the foregoing, none of Parent, the Surviving Corporation nor the Paying Agent shall be liable to a holder of a Certificate for the consideration provided in Section 1.7 properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (d)   From and after the Effective Time, the holders of Certificates evidencing ownership of Shares and associated Rights outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares and associated Rights, except as otherwise provided for herein or by applicable law.

          (e)   After the Effective Time there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the consideration provided in Section 1.7 in accordance with the procedures set forth in this Section 1.10.

          (f)    In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other conditions as the Board of Directors of the Surviving Corporation may impose, the Surviving Corporation shall pay in exchange for such lost, stolen or destroyed Certificate the Cash Amount deliverable in respect thereof as determined in accordance herewith. When authorizing such payment of the Cash Amount in exchange therefor, the Board of Directors of the Surviving Corporation or the Paying Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Surviving Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

          (g)   No interest shall be paid or accrue on any portion of the Cash Amount at any time.

          (h)   Parent and the Paying Agent shall be entitled to deduct and withhold from the merger consideration payable under this Agreement such amounts as may be required to be deducted or withheld therefrom under (i) the Code or (ii) any applicable, state, local or foreign Tax (as defined in Section 4.14(a)) laws. To the extent that amounts are so deducted and withheld, such amounts shall be timely paid to the appropriate taxing authority and shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

        Section 1.11    Further Assurances.    If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either Constituent Corporation, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Sub, except in each case as specifically set forth in the letter dated the date hereof and delivered on the date hereof from the Company to Parent and Sub, which letter relates to this Agreement, is designated therein as the Company Letter (the "Company Letter"), and identifies the Section (or, if applicable, subsection) to which the exception relates (provided that any disclosure in the Company Letter relating to one Section or subsection shall also apply to other Sections and subsections to the extent that it is reasonably apparent that such disclosure would also apply to or qualify such other Sections or subsections). As used in this Agreement, the phrases "the date hereof", "to date", "the date of this Agreement" and similar phrases shall mean October 6, 2005. The amendment and restatement of this Agreement shall not be deemed to cause any representations or warranties of the Company, Parent or Sub contained in this Agreement to be made as of November 30, 2005.

        Section 2.1    Organization, Qualification, Corporate Power and Authority.

          (a)   Each of the Company and each Subsidiary of the Company is a corporation, limited partnership or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and each Subsidiary of the Company is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, other than where the failure to be so qualified would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect (as defined hereinafter); each such jurisdiction that requires such qualification is set forth in Schedule 2.1(a) of the Company Letter. Each of the Company and each of its Subsidiaries has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Each of the Company and each of its Subsidiaries has furnished or made available to Parent a copy of its charter, by-laws or other similar organizational documents, each as amended and as in effect on the date of this Agreement. Except as set forth in Schedule 2.1(a) of the Company Letter, each of the Company and its Subsidiaries has at all times complied with, and is not in default under or in violation of, any provision of its charter, by-laws or other organizational documents. Schedule 2.1(a) of the Company Letter sets forth (A) all Subsidiaries of the Company and their respective jurisdictions of incorporation or organization and legal form of entity, (B) each owner and the respective amount of such owner's equity interest in each Subsidiary of the Company and (C) a list of each jurisdiction in which each Subsidiary of the Company is qualified or licensed to do business and each assumed name, if any, under which each such Subsidiary conducts business in any jurisdiction. A "Material Adverse Effect" means a material adverse effect on (i) the businesses, assets (including licenses, franchises and other intangible assets), financial condition or net interest margin (other than effects on net interest margin resulting from amortization charges or non-cash adjustments) of the Company and its Subsidiaries, taken as a whole (after taking into account any insurance recoveries reasonably expected in respect thereof), or (ii) the ability of the Company timely to consummate the transactions contemplated hereby or by the Articles of Merger, except where such effect results from (v) defaults on or in connection with, or the failure of any master servicer or similar administrator to advance funds or make payments in connection with, the securities listed on Schedule 2.1(a)(v) of the Company Letter, (w) the impact or aftermath of Hurricanes Katrina and/or Rita, (x) changes in (A) prevailing interest rates or credit spreads, (B) prevailing economic or market conditions, (C) Laws (as defined in Section 2.3) or interpretations thereof or (D) in GAAP (as defined in Section 2.5), in any such case which do not have a materially disproportionate effect (relative to other industry participants) on the Company, (y) changes in national or international political or social conditions, including the engagement by the United States of America in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States of America or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States of America, which do not have a materially disproportionate effect (relative to other industry participants) on the Company or (z) the announcement of the identity of Parent or the announcement or pendency of the transactions contemplated by this Agreement, including any expenses incurred in connection herewith.

          (b)   (1) The Company has all requisite power and authority to execute and deliver this Agreement and the Articles of Merger, (2) this Agreement has been and at the Closing the Articles of Merger will be (i) duly and validly executed and delivered by the Company and (ii) duly and validly authorized by all necessary corporate action on the part of the Company, (3) this Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights and to general principles of equity and (4) the Board of Directors of the Company has declared the Merger and the other transactions contemplated by this Agreement advisable and in the best interests of its stockholders and directed that it be submitted for consideration at a meeting of the Company's stockholders entitled to vote thereon.

        Section 2.2    Capitalization.

          (a)   At the date hereof, the authorized capital stock of the Company consists of 300,000,000 shares of the Company Common Stock and 75,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"; and together with the Company Common Stock, the "Capital Stock"), of which 3,000,000 shares have been designated "Series B Cumulative Convertible Preferred Stock" (the "Series B Preferred Stock") and 45,000 shares have been designated "Series H Junior Preferred Stock" (the "Series H Preferred Stock"). At the date hereof, 15,612,834 shares of the Company Common Stock, 2,178,982 shares of Series B Preferred Stock and no shares of Series H Preferred Stock were issued and outstanding and stock options to acquire 516,442 shares of the Company Common Stock and 24,630 restricted stock units were outstanding under the Company Employee Benefit Plans. All the issued and outstanding shares of Capital Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Other than (i) as set forth above, (ii) the rights to purchase shares of Series H Preferred Stock (the "Rights"), issued pursuant to the Rights Agreement dated as of January 23, 2002, between the Company and Registrar and Transfer Company, as Rights Agent, as amended (the "Rights Agreement"), (iii) the Warrant dated January 23, 2003 to purchase up to 336,835 shares of the Company Common Stock (the "Warrant"), and (iv) as set forth in Schedule 2.2(a) of the Company Letter, as of the date hereof, there are no shares of Capital Stock issued or outstanding, no outstanding options, warrants or rights to acquire, or other securities convertible into, Capital Stock, and no agreements or commitments obligating the Company to issue, sell or acquire any shares of Capital Stock. Schedule 2.2(a) of the Company Letter also sets forth as of September 27, 2005 the names and addresses of the record holders of the Series B Preferred Stock, including, in the case of commercial depositories or their nominees holding Series B Preferred Stock, the names and addresses of the participants in such depositories for which the Series B Preferred Stock is held.

          (b)   Except as disclosed in Schedule 2.2(b) of the Company Letter, all the outstanding shares of capital stock of each of the Company's Subsidiaries are beneficially owned by the Company, directly or indirectly, free and clear of any restrictions on transfer (other than restrictions under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), and state or foreign securities laws) or Liens (as hereinafter defined) and all such shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. "Liens" means security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, limitations on voting rights, charges, easements, servitudes, encumbrances and other restrictions of any nature whatsoever.

          (c)   Except as disclosed in Schedule 2.2(c) of the Company Letter, (i) there are no voting trusts, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of the capital stock of the Company or any of its Subsidiaries or, to the Knowledge of the Company (as hereinafter defined), any other such trusts, proxies, agreements or understandings affecting the Company or any of its Subsidiaries and (ii) none of the Company and its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock or debt securities of the Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement or the Articles of Merger. "Knowledge of the Company" means the actual knowledge of any of the Persons identified in Schedule 2.2(c) of the Company Letter.

        Section 2.3    Noncontravention.    Except for the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), any applicable state and foreign securities laws, the New York Stock Exchange, Inc. (the "NYSE") and the MGCL, or as set forth in Schedule 2.3 of the Company Letter, none of the execution and delivery of this Agreement or the Articles of Merger by the Company or the consummation of the transactions contemplated hereby or thereby will (a) conflict with or violate any provision of the charter, by-laws or similar organizational documents of the Company or any of its Subsidiaries; (b) require on the part of the Company or any of its Subsidiaries any filing with, or any permit, authorization, consent or approval of, any domestic (federal or state), foreign or supranational court, administrative agency or commission or other governmental or regulatory body, agency, authority or tribunal (each a "Governmental Entity"), except where the failure to make such filing or obtain such permit, authorization, consent or approval would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; (c) violate, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate or cancel, or require any notice, consent, approval waiver or exemption under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Lien or other arrangement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective assets is subject or any judgment, order, writ, injunction or decree (whether temporary, preliminary or permanent) of any Governmental Entity (each an "Order"), statute, rule, regulation, notice, law or ordinance of any Governmental Entity (each a "Law") applicable to the Company or any of its Subsidiaries or any of their respective properties or assets other than, such conflicts, violations, breaches, defaults, accelerations, terminations, cancellations, notices, consents or waivers as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; or (d) result in the imposition of any Lien upon any material assets of the Company or any of its Subsidiaries, which Lien would materially detract from the value or materially interfere with the use of such assets.

        Section 2.4    Business Entities.

          (a)   Except as set forth on Schedule 2.4(a) of the Company Letter and except for the Company's Subsidiaries, neither the Company nor any of its Subsidiaries, directly or indirectly, owns any equity interest or any security convertible into, or exchangeable for, an equity interest in any corporation, partnership, limited liability company, joint venture or other form of business association. Each of the entities listed on Schedule 2.4(a) of the Company Letter is referred to as a "Company Business Entity". All the issued and outstanding equity interests of each Company Business Entity that are owned by the Company or any of its Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Schedule 2.4(a) of the Company Letter sets forth the amount of the equity interest owned by the Company or any of its

  Subsidiaries in each Company Business Entity and, to the Knowledge of the Company, the percentage amount which such equity interest represents of the total equity interests of such Company Business Entity.

          (b)   Except as set forth on Schedule 2.4(b) of the Company Letter, the Company Business Entities have not conducted any operations, trade or businesses of the Company or any of its Subsidiaries since January 1, 2004, do not own any Company Authorizations (as defined in Section 2.14(a)) and do not own any assets necessary for the conduct of the businesses of the Company or any of its Subsidiaries as currently conducted.

          (c)   All the issued and outstanding equity interests of each Company Business Entity are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All equity interests of each Company Business Entity that are held of record or owned beneficially by the Company or a Subsidiary of the Company are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act or state or foreign securities law or partnership constituent documents), claims, Liens, options, warrants, rights, contracts or commitments.

        Section 2.5    Financial Statements.    The Company has previously provided or has made available to Parent the audited consolidated balance sheets of the Company as of December 31, 2003 and December 31, 2004 (the latter date, the "Company Balance Sheet Date"), the audited consolidated statements of income and changes in stockholders' equity and cash flows of the Company for the years ended December 31, 2003 and December 31, 2004 and the unaudited consolidated balance sheet of the Company as of June 30, 2005 and the unaudited consolidated statements of income and changes in stockholders' equity and cash flows of the Company for the six months ended June 30, 2005. Such financial statements (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the U.S. Securities and Exchange Commission (the "SEC") with respect thereto; (ii) except as set forth therein (including in the notes thereto), have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby ("GAAP"); (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein; and (iv) are consistent with the books and records of the Company.

        Section 2.6    Absence of Certain Changes.    Other than as set forth on Schedule 2.6 of the Company Letter and except as expressly and specifically set forth in the Company SEC Reports (as defined in Section 2.22(a)) filed by the Company since January 1, 2005 and publicly available prior to the date of this Agreement, from the Company Balance Sheet Date through the date of this Agreement, (a) there has not been any Material Adverse Effect, nor have there occurred any changes, events or developments which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (b) the Company and its Subsidiaries have conducted their businesses in the Ordinary Course (as hereinafter defined) and (c) none of the Company and its Subsidiaries has taken any action that would be prohibited by Section 4.7 if taken from and after the date of this Agreement. "Ordinary Course" means (i) in the usual, regular and ordinary course of business of the Company and its Subsidiaries consistent with past practice or (ii) as contemplated by this Agreement.

        Section 2.7    Undisclosed Liabilities.    Other than as set forth on Schedule 2.7 of the Company Letter and except as expressly and specifically set forth in the Company SEC Reports filed by the Company since January 1, 2005 and publicly available prior to the date of this Agreement, none of the Company and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due), except for the following: (a) liabilities shown or reserved for on the Company Balance Sheet, (b) liabilities that have arisen since the Company Balance Sheet Date in the Ordinary Course, (c) liabilities not required by GAAP to be reflected on the Company's financial statements and that in the aggregate would not reasonably be expected to have a Material Adverse Effect and (d) liabilities contemplated by this Agreement.

        Section 2.8    Tax Matters.

          (a)   Except as set forth on Schedule 2.8(a) of the Company Letter:

  (i)
  the Company and each Subsidiary, as the case may be, has filed all Tax Returns (as defined in Section 4.14(a)) required to have been filed by it on or before the Closing Date and such Tax Returns are true, correct and complete in all material respects;

  (ii)
  all Taxes due and owing or reserved, whether or not shown as due on any Tax Return, have been timely paid;

  (iii)
  the Company and each of its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party;

  (iv)
  neither the Company nor any Subsidiary has waived in writing any statute of limitations in respect of Taxes of the Company or such Subsidiary which waiver is currently in effect and no deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries;

  (v)
  the Tax Returns referred to in clause (i) relating to U.S. federal and state income Taxes have not been examined by the Internal Revenue Service or the appropriate state taxing authority;

  (vi)
  no issues have been raised in writing by the relevant taxing authority in connection with the Tax Returns referred to in clause (i);

  (vii)
  all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) by a taxing authority have been paid in full;

  (viii)
  the financial statements contained in the Company SEC Report most recently filed with the SEC and publicly-available prior to the date hereof reflect an appropriate accrual for all Taxes payable by the Company and its Subsidiaries through the date of such financial statements;

  (ix)
  there are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any of its Subsidiaries;

  (x)
  to the Knowledge of the Company, there are no existing claims by any taxing authority in any jurisdiction in which the Company or any of its Subsidiaries does not currently file a Tax Return whereby the taxing authority asserts the obligation of the Company or any of its Subsidiaries to comply with any tax filing obligation in that jurisdiction;

  (xi)
  neither the Company nor any of its Subsidiaries has received from any taxing authority any (A) notice indicating an intent to open an audit or review, (B) a request for information related to Taxes, or (C) a notice of deficiency or proposed adjustment related to Taxes;

  (xii)
  neither the Company nor any Subsidiary has received or is subject to any private letter ruling or other ruling of a taxing authority specifically applicable to the Company or any of its Subsidiaries related to Taxes or has entered into any written or legally binding agreement with a taxing authority relating to Taxes;

  (xiii)
  the Company is not a party to any tax sharing agreement or tax allocation agreement with any other Person or entity; and

  (xiv)
  to the Knowledge of the Company there has not been any past investigation, exception or challenge with respect to the validity or the effect on the Company's Taxes of any of the Company's elections for U.S. federal income tax purposes by any Governmental Entity.

          (b)   Neither the Company nor any of its Subsidiaries has any liability for Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Sections 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

          (c)   The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (d)   Neither the Company nor its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger and the other transactions contemplated by this Agreement.

          (e)   Each of the Company and CBO REIT II, Inc. is a real estate investment trust ("REIT") as defined in Section 856(a) of the Code that has qualified as a REIT for U.S. federal income tax and Maryland state income tax purposes since its formation. Each Subsidiary of the Company, other than CBO REIT II, Inc., and each Subsidiary of CBO REIT II, Inc., is either a qualified REIT subsidiary ("QRS") under Section 856(i) of the Code, a taxable REIT subsidiary ("TRS") under Section 856(l) of the Code or a disregarded entity for U.S. federal income tax purposes. Schedule 2.8(e) of the Company Letter sets forth whether each Subsidiary of the Company is a REIT, a QRS, a TRS or a disregarded entity for U.S. federal income tax purposes. Neither the Company nor its Subsidiaries holds any asset the disposition of which would be subject to Treasury Regulations Section 1.337(d)-5, 1.337(d)-6 or 1.337(d)-7 (or any similar provision of state or local law).

          (f)    None of the Company and CBO REIT II, Inc. has engaged in any prohibited transactions within the meaning of Section 857(b)(6)(B)(iii) of the Code.

          (g)   Based upon the Company's Tax Returns as filed, and without making any other additional representation beyond those specifically made elsewhere in this Section 2.8, as of December 31, 2004, the Company's net operating losses and other loss carryforwards available for U.S. federal income tax purposes were estimated to be at least $297.5 million.

          (h)   As of the date of this Agreement, the Company does not have any earnings and profits attributable to the Company or any other corporation in any non-REIT years within the meaning of Section 857 of the Code.

          (i)    Schedule 2.8(i) of the Company Letter is a complete and accurate statement of the adjusted basis of all the regular interests held by the Company and any of its Subsidiaries as of June 30, 2005 in "real estate mortgage investment conduits" within the meaning of Section 860D(a) of the Code.

          (j)    The Company has not had any excess inclusion within the meaning of Section 860E of the Code for any taxable year beginning on or after January 1, 2001, and ending on or prior to December 31, 2004.

          (k)   Except as set forth in Schedule 2.8(k) of the Company Letter, neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) installment sale or open transaction disposition made on or prior to the Closing, or (iii) prepaid amount received on or prior to the Closing Date.

          (l)    Except as set forth on Schedule 2.8(l), neither the Company nor any of its Subsidiaries has engaged in any listed or reportable transaction within meaning of Code Section 6011, 6111 or 6112 or any comparable provision of state or local law in a jurisdiction where the Company or any of its Subsidiaries file Tax Returns.

        Section 2.9    Tangible Assets.    The Company and its Subsidiaries own or lease all tangible assets, if any, necessary for the conduct of their respective businesses as presently conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice and is in good operating condition and repair, other than where such defects or the failures to have been so maintained or to be in such condition and repair would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

        Section 2.10    Owned Real Property.    None of the Company and its Subsidiaries owns any real property.

        Section 2.11    Intellectual Property.

          (a)   The Company and its Subsidiaries own, license or otherwise have the legally enforceable right to use all patents, trademarks, trade names, service marks, copyrights, applications for patents, trademarks, trade names, service marks and copyrights, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material, if any, material to the operation of their respective businesses as presently conducted (collectively, "Company Intellectual Property"). No other Person has any rights to any of the Company Intellectual Property, and to the Company's Knowledge no other Person is infringing, violating or misappropriating any of such Company Intellectual Property that is used in the businesses of the Company and its Subsidiaries, other than such infringements, violations or misappropriations as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. "Person" means an individual, a partnership, a company, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity or any department, agency or political subdivision thereof.

          (b)   The business, operations and activities of each of the Company and its Subsidiaries as presently conducted or as conducted at any time within the two years prior to the date of this Agreement have not materially infringed or violated, or constituted a material misappropriation of, and do not now materially infringe or violate, or constitute a material misappropriation of, any intellectual property rights of any other Person, other than such infringements, violations or misappropriations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since January 1, 2003, none of the Company and its Subsidiaries has received any written or, to the Knowledge of the Company, verbal complaint, claim or notice alleging any such infringement, violation or misappropriation.

          (c)   Schedule 2.11(c) of the Company Letter sets forth each item of Company Intellectual Property (other than commercially available software generally available to the public at a license fee of less than $10,000) used by the Company or any of its Subsidiaries in the operation of its business that is not owned by the Company or any of its Subsidiaries. The Company has delivered or otherwise made available to Parent true and complete copies of all licenses, sublicenses or other agreements (each as amended to date) pursuant to which the Company or any of its Subsidiaries uses such Company Intellectual Property, all of which are set forth in Schedule 2.11(c) of the Company Letter.

        Section 2.12    Real Property Leases.

          (a)   The Company has made available to Parent true and complete copies of all real property leases and subleases of the Company or any Subsidiary of the Company (each as amended to date)

  ("Leases"). Schedule 2.12(a) of the Company Letter sets forth a list of all Leases. None of the Company and its Subsidiaries, nor, to the Knowledge of the Company, any other party to any Lease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any such other party, or permit termination or acceleration thereunder.

          (b)   Except as set forth on Schedule 2.12(b) of the Company Letter, with respect to each Lease:

            (1)   the lease or sublease is legal, valid, binding, enforceable and in full force and effect, subject to bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity;

            (2)   none of the Company and its Subsidiaries, nor, to the Knowledge of the Company, any other party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any such other party, or permit termination, modification or acceleration thereunder;

            (3)   to the Knowledge of the Company, there are no material disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

            (4)   none of the Company and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

            (5)   all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of such facilities; and

            (6)   other than in the Ordinary Course, no construction, alteration or other leasehold improvement work with respect to the lease or sublease remains to be paid for or performed by the Company or any of its Subsidiaries.

        Section 2.13    Contracts.

          (a)   Schedule 2.13(a) of the Company Letter sets forth a list of all contracts, agreements, arrangements or understandings (written or oral) to which the Company or any of its Subsidiaries (other than when a Subsidiary is acting in its capacity as special servicer and such Subsidiary is not in material default with respect thereto) is a party or by which it or any of them is bound that are material to the business, assets, financial condition or net interest margin (other than effects on net interest margin resulting from amortization charges or non-cash adjustments) of the Company and its Subsidiaries taken as a whole, including (regardless of materiality):

            (1)   all management contracts (other than when a Subsidiary is acting in its capacity as a special servicer under property management contracts, agreements, arrangements or understandings and such Subsidiary is not in material default thereunder), agreements, arrangements or understandings (written or oral) and contracts, agreements, arrangements or understandings (written or oral) with consultants (or similar arrangements);

            (2)   all contracts, agreements, arrangements or understandings (written or oral) with any Governmental Entity;

            (3)   any contract, agreement, arrangement or understanding (written or oral) relating to the employment of any individual on a full-time, consulting or other basis or relating to the severance of employment;

            (4)   all contracts, agreements, arrangements or understandings (written or oral) that limit or purport to limit the ability of the Company or any Subsidiary to compete in any line of business or with any Person or in any geographic area or during any period of time; and

            (5)   all contracts, agreements, arrangements, or understandings (written or oral) between or among the Company and an Affiliate of the Company.

          All the foregoing contracts, agreements, arrangements and understandings are herein referred to collectively as the "Contracts."

          (b)   The Company has delivered or otherwise made available to Parent a true and complete copy of each Contract (each as amended to date), other than Contracts filed as an exhibit to a Company SEC Report and Schedule 2.13(a) of the Company Letter identifies the Company SEC Report with which such Contract is on file. Each Contract filed as an exhibit to or incorporated by reference in a Company SEC Report filed by the Company since January 1, 2005 and publicly available prior to the date hereof is a true and correct copy of such Contract as currently in effect. With respect to each Contract, none of the Company and its Subsidiaries nor, to the Knowledge of the Company, any other party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any such other party, or permit termination, modification or acceleration under that Contract. Without limiting the foregoing, CRIIMI MAE Services Limited Partnership ("CMSLP") has performed all special servicing functions with respect to those Contracts that are pooling and servicing agreements or similar agreements to the extent that CMSLP is the special servicer thereunder and in all respects satisfied its obligations with respect thereto, in each case in accordance with such Contracts without any material breach or default thereunder on the part of CMSLP, and CMSLP shall retain such special servicing functions with respect to such Contracts following the Closing without any right of termination on the part of any third party (other than the customary right of the trustee thereunder to terminate for cause). All such special servicing functions are performed solely by CMSLP (other than certain property inspection functions that are sub-contracted to a third party) and no other Subsidiary of the Company nor the Company has any material obligation or potential liability with respect thereto.

          (c)   As of the date hereof, with respect to each subordinate commercial mortgage-backed security owned, directly or indirectly through an ownership interest in an issuer of collateralized debt or bond obligations, by the Company or any of its Subsidiaries, either (i) such security is a security of the "controlling class," and permits the Company or one of its Subsidiaries, subject to the conditions specified in the collateralized debt or bond obligations or the related pooling and servicing agreement, to appoint, or cause the appointment of, the special servicer of the mortgage loans subject to that agreement that are required to be "specially serviced" or (ii) the Company or one of its Subsidiaries directly or indirectly owns other related securities that are of such "controlling class" and that so permit the Company or one of its Subsidiaries to so appoint or cause the appointment of such special servicer.

        Section 2.14    Licenses and Authorizations.

          (a)   The Company and its Subsidiaries hold all material licenses, permits, certificates, franchises, ordinances, registrations, or other rights, applications and authorizations filed with, granted or issued by, or entered by any Governmental Entity, including any state or local regulatory authorities asserting jurisdiction over the Company or any of its Subsidiaries or their respective businesses or assets, that are required for the conduct of their respective businesses as currently being conducted other than such licenses, permits, certificates, franchises, ordinances, registrations or other rights, applications and authorizations the absence of which would not individually or in the aggregate materially impair the ability of the Company to consummate the transactions contemplated hereby or by the Articles of Merger or of the Company and its Subsidiaries to own and operate their respective properties, assets and businesses (collectively, the "Company Authorizations").

          (b)   The Company Authorizations are in full force and effect and have not been pledged or otherwise encumbered, assigned, suspended, modified in any material adverse respect, canceled or revoked, and each of the Company and its Subsidiaries has operated in compliance with all terms thereof or any renewals thereof applicable to it, other than where the failure to so comply would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company or its Subsidiaries to own and operate their respective properties, assets and businesses. No event has occurred with respect to any of the Company Authorizations which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such Company Authorizations. To the Knowledge of the Company, there is not pending any application, petition, objection or other pleading with any Governmental Entity having jurisdiction or authority over the operations of the Company or its Subsidiaries which questions the validity of or contests any Company Authorization or which could reasonably be expected, if accepted or granted, to result in the revocation, cancellation, suspension or any materially adverse modification of any Company Authorization.

        Section 2.15    Litigation.    Other than as disclosed in Schedule 2.15 of the Company Letter, as of the date of this Agreement (a) there is no action, suit, proceeding or investigation to which the Company or any of its Subsidiaries is a party (either as a plaintiff or defendant) pending or, to the Knowledge of the Company, threatened before any Governmental Entity, and, to the Knowledge of the Company, there is no basis for any such action, suit, proceeding or investigation; (b) none of the Company and its Subsidiaries has been permanently or temporarily enjoined by any Order, judgment or decree of any Governmental Entity from engaging in or continuing to conduct the business of the Company or its Subsidiaries; and (c) no Order, judgment or decree of any Governmental Entity has been issued in any proceeding to which the Company or any of its Subsidiaries is or was a party, or, to the Knowledge of the Company, in any other proceeding, that enjoins or requires the Company or any of its Subsidiaries to take action of any kind with respect to its businesses, assets or properties. None of the actions, suits, proceedings and investigations listed in Schedule 2.15 of the Company Letter, individually or collectively, could reasonably be expected to have a Material Adverse Effect.

        Section 2.16    Employees.    There are no collective bargaining agreements to which the Company or any of its Subsidiaries is a party. None of the Company and its Subsidiaries has experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes and no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to its employees. To the Knowledge of the Company, there is no reasonable basis to believe that the Company or any of its Subsidiaries will be subject to any labor strike or other organized work force disturbance following the Closing. Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable laws relating to employment and employment practices, workers' compensation, terms and conditions of employment, worker safety, wages and hours and the Worker Adjustment and Retraining Notification Act. Except as set forth on Schedule 2.16 of the Company Letter, there have been no claims of harassment, discrimination, retaliatory act or similar actions against any officer, director or employee of the Company or its Subsidiaries at any time during the past one year and, to the Knowledge of the Company, no facts exist that could reasonably be expected to give rise to such claims or actions. Except as set forth on Schedule 2.16 of the Company Letter, since January 1, 2002, the Company has not released any present or former officer or employee from, or otherwise waived, any provisions of such present or former officer's or employee's employment or severance agreement or arrangement with respect to his or her non-compete, non-solicitation or similar obligations.

        Section 2.17    State Takeover Statutes; Charter Ownership Limitations; Rights Agreement.    The Company has taken all action necessary to exempt (i) BREF ONE's entering into the Voting Agreement and BREF ONE's grant of a proxy to Parent pursuant to the Voting Agreement (the "Grant of a Proxy") and (ii) the Merger from the operation of any "fair price," "business combination," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute (a "Takeover Statute") enacted under the laws of the State of Maryland, including Subtitles 6 and 7 of Title 3 of the MGCL. To the Company's Knowledge, no Takeover Statute of any state other than the State of Maryland will apply to the Merger, the Voting Agreement or the Grant of a Proxy. The Board of Directors of the Company has taken all actions necessary to (i) waive or remove the application of the ownership limitations set forth in Article XI of the Articles of Amendment and Restatement of the Company to the Merger and (ii) amend the Rights Agreement to ensure that (A) none of Parent, Sub or any of their respective Affiliates (as hereinafter defined), individually or collectively, shall be deemed to be an Acquiring Person (as defined in the Rights Agreement), (B) a Distribution Date (as defined in the Rights Agreement) shall not be deemed to have occurred, no Rights shall separate from the Common Shares (as defined in the Rights Agreement) outstanding or otherwise become exerciseable pursuant to Section 7 of the Rights Agreement, and no adjustments shall be made pursuant to Section 11 of the Rights Agreement, (C) nothing in the Rights Agreement shall be construed to give any holder of Rights or any other Person (as defined in the Rights Agreement) any legal or equitable rights, remedies or claims under the Rights Agreement and (D) none of the events described in Sections 13(a)(i), (ii) or (iii) of the Rights Agreement shall be deemed to have occurred, in each case solely as a result of (1) the execution and delivery of the Merger Agreement or the Voting Agreement or (2) any of the transactions contemplated by the Merger Agreement or the Voting Agreement, including the Merger and the Grant of a Proxy. "Affiliate" has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and, in the case of the Company, includes for purposes of this Agreement those Persons set forth on Schedule 2.17 of the Company Letter.

        Section 2.18    Employee Benefits.

          (a)   Schedule 2.18(a) of the Company Letter contains a true and complete list of all "pension plans" and "welfare plans" as defined in Section 3(2) and 3(1), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in each case applied without regard to the exceptions from coverage contained in Sections 4(b)(4) or 4(b)(5) thereof, and any other plans, agreements, policies or arrangements maintained, or contributed to (or with respect to any obligation to contribute has been undertaken), by the Company or any of its Subsidiaries or any ERISA Affiliate (as hereinafter defined) of the Company or its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any obligation or liability ("Company Employee Benefit Plans"). True and complete copies of (i) all Company Employee Benefit Plans (including all amendments thereto) that have been reduced to writing; (ii) written summaries of all unwritten Company Employee Benefit Plans; (iii) all trust agreements, insurance contracts and summary plan descriptions related to the Company Employee Benefit Plans; and (iv) the annual report filed on IRS Form 5500, if applicable, for the most recent plan year for each Company Employee Benefit Plan; and (v) other than as set forth on Schedule 2.18(a) of the Company Letter, the most recent determination letter issued by the Internal Revenue Service with respect to each Company Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code, has been made available to Parent. Each Company Employee Benefit Plan has been maintained and administered in accordance with its terms and applicable Law, including ERISA and the Code, in all material respects, and each of the Company and its Subsidiaries and their respective ERISA Affiliates has in all material respects met its obligations (if any) with respect to each Company Employee Benefit Plan and has timely made all required contributions (if any) thereto. The Company and its Subsidiaries and all Company Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions (if any) of ERISA, the Code and other applicable federal, state and foreign laws and the regulations thereunder. "ERISA Affiliate" means any member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code); (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code); or (iii) an Affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code).

          (b)   None of the Company, its Subsidiaries, their respective ERISA Affiliates or any of their respective predecessors has ever contributed or been obligated to contribute to or otherwise participated in or in any way, directly or indirectly, has any liability with respect to any plan subject to Section 412 of the Code, Part 3 of Subtitle B of Title I of ERISA or Title IV of ERISA, including any "multiemployer plan" (as defined in Sections 4001(a)(3) or 3(37) of ERISA).

          (c)   Except as set forth on Schedule 2.18(c) of the Company Letter, each Company Employee Benefit Plan intended to qualify under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service regarding its qualified status under the Code for all amendments required prior to the Economic Growth and Tax Relief Reconciliation Act of 2001, and nothing has occurred, whether by action or by failure to act, that caused or could reasonably be expected to cause the revocation of such letter. No action has been threatened, asserted, instituted or, to the Knowledge of the Company, is anticipated against any of the Company Employee Benefit Plans (other than routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, the Company, its Subsidiaries, their respective ERISA Affiliates, any director, officer or employee thereof, or any of the assets of any trust of any of the Company Employee Benefit Plans. No Company Employee Benefit Plan is under, and none of the Company, its Subsidiaries and their respective ERISA Affiliates has received any notice of, an audit or investigation by the Internal Revenue Service, Department of Labor or any other Governmental Entity and no such completed audit, if any, has resulted in the imposition of any material tax or penalty. No non-exempt "prohibited transaction," within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred or is reasonably expected to occur with respect to the Company Employee Benefit Plans that could result in the imposition of a material tax or penalty on the Company or its Subsidiaries under Section 4975 of the Code or Section 502(i) or 502(l) of ERISA.

          (d)   Except as set forth on Schedule 2.18(d) of the Company Letter, (i) the consummation of the transactions contemplated by this Agreement will not give rise to any liability, including liability for severance pay, unemployment compensation, termination pay, or withdrawal liability, or accelerate the time of payment or vesting or increase the amount or value of compensation or benefits due to any employee or former employee solely by reason of such transactions or by reason of a termination following such transaction and (ii) no amounts payable under any Company Employee Benefit Plan will be non-deductible for U.S. federal income tax purposes by virtue of Sections 162(m) or 280G of the Code.

          (e)   None of the Company, any Subsidiary or any ERISA Affiliate maintains, contributes to or in any way provides for any benefits of any kind whatsoever (other than under Section 4980B of the Code, the Federal Social Security Act or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminee.

          (f)    Except as set forth on Schedule 2.18(f) of the Company Letter, (i) none of the Company, its Subsidiaries and their respective ERISA Affiliates have any material unfunded liabilities pursuant to any Company Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the Code and is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, a nonqualified deferred compensation plan or an excess benefit plan, (ii) each Company Employee Benefit Plan that is a "nonqualified deferred compensation plan" (as defined under Section 409A(d)(1) of the Code) has been operated and administered in good faith compliance with Section 409A of the Code from the period beginning January 1, 2005 through the date hereof and has not been materially modified since October 2, 2004, (iii) any amounts paid or payable pursuant to each Company Employee Benefit Plan which is a "nonqualified deferred compensation plan" (as defined under Section 409A(d)(1) of the Code) could not reasonably be expected to be includable in the gross income of a service recipient (within the meaning of IRS Notice 2005-1) or subject to interest or the additional tax imposed by Section 409A(a)(1)(B) of the Code, and (iv) all bonus, incentive, profit sharing or other payments paid by the Company and its Subsidiaries are paid within 2 1/2 months after the end of the taxable year in which the relevant services required for the payment were performed and could not reasonably be expected to be considered a "nonqualified deferred compensation plan" (as defined under Section 409A(d)(1) of the Code).

          (g)   Except as set forth on Schedule 2.18(g) of the Company Letter, no individual who performs services for the Company or its Subsidiaries and who is not treated as an employee for U.S. federal income tax purposes by the Company or its Subsidiaries could reasonably be expected to constitute an employee under applicable Law or for any purpose, including tax withholding purposes or Company Employee Benefit Plan purposes.

          (h)   Neither the Company, its Subsidiaries and their respective ERISA Affiliates, any officer or, to the Knowledge of the Company, employee thereof has made any legally binding promises or commitments to create any additional plan, agreement or arrangement, or to modify or change in any material way any existing Company Employee Benefit Plan. No event, condition or circumstance exists that could reasonably be expected to prevent the amendment or termination of any Company Employee Benefit Plan.

          (i)    Schedule 2.18(i) of the Company Letter sets forth a true and complete list of each current or former employee, officer, director or consultant of the Company and its Subsidiaries that holds (i) a stock option as of the date hereof, together with the number of shares of the Company Common Stock subject to such stock option, the date of grant of such stock option, the exercise price of such stock option, the expiration date of such stock option, the vesting schedule for such stock option and whether or not such stock option is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code and (ii) a restricted stock unit as of the date hereof, together with the number of shares of the Company Common Stock subject to such restricted stock unit, the date of grant of such restricted stock unit and the vesting schedule for such restricted stock unit.

        Section 2.19    Environmental Matters.    Each of the Company and its Subsidiaries is in compliance with all Environmental Laws (as defined hereinafter) other than where the failure to be in compliance would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect. There is no pending or, to the Knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or written notice of investigation or inquiry or written information request by any Governmental Entity, relating to any Environmental Law involving the Company or any of its Subsidiaries or any of their respective assets. No representation or warranty is made in this Section 2.19 with respect to any securitization trust for which CMSLP serves as special servicer. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any environmental condition governed by Environmental Law that can reasonably be expected to have a Material Adverse Effect. "Environmental Law" means any foreign, federal, state or local law, statute, permit, Orders, rule or regulation or the common or decisional law relating to the environment or occupational health and safety, including any statute, regulation or Order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wildlife, marine sanctuaries and wetlands, including, without limitation, all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other Persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste.

        Section 2.20    Investments.    Schedule 2.20 of the Company Letter sets forth a materially accurate and complete list of material investments, including any securities, derivative instruments, repurchase agreements, options, forwards, futures or hybrid securities ("Company Investments") owned by the Company or any of its Subsidiaries as of June 30, 2005, together with the cost basis, book or amortized value, as the case may be, and investment rating (if any) as of June 30, 2005 of each such Company Investment. None of the Company or its Subsidiaries owns any convertible or participating debt obligations.

        Section 2.21    Legal Compliance.    Each of the Company and its Subsidiaries and the conduct and operation of their respective business is and has been in compliance with each Law of any Governmental Entity that is applicable to the Company or its Subsidiaries or their respective businesses, other than where the failure to be or to have been in compliance would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company and its Subsidiaries to own and operate their respective properties, assets and businesses in the Ordinary Course.

        Section 2.22    Company SEC Reports.

          (a)   The Company has filed with the SEC each registration statement, report and proxy or information statement (including exhibits and any amendments thereto) required to be filed by the Company with the SEC since January 1, 2003 (collectively, the "Company SEC Reports"). As of the respective dates the Company SEC Reports were filed with the SEC or amended, each of the Company SEC Reports (a) complied as to form in all material respects with all applicable requirements of the Securities Act and Exchange Act and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that clause (b) shall not extend to exhibits thereto or documents incorporated by reference therein, except to the extent a statement or omission in such exhibit or document would cause to be untrue a statement of a material fact in the body of such Company SEC Report or would cause to be omitted from the body of such Company SEC Report a material fact required to be stated therein or necessary to make the statements made in the body of such Company SEC Report not misleading.

          (b)   The Company has no outstanding and unresolved comments from the SEC with respect to any of the Company SEC Reports. The consolidated financial statements of the Company (including the notes thereto) included in the Company SEC Reports complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly presented, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated financial position of the Company and its Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of operations and the consolidated statements of cash flows of the Company and its Subsidiaries for the periods presented therein. Since January 1, 2003, there has been no material change in the Company's accounting methods or principles that would be required to be disclosed in the Company's financial statements in accordance with GAAP, except as described in the notes to such Company financial statements.

          (c)   The Company and each of its officers and trustees are in compliance, and have complied, in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such Act (the "Sarbanes-Oxley Act") or the Exchange Act and (ii) the applicable listing and corporate governance rules and regulations of the NYSE. There are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (as defined under Rule 3b-7 promulgated under the Exchange Act) or director of the Company. Since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Subsidiaries has made any loans to any executive officer or director of the Company or any of its Subsidiaries. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that all material information relating to the Company, including its consolidated Subsidiaries, is made known on a timely basis to the Company's principal executive officer and its principal financial officer by others within those entities; and the Company believes that such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and its principal financial officer to material information required to be included in the Company's periodic reports required under the Exchange Act.

        Section 2.23    Transactions with Affiliates.    Except as set forth in Schedule 2.23 of the Company Letter, neither the Company nor any of its Subsidiaries has entered into any material transaction, contract or arrangement with any Affiliate (other than the Company or any of its Subsidiaries) or any officer, director or employee of the Company or a Subsidiary or other Affiliate of the Company or any of their respective relatives (each, a "Related Person") in respect of which either the Company or any of its Subsidiaries has or may in the future have continuing obligations. None of the Company and its Subsidiaries has any liability in respect of any Contract pursuant to which any assets or business has been acquired from any Related Person. Except as specifically set forth in Schedule 2.23 of the Company Letter, each material transaction, contract and arrangement with a Related Person is terminable, without penalty or other termination fee or charge, by the Company or a Subsidiary party thereto on no more than 30 days' notice.

        Section 2.24    Insurance.    Schedule 2.24 of the Company Letter lists all insurance policies maintained by the Company (the "Company Insurance Policies"). None of the Company or its Subsidiaries is in any material default with respect to its obligations under any Company Insurance Policy, and each such insurance policy is in full force and effect, is in such amounts and against such losses and risks as are consistent with industry practice for companies engaged in businesses similar to those of the Company and each of its Subsidiaries (taking into account the cost and availability of such insurance) and, in the reasonable judgment of senior management of the Company, are adequate to protect the properties and businesses of the Company and each of its Subsidiaries and all premiums due thereunder have been paid. None of the Company or its Subsidiaries has been refused any insurance with respect to its business, properties or assets, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance with which it has carried insurance since January 1, 2004. Schedule 2.24 of the Company Letter lists all claims of the Company and each of its Subsidiaries related to the businesses, assets or properties of the Company or such Subsidiary, as the case may be, which are currently pending or which have been made with an insurance carrier since January 1, 2004. From January 1, 2002 to the date hereof, neither the Company nor any of its Subsidiaries has received notice of cancellation of any Company Insurance Policy.

        Section 2.25    Investment Company Act of 1940.    Neither the Company nor any of its Subsidiaries is, or at the Closing Date will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

        Section 2.26    Opinion of Financial Advisor.    The Board of Directors of the Company has received the written opinion of Citigroup Global Markets Inc. (the "Company Financial Advisor" or "Citigroup"), dated as of October 6, 2005, to the effect that, as of such date, the consideration to be received by holders of the Shares pursuant to this Agreement is fair to such holders from a financial point of view. A copy of the written opinion of the Company Financial Advisor has been delivered to Parent. To the Knowledge of the Company, as of the date hereof, the Company Financial Advisor has not withdrawn such opinion or informed the Board of Directors of the Company that it may not rely on such opinion.

        Section 2.27    Required Vote of Company Stockholders.    The affirmative vote of the holders of two-thirds of the outstanding shares of the Company Common Stock is required to approve the Merger. No other vote of the stockholders of the Company is required by law, the Articles of Amendment and Restatement of the Company, as amended, or the by-laws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

        Section 2.28    Certain Information.    None of the information supplied by the Company or its Subsidiaries for inclusion or incorporation by reference in the proxy statement relating to the Company Stockholders' Meeting (as defined in Section 4.2(a)) (together with any amendments thereof or supplements thereto, the "Proxy Statement") will, at the time filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not extend to exhibits thereto or documents incorporated by reference therein, except to the extent a statement or omission in such exhibit or document would cause to be untrue a statement of a material fact in the body of such document or would cause to be omitted from the body of such document a material fact required to be stated therein or necessary to make the statements made in the body of such document not misleading.

        Section 2.29    Brokers.    No broker, investment banker or other Person (other than Citigroup, the fees and expenses of which will be paid by the Company, as reflected in an agreement between such firm and the Company, a true and accurate copy of which has been provided to Parent) is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

          Each of Parent and Sub represents and warrants to the Company as follows:

        Section 3.1    Organization, Corporate Power and Authority.

          (a)   Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the Province of Quebec. Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland.

          (b)   (1) Each of Parent and Sub has all the requisite power and authority to execute and deliver this Agreement and, in the case of Sub, the Articles of Merger, (2) this Agreement has been (i) duly and validly executed and delivered by each of Sub and Parent and (ii) duly and validly authorized by all necessary corporate action on the part of each of Parent and Sub, (3) the Articles of Merger will at the Closing be (i) duly and validly executed and delivered by Sub and (ii) duly and validly authorized by all necessary corporate action on the part of Sub, (4) this

  Agreement constitutes the valid and binding obligations of each of Parent and Sub enforceable against such party in accordance with their respective terms, subject as to enforceability to bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights and to general principles of equity, and (5) the Articles of Merger will at the Closing constitute the valid and binding obligation of Sub enforceable against Sub in accordance with its respective terms, subject as to enforceability to bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights and to general principles of equity.

        Section 3.2    Noncontravention.    Except for the applicable requirements of the Securities Act, the Exchange Act, any applicable state and foreign securities laws, the NYSE and the MGCL, none of the execution and delivery of this Agreement or the Articles of Merger by Parent or Sub or the consummation of the transactions contemplated hereby or thereby will (a) conflict with or violate any provision of the charter, by-laws or similar organizational documents of Parent or Sub or any of their respective Subsidiaries or (b) require on the part of Parent or Sub or any of their respective Subsidiaries any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not individually or in the aggregate reasonably be expected to have a material adverse effect on the ability of Parent or Sub to timely consummate the transactions contemplated hereby or (c) violate, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness or Lien to which Parent or Sub or any of their respective Subsidiaries is a party or by which Parent or Sub or any of its Subsidiaries is bound or to which any of their respective assets is subject or any Law applicable to Parent or Sub or any of its Subsidiaries or any of their respective properties or assets; other than, in the case of (b) or (c) above, such conflicts, violations, breaches, defaults, accelerations, terminations, cancellations, notices, consents, waivers or Liens as would not individually or in the aggregate reasonably be expected to have a material adverse effect on the ability of Parent or Sub to timely consummate the transactions contemplated hereby.

        Section 3.3    Availability of Funds.    Parent has available to it sufficient funds to deposit the Payment Fund as specified in Section 1.10(a).

        Section 3.4    Certain Information.    None of the information supplied by Parent or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement or other Company SEC Reports will, at the time filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not extend to exhibits thereto or documents incorporated by reference therein, except to the extent a statement or omission in such exhibit or document would cause to be untrue a statement of a material fact in the body of such document or would cause to be omitted from the body of such document a material fact required to be stated therein or necessary to make the statements made in the body of such document not misleading.

        Section 3.5    Investigation.    Parent and Sub acknowledge and agree that each such party has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Company and its business. Each of Parent and Sub further acknowledges and agrees that the only representations, warranties, covenants and agreements made by the Company are the representations, warranties, covenants and agreements made in this Agreement and the Company Letter, and the Company makes no other express or implied representation or warranty with respect to the Company or its business or otherwise or with respect to any other information provided by the Company or any of its Affiliates or representatives. Neither Parent nor Sub has relied upon any other representation or other information made or supplied by or on behalf of the Company or by any Affiliate or representative of the Company.

        Section 3.6    Brokers.    No broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or Sub.

ARTICLE IV.

ADDITIONAL AGREEMENTS

        Section 4.1    Preparation of the Proxy Statement.    As soon as reasonably practicable after the date hereof, but in no event later than 30 days after the date of this Agreement, the Company shall prepare for filing and file with the SEC a preliminary Proxy Statement, in a form reasonably satisfactory to Parent. The Company shall respond to comments and requests from the SEC, as appropriate, use all reasonable efforts to cause the Proxy Statement to be cleared by the SEC, thereafter mail the Proxy Statement to its stockholders entitled thereto, solicit proxies with respect to the Company Common Stock as contemplated thereby and appoint Persons to vote such proxies. The Company shall promptly deliver to Parent copies of any comments or requests with respect to the Proxy Statement that it receives from the SEC. Parent, Sub and the Company will consult and cooperate with each other in preparing such document and responding to such comments and requests and, without limiting the generality of the foregoing, Parent and Sub shall furnish to the Company the information relating to them that the Exchange Act requires to be set forth in such document, and the Company shall cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act. The parties shall promptly correct any such information which contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

        Section 4.2    Stockholder Approvals.

          (a)   The Company shall use all reasonable efforts to establish a record date for, duly call, give notice of and hold a special meeting of its stockholders (the "Company Stockholders' Meeting") as promptly as practicable for the purpose of voting upon this Agreement and the transactions contemplated hereby and obtaining the approval by its stockholders of the Merger in accordance with Section 3-105(e) of the MGCL. The Company will, through its Board of Directors, declare the Merger advisable and recommend to its stockholders approval of the Merger, shall include such declaration and recommendation in the Proxy Statement and shall not withdraw such recommendation except to the extent that the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by Section 4.10(b). Without limiting the generality of the foregoing, the Company's obligations pursuant to the first sentence of this Section 4.2(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal (as defined in Section 4.10(a)) or (ii) the withdrawal or modification by the Company's Board of Directors or any committee thereof of the approval or recommendation of this Agreement by the Company's Board of Directors or any committee thereof.

          (b)   Parent, as the sole stockholder of Sub, shall, prior to the Closing, approve the Merger in accordance with Section 3-105(e) of the MGCL.

        Section 4.3    Conditions to Merger.    Each of the Company, Parent and Sub will take all actions necessary to comply promptly with all legal requirements that may be imposed with respect to the Merger (including furnishing all information required in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their respective Subsidiaries in connection with the Merger. Each of the Company, Parent and Sub will, and will cause its Subsidiaries to, take all actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, Order, approval or waiver of, or any exemption by, any Governmental Entity required to be obtained or made by the Company, Parent or any of their respective Subsidiaries in connection with the Merger or the taking of any action contemplated by this Agreement.

        Section 4.4    Employee Benefits and Other Matters.

          (a)   To the extent that service is relevant for purposes of eligibility, vesting or the calculation or accrual of benefits (other than the accrual of benefits under any defined benefit pension plan) under any employee benefit plan, program or arrangement sponsored, maintained or contributed to by the Company, any of its Subsidiaries, Parent or any of its Affiliates for the benefit of any persons who are employees of the Company or any of its Subsidiaries immediately before and after the Effective Time (the "Company Employees"), such plan, program or arrangement shall credit such Company Employees for service earned on and prior to the Effective Time with the Company or any its Subsidiaries, or any of their respective predecessors to the same extent credited under the Company Employee Benefit Plans, except to the extent such credit would result in the duplication of benefits.

          (b)   With respect to any "welfare plan", as defined in Section 3(1) of ERISA, sponsored, maintained or contributed to for the benefit of Company Employees after the Effective Time, the Parent shall or shall cause the Company to use its commercially reasonable efforts to waive all limitations as to pre-existing conditions or evidence of insurability to the same extent waived under the Company Employee Benefit Plans and shall use its commercially reasonable efforts to provide credit to Company Employees for any co-payments, deductibles or out-of-pocket expenses paid by such Company Employees under the Company Employee Benefit Plans during the portion of the relevant plan year preceding the Effective Time, in each case to the extent permitted under the terms of the applicable policy.

          (c)   Nothing in this Agreement shall prevent the Parent or any of its Affiliates (including the Company or any of its Subsidiaries) from terminating the employment or services of any of the Company Employees at any time after the Effective Time, or otherwise shall guarantee any of the Company Employees continued employment or service with the Parent or any of its Affiliates (including the Company or any of its Subsidiaries), or any of their successors or assigns, for any period of time. No Company Employee or other agent, nor any beneficiary or dependent thereof, shall be a third party beneficiary of this Agreement or be entitled to bring any action or claim hereunder.

          (d)   Parent and the Company agree that upon the Merger the Surviving Corporation shall assume and agree to perform the Company's obligations under the change of control and stay-put agreements and other benefits set forth on Schedule 4.4(d) and Schedule 4.7(xii) of the Company Letter, and effective as of the Effective Time, Parent hereby guarantees payment of all such obligations.

        Section 4.5    Indemnification; Directors' and Officers' Insurance.    All rights to indemnification (including with respect to the advancement of attorney's fees, costs or expenses) for actual or alleged acts, errors or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective articles or certificates of incorporation or by-laws shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Time and the obligations of the Company in connection therewith shall be deemed irrevocably assumed and guaranteed, effective as of the Effective Time, by Parent and the Surviving Corporation. In the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. Parent shall, or cause the Surviving Corporation to, for not less than six years from the Effective Time, cause to be maintained in effect, to the extent available, a policy of directors' and officers' liability insurance which shall be substantially identical in terms of coverage, and have conditions substantially identical, to the policies maintained by the Company on the date hereof (provided that Parent may, or may cause the Surviving Corporation to, substitute therefor policies, including a "tail" policy, of at least the same coverage containing terms and conditions which are no less advantageous) with respect to matters occurring prior to the Effective Time; provided, further, however, that in satisfying its obligations under this Section 4.5, the Surviving Corporation shall not be obligated to pay (i) in the case of annual premiums, such premiums at a rate in excess of 250% of the rate of the Company's annual premiums for coverage for its current fiscal year (which annual premiums the Company represents and warrants to be approximately $860,000 in the aggregate) and (ii) in the case of a one-time premium payment for "tail" policies of more than $2,250,000 to obtain and maintain insurance coverage pursuant hereto for a six-year period, it being understood and agreed that Parent and the Surviving Corporation shall nevertheless be obligated to provide such coverage for such six-year period as may be obtained for such amount. The provisions of this Section 4.5 are intended to be for the benefit of, and shall be enforceable by, each Person who is or has been a director or officer of the Company or a Subsidiary of the Company, and such director's or officer's heirs and personal representatives and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

        Section 4.6    Reasonable Efforts.    Upon the terms and subject to the conditions of this Agreement, unless, to the extent permitted by Section 4.10(b), the Board of Directors of the Company approves or recommends a Superior Proposal (as defined in Section 4.10(b), each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Articles of Merger, subject to the appropriate vote of stockholders of the Company described in Section 5.1(a), including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with Takeover Statutes), (ii) the giving of all notices and obtaining of all necessary consents, approvals, waivers and exemptions from third parties, including the notices, consents, approvals, waivers and exemptions set forth in Schedule 2.3 of the Company Letter, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity with respect to the Merger or this Agreement vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

        Section 4.7    Conduct of Company's Business.    From the date of this Agreement through the Closing, the Company (a) shall maintain its existence and carry on its business in the Ordinary Course and, to the extent consistent therewith, (b) shall use all reasonable efforts to keep available the services of its current officers and employees and preserve its business relationships to the end that its goodwill and ongoing business shall continue at the time of the Closing without material change and (c) shall preserve the Company's status as a REIT within the meaning of the Code and shall not take or omit to take any action, or permit any status to exist, that would likely jeopardize, or is inconsistent with, the Company's status as a REIT for any period. Notwithstanding the foregoing, the Company shall enter into hedging transactions at the request of Parent, at the Company's sole cost and expense, as set forth on Schedule 4.7 of the Company Letter. The Company shall promptly answer any reasonable inquiries of Parent with respect to operational matters and promptly advise Parent orally and in writing of any

Material Adverse Effect or any matter which could reasonably be expected to result in the Company being unable to deliver the certificate described in Section 5.3(e). Without limiting the generality of the foregoing, during the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, except as otherwise contemplated by this Agreement or as set forth on Schedule 4.7 of the Company Letter, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Parent, subject to the fiduciary duties of CMSLP to the beneficiaries of the trust securitizations of which CMSLP acts as special servicer or in any other capacity:

    (i)
    adopt any amendment to its articles or certificate of incorporation or by-laws or other comparable organizational documents;

    (ii)
    issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of the Company Common Stock upon the exercise of stock options or vesting of restricted stock outstanding on the date hereof pursuant to the Company stock option and deferred compensation plans in accordance with their terms, the conversion of any convertible securities outstanding as of the date hereof and the issuance of shares of the Company Common Stock upon any exercise of the Warrant;

    (iii)
    (x) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, other than (A) dividends and other distributions by Subsidiaries of the Company to the Company or its wholly-owned Subsidiaries, (B) annual dividends, in an aggregate amount of no more than $100,000, paid to the preferred shareholders of CBO REIT II, Inc. and (C) the regular accumulation or payment of dividends on the Preferred Stock, (y) other than in the case of any wholly-owned Subsidiary of the Company, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its non-wholly-owned Subsidiaries of the Company or any other debt or equity securities of any of them or any rights, warrants or options to acquire any such shares or other securities;

    (iv)
    acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets or properties of or equity in, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof or (y) any assets or properties that are, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, other than any securities purchased by CRIIMI MAE Securities Trading Co., in accordance with the parameters set forth on Schedule 4.7(iv) of the Company Letter;

    (v)
    sell, lease (other than the subleasing of excess office space), license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material assets, other than in the Ordinary Course;

    (vi)
    other than in the Ordinary Course, incur or assume any indebtedness for borrowed money, guarantee any such indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee or otherwise support any debt securities or make any loans or advances to any other Person, or enter into any arrangement having the economic effect of any of the foregoing, other than indebtedness in a maximum aggregate principal amount not exceeding $5 million;

    (vii)
    alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any wholly-owned Subsidiary of the Company, except that the Company shall liquidate, dissolve or otherwise dispose of all interests in the Subsidiaries and Company Business Entities set forth on Schedule 4.7(vii) of the Company Letter prior to the Closing Date;

    (viii)
    change or modify the accounting methods, principles or practices used by it (other than changes or modifications required to be made by changes in GAAP), after the date hereof, provided that Parent receives written notice of any such changes);

    (ix)
    (A) make or rescind any material Tax election or (B) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy in relation to Taxes;

    (x)
    violate or fail to perform any obligation or duty imposed upon it by any Law, where such violation or failure, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

    (xi)
    take any action that would reasonably be expected to result in any of the conditions set forth in Section 5.1 or 5.3 not being satisfied in a timely manner as contemplated by this Agreement; or

    (xii)
    except as may be required by Law or as set forth on Schedule 4.7(xii) of the Company Letter, adopt any new employee benefit plan, incentive plan, severance plan, bonus plan, stock option plan or similar plan, make any new grants under any existing stock option plan or incentive plan, bonus plan or similar plan, amend, or otherwise modify any employee benefit plan, incentive plan, severance plan, bonus plan, stock option plan or similar plan, or enter into or amend any employment agreement or similar agreement or arrangement or grant or become obligated to grant any bonus or any increase in the compensation of directors, officers or employees, except such changes as may be required by Law; or terminate the employment of any key employee, take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercise or funding under any employee benefit plan;

    (xiii)
    settle or compromise any material litigation or waive, release or assign any material rights or claims;

    (xiv)
    enter into or amend or otherwise modify any agreement with any Person that is an Affiliate of the Company (other than agreements with wholly-owned Subsidiaries of the Company), including the Termination Agreement or, as of the date of this Agreement, is an employee, officer or director of the Company or any Subsidiary of the Company;

    (xv)
    authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any Subsidiary of the Company;

    (xvi)
    (A) materially amend or terminate, or waive compliance with the material terms of or material breaches under any Contract or (B) other than in the Ordinary Course, enter into a new contract, agreement or arrangement that, if entered into prior to the date of this Agreement, would have been a Contract;

    (xvii)
    fail to use all reasonable efforts to comply or remain in compliance with all material terms and provisions of any Contract;

    (xviii)
    authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

    (xix)
    except as specified in the second sentence of this Section 4.7, enter into new hedging arrangements or terminate or modify existing hedging arrangements.

        Section 4.8    Conduct of Parent and Sub.    From the date of this Agreement through the Closing, neither Parent nor Sub shall:

      (i)
      permit Sub to cease being a Subsidiary of Parent;

      (ii)
      take any action that would reasonably be expected to result in any of the conditions set forth in Section 5.2 or 5.1 not being satisfied in a timely manner as contemplated by this Agreement; or

      (iii)
      authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

        Section 4.9    Public Announcements.    Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to reaching mutual agreement on the language of such press release or such public statement, except as may otherwise be required by applicable law, regulation or stock exchange rule.

        Section 4.10    No Solicitation.

          (a)   It is understood and agreed that the Company, together with Citigroup, will continue the Company's auction process for the Company's assets (the "Asset Auction") until November 30, 2005. From and after December 1, 2005, however, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of the Company or any of its Subsidiaries to, (i) solicit, initiate, encourage or take any other action for the purpose of facilitating (including by way of furnishing or disclosing information), any Takeover Proposal (as defined below), (ii) except to the extent permitted by this Section 4.10, enter into any agreement, arrangement or understanding (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) with respect to any Takeover Proposal or requiring the Company to abandon, terminate or fail to consummate, or which is intended to or would reasonably be expected to result in the abandonment or termination of, or failure to consummate, the Merger or any other transaction contemplated by this Agreement, (iii) initiate or participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (iv) grant any waiver or release under any standstill or similar agreement with respect to a class of the equity securities of the Company; provided, however, that prior to the Company Stockholders' Meeting, in response to a bona fide unsolicited Takeover Proposal (or a bona fide Takeover Proposal received pursuant to the Asset Auction) received after the date hereof that the Board of Directors of the Company believes in good faith (after consultation with outside counsel and with the Company Financial Advisor or another financial advisor of nationally recognized reputation) constitutes or would reasonably be expected to result in a Superior Proposal (as defined in Section 4.10(b)), and which Takeover Proposal was not, directly or indirectly, the result of a breach of this Section 4.10, and to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority of the disinterested members thereof after receiving the advice of outside counsel, the Company and any of its officers, directors, employees, investment bankers, attorneys, accountants, agents or other advisors or representatives may, (A) participate in discussions or negotiations with the Person making such Takeover Proposal regarding such Takeover Proposal, or (B) furnish information pursuant to an appropriate confidentiality agreement (no less restrictive to the Person making such Takeover Proposal than the confidentiality agreement dated January 31, 2005, between CW Capital Investments LLC and the Company (the "Confidentiality Agreement")). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of or any investment banker, attorney, accountant, agent or other advisor or representative of the Company or any of its Subsidiaries, whether or not such Person is purporting to act on behalf of the Company, shall be deemed to be a breach of this paragraph by the Company. For all purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer, other than a proposal by Parent or Sub, for a merger, consolidation, share exchange, business combination or other similar transaction involving the Company or any of its Subsidiaries or any inquiry, proposal or offer (including, without limitation, any proposal or offer to stockholders of the Company), other than a proposal or offer by Parent or Sub, to acquire in any manner, directly or indirectly, a significant equity interest in, a significant amount of any voting securities of, or a substantial portion of the assets of, the Company or any of its Subsidiaries. Other than in connection with the Asset Auction, the Company shall immediately cease and cause to be terminated all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Takeover Proposal.

          (b)   Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval, recommendation or declaration of advisability by the Board of Directors of the Company or any such committee of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal. Notwithstanding the foregoing, the Board of Directors of the Company may (A) approve or recommend a Superior Proposal and/or (B) withdraw or modify its approval or recommendation or declaration of advisability of this Agreement or the Merger (the "Company Recommendation"), in each case as provided in Section 4.10(f). For all purposes of this Agreement, "Superior Proposal" means a bona fide written Takeover Proposal that is not solicited by, or the result of any solicitation by, the Company, any of its Subsidiaries or by any of their respective officers, directors, employees, investment bankers, attorneys, accountants, agents or other advisors or representatives after the date hereof (other than as permitted by Section 4.10(a)), made by a third party to acquire the Company pursuant to a tender or exchange offer, a merger, consolidation or business combination, a share exchange, a sale of all or substantially all its assets or otherwise (x) on terms which a majority of the disinterested members of the Board of Directors of the Company determines in their good faith judgment (based on the opinion of independent financial advisors that the value of the consideration provided for in such Takeover Proposal (after giving effect to the payment of the Expenses (as defined in Section 4.11(c)), exceeds the value of the consideration provided for in the Merger) to be more favorable to the Company and its stockholders than the Merger, (y) which is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) and (z) for which financing, to the extent required, is then fully committed or which, in the good faith judgment of a majority of such disinterested members (based on the advice of independent financial advisors), is reasonably capable of being financed by such third party. If, to the extent permitted by this Section 4.10(b), the Board of Directors of the Company (including a majority of the disinterested directors) approves or recommends a Superior Proposal, the Company may take appropriate action to render the Rights inapplicable to such Superior Proposal.

          (c)   The Company, promptly (and in any event within 48 hours of the date of receipt thereof), shall advise Parent orally and in writing of any Takeover Proposal or any inquiry with respect to or which could reasonably be expected to lead to any Takeover Proposal, the material terms and conditions of such Takeover Proposal or inquiry and the identity of the Person making any such

  Takeover Proposal or inquiry and the Company shall promptly provide to Parent copies of any written materials received by the Company in connection with any of the foregoing. The Company will keep Parent reasonably informed of the status and the material terms and conditions (including amendments and proposed amendments) of any such Takeover Proposal or inquiry. Parent and Sub shall waive any applicable confidentiality provisions to the extent necessary to allow the Company to explain the terms of this transaction to each Person, if any, making a Takeover Proposal.

          (d)   If, prior to the Company Stockholders' Meeting, the Company receives a Takeover Proposal which (i) constitutes a Superior Proposal or (ii) which a majority of the disinterested members of the Company's Board of Directors in good faith concludes proposes consideration that is more favorable to the Company's stockholders than the transactions contemplated by this Agreement and which could reasonably be expected to result in a Superior Proposal in all other respects, it shall promptly, but in any event in less than two business days, provide to Parent written notice that shall state expressly (A) that it has received a Takeover Proposal which constitutes a Superior Proposal or which could reasonably be expected to result in a Superior Proposal, and (B) the identity of the party making such Takeover Proposal and the material terms and conditions of the Takeover Proposal (the "Superior Proposal Notice").

          (e)   For a period of not less than five business days after receipt by Parent from the Company of each Superior Proposal Notice (other than pursuant to the Asset Auction), the Company shall, if requested by Parent, negotiate in good faith with Parent to permit Parent to improve the terms and conditions of this Agreement (from the viewpoint of the Company and its stockholders) so that the Company would be able to proceed with the Company Recommendation to its stockholders without making a change of recommendation.

          (f)    Notwithstanding any other provision of this Agreement, in response to the receipt of a Superior Proposal that has not been withdrawn and continues to constitute a Superior Proposal after compliance by the Company with Section 4.10(e), the Board of Directors of the Company may withhold or withdraw the Company Recommendation and, in the case of a Superior Proposal that is a tender or exchange offer made directly to its stockholders, may recommend that its stockholders accept the tender or exchange offer (any of the foregoing actions, whether by the Board of Directors or a committee thereof, a "Change of Recommendation"), if both of the following conditions are met:

    (i)
    the Company Stockholders' Meeting has not occurred; and

    (ii)
    a majority of the disinterested members of the Board of Directors of the Company has concluded in good faith, following consultation with its outside legal counsel, that, in light of such Superior Proposal, the failure of the Board of Directors to effect a Change of Recommendation would result in a breach of its fiduciary obligations to its stockholders under applicable Law.

        Section 4.11    Fees and Expenses.

          (a)   Except as provided in Section 4.11(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses.

          (b)   Provided that neither Parent nor Sub is in material breach of its representations, warranties or agreements under this Agreement, (i) if this Agreement is terminated by the Company pursuant to Section 6.1(e) or 6.1(g), (ii) if this Agreement is terminated by Parent pursuant to Section 6.1(e) or (f) or (iii) if (A) after the date of this Agreement, (x) any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall have publicly made or otherwise communicated to the Board of Directors of the Company a bona fide Takeover Proposal or (y) it shall have been publicly disclosed that any Person or "group" has beneficial ownership (determined for the purpose of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of more than 15% of the outstanding shares of the Company Common Stock or (z) Parent has the right to terminate this Agreement under Section 6.1(f) because the Board of Directors of the Company shall or shall resolve to take any action referred to therein, (B) the stockholders of the Company do not approve the Merger at the Company Stockholders' Meeting called for such purpose pursuant to Section 5.1(a) or this Agreement is terminated pursuant to Section 6.1(d) prior to the Company Stockholders' Meeting being held and (C) a Takeover Proposal is consummated within 12 months after the Company Stockholders' Meeting or such termination, as the case may be, then, in the case of clauses (i), (ii) or (iii) of this Section 4.11(b), the Company shall pay to Parent in same-day funds (notwithstanding paragraph (a) of this Section 4.11) all the Expenses, on the date of such termination, in the case of clause (i) or (ii) of this Section 4.11(b), or on the date of the consummation of such Takeover Proposal, in the case of clause (iii) of this Section 4.11(b).

          (c)   "Expenses" means the amount in cash necessary to permit Parent fully to reimburse itself and Sub and their Affiliates for all reasonable third-party out-of-pocket fees and expenses incurred at any time prior to the termination of this Agreement by any of them or on their behalf in connection with the proposed acquisition of the Company, the Merger, the preparation of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of counsel, investment banking firms, financial advisors, accountants, experts and consultants to Parent and Sub or any of their Affiliates, all as shown in a reasonably detailed, itemized statement to be furnished by Parent to the Company; provided, however, that the Expenses (i) shall not exceed $2 million and (ii) shall not include any costs of any hedging transactions entered into by Parent, Sub or any of their Affiliates.

          (d)   In the event that the Expenses become payable by the Company (i) pursuant to Section 4.11(b)(i), but only as a result of a termination of this Agreement on or after January 1, 2006, (ii) pursuant to Section 4.11(b)(ii), but only as a result of a termination of this Agreement on or after January 1, 2006, pursuant to Section 6.1(f), or (iii) pursuant to Section 4.11(b)(iii), but only as a result of a termination of this Agreement on or after January 1, 2006, then, in addition to such Expenses, the Company shall pay to Parent $8 million in same-day funds on the date of such termination, in the case of clause (i) or (ii) of this Section 4.11(d), or on the date of the consummation of the Takeover Proposal referred to in Section 4.11(b)(iii)(C), in the case of clause (iii) of this Section 4.11(d).

        Section 4.12    State Takeover Laws.    If any Takeover Statute shall become applicable to the transactions contemplated hereby, Parent, Sub and the Company and their respective Board of Directors shall use all reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

        Section 4.13    Rights Agreement.    The Board of Directors of the Company shall take all further actions (in addition to that referred to in Section 2.17) (including amending the Rights Agreement), if any, necessary to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement.

        Section 4.14    Certain Tax Matters.

          (a)   Definitions.    Where used in this Agreement, the following terms shall have the following meanings:

          "Code" shall mean the Internal Revenue Code of 1986.

          "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, environmental (including taxes under Code Section 59A), stamp, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any person with respect to the liability for, or sharing of, Taxes (including pursuant to Treasury Regulations Section 1.1502-6 or comparable provisions of state, local or foreign Tax law) and including any liability for Taxes as a transferee or successor, by contract or otherwise.

          "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

          (b)   Excise Taxes. Notwithstanding anything herein to the contrary, Parent shall pay, and shall indemnify the stockholders of the Company against, any real property transfer Tax, sales Tax, use Tax, stamp Tax, stock transfer Tax or other similar excise Tax imposed on the transactions contemplated by this Agreement.

          (c)   Tax Returns. (i) The Company shall file or cause to be filed when due (taking into account all properly obtained extensions) all Tax Returns that are required to be filed by or with respect to the Company and each Subsidiary on or before the Closing Date and shall remit or cause to be remitted any Taxes due in respect of such Tax Returns and shall furnish copies of such Tax Returns as filed to Parent; provided, however, all such Tax Returns shall be prepared in a manner consistent with the prior Tax Returns of the Company, unless otherwise required by Law; and (ii) Parent shall file or cause to be filed when due (taking into account all properly obtained extensions) all Tax Returns that are required to be filed by or with respect to the Company and each Subsidiary after the Closing Date and shall remit or cause to be remitted any Taxes due in respect of such Tax Returns.

          (d)   Tax Contests. The Company shall have the sole right to represent the Company's and each Subsidiary's interests in any Tax audit or examination or administrative or court proceeding taking place on or before the Closing Date, and to employ counsel of its choice at its expense. The Company shall promptly notify Parent of the Company's receipt of notice of any such Tax audit or examination or administrative or court proceeding.

          (e)   REIT Qualification of CBO REIT II, Inc. So long as any bonds issued by trusts formed by subsidiaries of CBO REIT II, Inc. under the indentures dated May 8, 1998, and December 20, 1996, respectively, remain outstanding, Parent, Sub and the Company shall, and each of them is hereby authorized to, take all actions necessary to continue at all times before and after the Closing Date the qualification of CBO REIT II, Inc. as a REIT for U.S. federal income tax purposes (including complying with all applicable distribution requirements to maintain REIT qualification at all times and making a new REIT election for CBO REIT II, Inc. following the Closing Date, if doing so is required to continue such REIT qualification).

        Section 4.15    Observer Rights.    Between the date of this Agreement and the Closing Date, the Company shall permit at least one but no more than three representatives designated by Parent to attend and observe, on a non-voting basis, all meetings and other proceedings of CMSLP's credit committee.

ARTICLE V.

CONDITIONS

        Section 5.1    Conditions to each Party's Obligation to Effect the Merger.    The respective obligation of each of Parent, Sub and the Company to effect the Merger shall be subject to the satisfaction prior to the Closing Date of each of the following conditions:

          (a)   Stockholder Approval. The stockholders of the Company shall have approved the Merger in accordance with Section 3-105(e) of the MGCL.

          (b)   Consents. All necessary material consents and approvals of any Governmental Entity required for the consummation of the transactions contemplated by this Agreement, if any, shall have been obtained.

          (c)   No Order. No court or other Governmental Entity having jurisdiction over the Company, Parent or Sub, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any Law or Order which is then in effect and has the effect of making the Merger illegal or otherwise restricting the Closing or any provision of the Articles of Merger.

        Section 5.2    Conditions to the Company's Obligations.    The obligation of the Company to effect the Merger shall be subject to the fulfillment (or waiver by the Company) at or prior to the Closing Date of each of the following conditions:

          (a)    Performance of Obligations.    Parent and Sub shall have performed in all material respects each of their respective agreements contained in this Agreement required to be performed at or prior to the Closing.

          (b)    Representations and Warranties.    Each of the representations and warranties of Parent and Sub contained in this Agreement shall be true and correct at and as of the Closing Date as if made at and as of such date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such certain date), other than as would not result in a material adverse effect on the ability of Parent or Sub timely to consummate the transactions contemplated hereby.

          (c)    Officer's Certificate.    A certificate executed on behalf of Parent by a senior executive officer of the Parent, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied, shall have been delivered to the Company.

        Section 5.3    Conditions to the Parent's and Sub's Obligations.    The obligation of Parent and Sub to effect the Merger shall be subject to the fulfillment (or waiver by Parent and Sub) at or prior to the Closing Date of each of the following conditions:

          (a)    Performance of Obligations.    The Company shall have performed in all material respects each of its respective agreements contained in this Agreement required to be performed at or prior to the Closing.

          (b)    Representations and Warranties.    Each of the representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Closing Date as if made at and as of such date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such certain date), except as would not reasonably be expected to result in a Material Adverse Effect.

          (c)    Material Adverse Effect.    Since the date of this Agreement, there shall have occurred no changes, events or developments which, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect.

          (d)    Consents.    Parent shall have received evidence, in form and substance reasonably satisfactory to it, that the Company and its Subsidiaries have obtained all material consents, authorizations, Orders, approvals, waivers and exemptions of Governmental Entities required, if any, in connection with this Agreement and the transactions contemplated hereby.

          (e)    Officer's Certificate and Updated Schedule.    A certificate executed on behalf of the Company by a senior executive officer of the Company to the effect that the conditions set forth in paragraphs (a), (b) and (c) above have been satisfied shall have been delivered to Parent. The Company shall have delivered to Parent an updated Schedule 2.15 of the Company Letter setting forth thereon the information required by Section 2.15 as of a date not more than three days prior to the Closing Date.

          (f)    No Litigation.    There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity: (i) challenging the acquisition by Parent and Sub of any Shares, seeking to restrain or prohibit the consummation of the Merger, or seeking to place limitations on the ownership of Shares by Parent or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries or Affiliates of any portion of any business or of any assets of the Company, Parent or any of their respective Subsidiaries, or to compel the Company, Parent or any of their respective Subsidiaries to divest or hold separate any portion of any business or of any assets of the Company, Parent or any of their respective Subsidiaries, as a result of the merger, (iii) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company or any of its Subsidiaries or (iv) otherwise constituting a Material Adverse Effect, in each case except as would not reasonably be expected to result in a Material Adverse Effect.

          (g)    Tax Opinion.    Parent shall have received (i) a tax opinion, dated as of the Closing Date, from Sidley Austin Brown & Wood LLP, substantially in the form of Schedule 5.3(g) of the Company Letter, and (ii) another tax opinion, dated as of the Closing Date, from Sidley Austin Brown & Wood LLP, in form and substance reasonably satisfactory to Parent's United States tax counsel, to the effect that, based on customary representations of the Company concerning the ownership, activities, distributions and investments of the Company and CBO REIT II, Inc. and certain undertakings of the Company with respect to its using the deficiency dividend procedures of Section 860 of the Code in certain contingencies: (x) each of the Company and CBO REIT II, Inc., as of the Closing Date, is qualified as a REIT within the meaning of Section 856(a) of the Code and, in the case of the Company, has qualified as a REIT since January 27, 2004, and, in the case of CBO REIT II, has qualified as a REIT since its formation as a state law corporation; and (y) except for CBO REIT II, Inc. and Subsidiaries which are treated as disregarded entities for federal income tax purposes, each Subsidiary of the Company, as of the Closing Date, is treated as a QRS within the meaning of Section 856(i) of the Code or a TRS within the meaning of Section 856(l) of the Code as set forth in Schedule 2.8(e) of the Company Letter and each has qualified as a QRS or TRS since January 27, 2004.

          (h)    Tax Certificate.    The Company shall have delivered to Parent a certificate dated the Closing Date and sworn under penalty of perjury stating that it is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code, and in form and substance required under Treasury Regulations 1.897-2(h).

        Section 5.4    Frustration of Closing Conditions.    None of the parties hereto may rely on the failure of any condition set forth in this Article V to be satisfied if such failure was caused by such party's failure to act in good faith or its breach of the covenants contained in this Agreement.

ARTICLE VI.

GENERAL

        Section 6.1    Termination.    This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of any matters presented in connection with the Merger by the stockholders of the Company:

          (a)   by mutual written consent of Parent and the Company;

          (b)   (i) by either Parent or the Company if there has been a material breach of the covenants and agreements set forth in this Agreement on the part of Parent or Sub, in the case of a termination by the Company, or the Company, in the case of a termination by Parent, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach from the non-breaching party;

            (ii)   by Parent if there has been a breach of representation or warranty of the Company set forth in this Agreement, other than as would not be reasonably expected to have a Material Adverse Effect, which breach has not been cured within ten business days following receipt by the Company of notice of such breach from Parent;

            (iii)  by the Company if there has been a breach of representation or warranty of Parent or Sub set forth in this Agreement, other than as would not be reasonably expected to have a material adverse effect on the ability of Parent or Sub to timely consummate the transactions contemplated hereby, which breach has not been cured within ten business days following receipt by Parent or Sub of notice of such breach from the Company;

          (c)   by either Parent or (if the Company has not violated Section 4.1, 4.2 or 4.10) the Company if (i) any Law permanently preventing the consummation of the Merger shall be in effect or (ii) any permanent Order, decree, ruling or other action of a court or other competent authority restraining, enjoining or otherwise preventing the consummation of the Merger shall have become final and non-appealable;

          (d)   by either the Parent or the Company if the Merger shall not have been consummated before March 31, 2006, unless the failure to consummate the Merger is caused by or the result of a material breach of this Agreement by the party seeking to terminate this Agreement (or by Sub, in the case of a termination by Parent); provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a non-final Order, decree, ruling or other action restraining, enjoining or otherwise preventing the consummation of the Merger;

          (e)   by either Parent or (if the Company has not violated Section 4.1, 4.2 or 4.10 and has paid to Parent an amount in cash equal to all amounts payable pursuant to Section 4.11(b)) the Company if any required approval of the Merger by the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of such stockholders or at any adjournment thereof;

          (f)    by Parent if the Board of Directors of the Company shall or shall resolve to (i) not recommend, or withdraw its approval or recommendation of, the Merger, this Agreement or any of the transactions contemplated hereby, (ii) modify such approval or recommendation in a manner adverse to Parent or Sub or (iii) approve or recommend a Superior Proposal pursuant to Section 4.10(b); and

          (g)   by the Company if (i) (x) to the extent permitted by Section 4.10(b), the Board of Directors of the Company approves or recommends a Superior Proposal or withdraws its approval or recommendation of this Agreement or the Merger and (y) the Company concurrently enters into a definitive agreement with respect to such Superior Proposal with the Person making such Superior Proposal and (ii) the Company has paid to Parent an amount in cash equal to all amounts payable pursuant to Section 4.11.

        In the event of termination of this Agreement by either Parent or the Company, as provided in this Section 6.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of Parent, Sub or the Company, or their respective officers, directors, managers, members or partners, except for (i) liability under Section 2.29 (Brokers), Section 3.6 (Brokers), Section 3.5 (Investigation), Section 4.11 (Fees and Expenses), this Section 6.1 and the other sections of Article VI (all of which shall survive the termination) and (ii) nothing set forth in this Agreement shall relieve any party from liability or damages resulting from any willful breach of this Agreement.

        Section 6.2    Non-Survival of Representations and Warranties.    The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the earlier of (i) the Effective Time and (ii) except as expressly provided in the last paragraph of Section 6.1, the termination of this Agreement.

        Section 6.3    Notice.    Any notice hereunder shall be deemed given only when such notice is in writing and is delivered by messenger or courier or, if sent by fax, when received. All notices, requests and other communications hereunder shall be delivered by courier or messenger or shall be sent by facsimile to the following addresses:

          (i)    If to the Parent or Sub, at the following address:

      Cadim
      1000 Place Jean Paul Riopelle
      Suite A-300
      Montreal (Quebec)
      H2Z 2B6, Canada
      Facsimile: (514) 875-3327
      Attention: Corporate Secretary

    with a copy by facsimile or messenger or courier to:

      Proskauer Rose LLP
      1585 Broadway
      New York, NY 10036
      Facsimile: (212) 969-2900
      Attention: Allan R. Williams

          (ii)   If to the Company, at the following address:

      CRIIMI MAE Inc.
      11200 Rockville Pike
      Rockville, Maryland 20852
      Facsimile: (301) 255-4714
      Attention: General Counsel

    with a copy by facsimile or messenger or courier to:

      Sidley Austin Brown & Wood LLP
      787 Seventh Avenue
      New York, New York 10019
      Facsimile: (212) 839-5599
      Attention: Joseph W. Armbrust

or to such other respective addresses as may be designated by notice given in accordance with this Section 6.3.

        Section 6.4    Complete Agreement; No Third-Party Beneficiaries.    This Agreement, the Articles of Merger and the Company Letter constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection therewith. Except as specified in Section 4.5, this Agreement is not intended to confer upon any Person other than the Company, Parent and Sub any rights or remedies hereunder.

        Section 6.5    GOVERNING LAW.    EXCEPT TO THE EXTENT THAT THE MGCL GOVERNS THE EFFECTS OF THE MERGER, THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS. PARENT, SUB AND THE COMPANY HEREBY CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR TO DETERMINE THE RIGHTS OF ANY PARTY HERETO.

        Section 6.6    No Assignment.    Neither this Agreement nor any rights or obligations under it are assignable by any party without the written consent of the other parties.

        Section 6.7    Headings.    The descriptive headings of the articles, sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

        Section 6.8    Counterparts.    This Agreement may be executed in one or more counterparts and by different parties in separate counterparts. All such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.

        Section 6.9    Interpretation.    The word "including", when used herein, shall be deemed to mean "including, without limiting the generality of the foregoing". When a reference is made in this Agreement to an Article, a Section or an Exhibit, such reference shall be to an article of this Agreement, a section of this Agreement or an Exhibit attached to this Agreement, respectively, unless otherwise indicated.

        Section 6.10    Remedies; Waiver.    All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right. Notwithstanding any other provision of this Agreement, it is understood and agreed that remedies at law would be inadequate in the case of any breach of the covenants contained in this Agreement. The Company, Parent and Sub shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants by any other party.

        Section 6.11    Confidentiality.    The parties agree that any information heretofore or hereafter provided by the Company to Parent or Sub shall, until the Effective Date, be subject to the confidentiality provisions of the Confidentiality Agreement, and until the Effective Date Parent and Sub agree to keep such information confidential to the extent required by such confidentiality provisions, without giving effect to the termination provisions of such agreement.

        Section 6.12    Severability.    Any invalidity, illegality or unenforceability of any provision of this Agreement in any jurisdiction shall not invalidate or render illegal or unenforceable the remaining provisions hereof in such jurisdiction and shall not invalidate or render illegal or unenforceable such provisions in any other jurisdiction. The Company and the Parent and Sub shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

        Section 6.13    Amendment; Waiver.    This Agreement may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

        IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Amended and Restated Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized all as of the date first written above.

CDP CAPITAL-FINANCING INC.
By:	/s/ LINE LEFBVRE Name: Line Lefbvre Title: Executive Vice President and Chief Financial Officer
By:	/s/ MARISA GIANNETTI Name: Marisa Giannetti Title: Senior Director—Legal Affairs
CADIM W.F. CO.
By:	/s/ LINE LEFBVRE Name: Line Lefbvre Title: Vice President
By:	/s/ MARISA GIANNETTI Name: Marisa Giannetti Title: Vice President
CRIIMI MAE INC.
By:	/s/ BARRY S. BLATTMAN Name: Barry S. Blattman Title: Chairman and Chief Executive Officer

INDEX OF DEFINED TERMS

Affiliate	Section 2.17
Agreement	Preamble
Articles of Merger	Section 1.1
Asset Auction	Section 4.10(a)
BREF ONE	Recitals
Capital Stock	Section 2.2(a)
Cash Amount	Section 1.7(a)
Certificates	Section 1.10(b)
Change of Recommendation	Section 4.10(f)
Citigroup	Section 2.26
Closing	Section 1.3
Closing Date	Section 1.3
CMSLP	Section 2.13(b)
Code	Section 4.14(a)
Company	Preamble
Company Authorizations	Section 2.14(a)
Company Balance Sheet Date	Section 2.5
Company Business Entity	Section 2.4(a)
Company Common Stock	Recitals
Company Employee Benefit Plans	Section 2.18(a)
Company Employees	Section 4.4(a)
Company Financial Advisor	Section 2.26
Company Insurance Policies	Section 2. 24
Company Intellectual Property	Section 2.11(a)
Company Investments	Section 2.20
Company Letter	Article II
Company Recommendation	Section 4.10(b)
Company SEC Reports	Section 2.22(a)
Company Stockholders' Meeting	Section 4.2(a)
Company Stock Options	Section 1.9(a)
Company Stock Option Plans	Section 1.9(a)
Confidentiality Agreement	Section 4.10(a)
Constituent Corporations	Section 1.1
Contracts	Section 2.13(a)
Deferred Compensation Plan	Section 1.9(b)
Department	Section 1.2
Effective Time	Section 1.2
Environmental Law	Section 2.19
ERISA	Section 2.18(a)
ERISA Affiliate	Section 2.18(a)
Exchange Act	Section 2.3
Expenses	Section 4.11(c)
GAAP	Section 2.5
Governmental Entity	Section 2.3
Grant of a Proxy	Section 2.17
Knowledge of the Company	Section 2.2(c)
Law	Section 2.3
Leases	Section 2.12(a)
Liens	Section 2.2(b)

1

Material Adverse Effect	Section 2.1(a)
Merger	Recitals
MGCL	Section 1.1
NYSE	Section 2.3
Order	Section 2.3
Ordinary Course	Section 2.6
Parent	Preamble
Paying Agent	Section 1.10(a)
Payment Fund	Section 1.10(a)
Person	Section 2.11(a)
Preferred Stock	Section 2.2(a)
Proxy Statement	Section 2.28
QRS	Section 2.8(e)
REIT	Section 2.8(e)
Related Person	Section 2.23
Rights	Section 2.2(a)
Rights Agreement	Section 2.2(a)
Sarbanes-Oxley Act	Section 2.22(c)
SEC	Section 2.5
Securities Act	Section 2.2(b)
Series B Preferred Stock	Section 2.2(a)
Series H Preferred Stock	Section 2.2(a)
Share	Section 1.7(a)
Sub	Preamble
Subsidiary	Section 1.7(a)
Superior Proposal	Section 4.10(b)
Superior Proposal Notice	Section 4.10(d)
Surviving Corporation	Section 1.1
Takeover Proposal	Section 4.10(a)
Takeover Statute	Section 2.17
Tax	Section 4.14(a)
Tax Return	Section 4.14(a)
Termination Agreement	Recitals
TRS	Section 2.8(e)
Voting Agreement	Recitals
Warrant	Section 2.2(a)

2

Appendix B

October 6, 2005

The Board of Directors
CRIIMI MAE Inc.
11200 Rockville Pike
Rockville, MD 20852

Members of the Board:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of CRIIMI MAE Inc. ("CMM") of the Merger Consideration (defined below) to be received by such holders pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the "Merger Agreement") to be entered into among CMM, CDP Capital-Financing Inc. ("Parent") and Cadim W.F. Co. ("Sub"). As more fully described in the Merger Agreement, (i) Sub will be merged with and into CMM (the "Merger") and (ii) each outstanding share of the common stock, par value $0.01 per share, of CMM ("CMM Common Stock") will be converted into the right to receive $20.00 in cash (the "Merger Consideration").

        In arriving at our opinion, we reviewed a draft dated October 5, 2005 of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of CMM concerning the business, operations and prospects of CMM. We examined certain publicly available business and financial information relating to CMM as well as certain financial forecasts and other information and data relating to CMM which were provided to or discussed with us by the management of CMM. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of CMM Common Stock; the historical and projected cash flows and other operating data of CMM; and the capitalization and financial condition of CMM. In connection with our engagement and at the direction of CMM, we were requested to approach, and we held discussions with, third parties to solicit indications of interest in the possible acquisition of CMM or its assets. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

        In rendering our opinion, we have assumed and relied, without assuming any responsibility for independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of CMM that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data relating to CMM, including CMM's calculation of the fair market value of its underlying assets, provided to or otherwise reviewed by or discussed with us, we have been advised by the management of CMM that such forecasts, other information, data and calculation of fair market value, were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of CMM as to the future financial performance of CMM. We have assumed, with your consent, that the Merger will be consummated in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any material term or condition of the Merger Agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be

B-1

imposed that would have an adverse effect on CMM or the Merger. Representatives of CMM have advised us, and we further have assumed, that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by us. Our opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for CMM or the effect of any other transaction in which CMM might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof.

        Citigroup Global Markets Inc. has acted as financial advisor to CMM in connection with the proposed Merger and will receive a fee for such services, all of which is contingent upon the consummation of the Merger. We will not receive an additional fee for the delivery of this opinion. We and our affiliates in the past have provided, and currently provide, services to Brascan Corporation, a significant shareholder of the Company, unrelated to the proposed Merger, including advisory and financing services, for which services we and such affiliates have received and expect to receive compensation. Barry S. Blattman, a managing partner of Brascan Corporation's affiliate, Brascan Real Estate Financial Partners LLC, currently serves as the Chairman of the Board of Directors and CEO of the Company. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of CMM, Brascan Corporation and Parent for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with CMM, Brascan Corporation, Parent and their respective affiliates.

        Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of CMM in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger.

        Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of CMM Common Stock.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

B-2

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CRIIMI MAE INC.

SPECIAL MEETING OF STOCKHOLDERS
January 18, 2006

        The undersigned holder(s) of Common Stock of CRIIMI MAE Inc., a Maryland corporation (the "Company"), hereby acknowledge(s) receipt of the Proxy Statement and the Notice of the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held on January 18, 2006, at 10:00 a.m., local time, at the Benjamin Hotel, New York, and hereby further revoke(s) all previous proxies and appoint(s) Barry S. Blattman, Mark A. Libera and Susan B. Ralley, and each of them, as proxies of the undersigned, with full power of substitution, to vote all shares of stock of the Company that the undersigned is or are entitled to vote and to represent the undersigned and to vote for and in the name of the undersigned, at the Special Meeting and any adjournment or postponement thereof with the same effect as if the undersigned were present, for the following purposes:

	For	Against	Abstain
PROPOSAL 1. To approve the merger of Cadim W.F. Co. with and into the Company as contemplated by the Amended and Restated Agreement and Plan of Merger dated as of October 6, 2005, as amended and restated as of November 30, 2005, among the Company, CDP Capital Financing Inc, and Cadim W.F. Co.	☐	☐	☐
	For	Against	Abstain
PROPOSAL 2. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof, including to consider any procedural matters incidental to the conduct of the Special Meeting, such as the approval of any proposal to adjourn the Special Meeting to a later date to solicit additional proxies in favor of Proposal 1 in the event there are not sufficient votes for the approval of Proposal 1 at the Special Meeting.	☐	☐	☐

        THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE, IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

        YOUR VOTE IS IMPORTANT TO THE COMPANY.

        Certain shareholders who hold their shares in "street name" and live in the same household may receive only one copy of this Proxy Statement. This practice is known as "householding." If you hold your shares in "street name" and would like additional copies of these materials, please contact your broker. If you receive multiple copies and would prefer to receive only one, please contact your broker as well. The Company does not currently use householding for record holders and will send notice to record holders before using householding, giving record holders the opportunity to continue to receive multiple copies in the same household.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CRIIMI MAE INC.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above Co-holder (if any) sign above

^ Detach above card, sign, date and mail in postage-paid envelope provided. ^

CRIIMI MAE INC.

        (Please sign exactly as your name appears on your stock certificate.) When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
FORWARD-LOOKING STATEMENTS
SUMMARY
The Special Meeting
The Merger
THE SPECIAL MEETING
APPROVAL OF THE MERGER
THE MERGER AGREEMENT
MARKET PRICE OF OUR COMMON STOCK AND DIVIDEND DATA
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER MATTERS
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

ARTICLE I. THE MERGER
ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
ARTICLE IV. ADDITIONAL AGREEMENTS
ARTICLE V. CONDITIONS
ARTICLE VI. GENERAL
INDEX OF DEFINED TERMS
SPECIAL MEETING OF STOCKHOLDERS January 18, 2006
CRIIMI MAE INC.